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                              ACQUISITION AGREEMENT


                         Dated as of September 15, 1997


                                  By and Among


                                   OMI CORP.,


                         UNIVERSAL BULK CARRIERS, INC.,


                          MARINE TRANSPORT LINES, INC.


                                       and


               THE PERSONS SET FORTH ON EXHIBIT A ATTACHED HERETO


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

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----



ARTICLE I  DEFINITIONS......................................................  2
         ss.1.1   Definitions...............................................  2
         ss.1.2   Principles of Construction................................ 14

ARTICLE II  ACQUISITION OF STOCK............................................ 14
         ss.2     Acquisition of Stock...................................... 14
         ss.2.2   Consideration and Adjustments............................. 15
         ss.2.3   Closing................................................... 26

ARTICLE III  REPRESENTATIONS OF THE COMPANY................................. 27
         ss.3     Representations of the Company............................ 27
         ss.3.1   Existence and Good Standing............................... 27
         ss.3.2   Capital Stock............................................. 27
         ss.3.3   Authorization and Validity of this Agreement.............. 27
         ss.3.4   Subsidiaries and Investments.............................. 28
         ss.3.5   Financial Statements; No Material Changes................. 30
         ss.3.6   Books and Records......................................... 31
         ss.3.7   Title to Properties; Encumbrances......................... 31
         ss.3.8   Real Property............................................. 32
         ss.3.9   Intellectual Property..................................... 32
         ss.3.10  Leases.................................................... 33
         ss.3.11  Material Contracts........................................ 34
         ss.3.12  Consents and Approvals; No Violations..................... 36
         ss.3.13  Litigation................................................ 36
         ss.3.14  Taxes..................................................... 37
         ss.3.15  Insurance................................................. 40
         ss.3.16  Compliance with Laws...................................... 40
         ss.3.17  Employment Relations...................................... 41
         ss.3.18  Company Employee Benefit Plans............................ 42
         ss.3.19  Interests in Customers, Suppliers, etc.................... 54
         ss.3.20  Environmental Matters and Claims.......................... 55
         ss.3.21  Compensation of Employees................................. 57
         ss.3.22  Conduct of Business....................................... 57
         ss.3.23  Restrictive Documents..................................... 57

                                      (i)

                                                                           Page
                                                                           ----
         ss.3.24  No Changes Since Company Balance Sheet Date............... 58
         ss.3.25  Condition of Assets....................................... 59
         ss.3.26  Limitation of Warranties.................................. 59
         ss.3.27  Broker's or Finder's Fees................................. 60
         ss.3.28  Disclosure................................................ 60
         ss.3.29  Copies of Documents....................................... 61

ARTICLE IV  REPRESENTATIONS OF THE SHAREHOLDERS............................. 61
         ss.4     Representations of the Shareholders....................... 61
         ss.4.1   Ownership of Stock........................................ 61
         ss.4.2   Authorization and Validity of Agreement................... 62
         ss.4.3   Restrictive Documents..................................... 62
         ss.4.4   Acquisition for Investment................................ 63
         ss.4.5   Limitation of Warranties.................................. 64
         ss.4.6   Broker's or Finder's Fees................................. 65

ARTICLE V  REPRESENTATIONS OF THE ACQUIROR.................................. 65
         ss.5     Representations of the Acquiror........................... 65
         ss.5.1   Capital Stock............................................. 65
         ss.5.2   Existence and Good Standing; Power and Authority.......... 66
         ss.5.3   Subsidiaries and Investments.............................. 67
         ss.5.4   Consents and Approvals; No Violations..................... 69
         ss.5.5   Restrictive Documents..................................... 69
         ss.5.6   Books and Records......................................... 70
         ss.5.7   Financial Statements; No Material Changes................. 70
         ss.5.8   Title to Properties; Encumbrances......................... 72
         ss.5.9   Real Property............................................. 72
         ss.5.10  Intellectual Property..................................... 73
         ss.5.11  Leases and Ship Charters.................................. 73
         ss.5.12  Material Contracts........................................ 74
         ss.5.13  Litigation................................................ 76
         ss.5.14  Taxes..................................................... 76
         ss.5.15  Insurance................................................. 79
         ss.5.16  Acquisition for Investment................................ 80
         ss.5.17  Compliance with Laws...................................... 80
         ss.5.18  Employment Relations...................................... 81
         ss.5.19  Acquiror Employee Benefit Plans........................... 81
         ss.5.20  Interests in Customers, Suppliers, etc.................... 94
         ss.5.21  Environmental Matters and Claims.......................... 94
         ss.5.22  Compensation of Employees................................. 95
         ss.5.23  Conduct of Business....................................... 96
         ss.5.24  No Changes Since Domestic Businesses Balance Sheet Date... 96

                                      (ii)

                                                                           Page
                                                                           ----
         ss.5.25  No Defaults............................................... 98
         ss.5.26  Condition of Assets....................................... 98
         ss.5.27  Limitation of Warranties.................................. 98
         ss.5.28  SEC Filings............................................... 98
         ss.5.29  Copies of Documents.......................................100
         ss.5.30  Disclosure................................................100
         ss.5.31  Broker's or Finder's Fees.................................100

ARTICLE VI  COVENANTS OF THE PARTIES........................................100
         ss.6.1   Conduct of Business of the Company........................100
         ss.6.2   Conduct of Business of Acquiror...........................103
         ss.6.3   Access to Information; Confidentiality....................105
         ss.6.4   Directors' and Officers' Indemnification and Insurance....106
         ss.6.5   Notification of Certain Matters...........................113
         ss.6.6   Tax Matters...............................................114
         ss.6.7   Proxy Statement...........................................115
         ss.6.8   Stockholders' Special Meeting.............................118
         ss.6.9   Further Action............................................119
         ss.6.10  Removal of Guarantees/Cancellation of Debt................120
         ss.6.11  Corporate Restructuring Transactions; Spin-Off............121
         ss.6.12  [Intentionally Left Blank]................................121
         ss.6.13  Antitrust Matters.........................................122
         ss.6.14  Antitakeover Statutes.....................................122
         ss.6.15  Covenants Relating to Company Employee Benefit Plans......123
         ss.6.16  Participation  of Acquiror and Domestic Business
                  Employees in Company Employee
                  Benefit Plans.............................................123
         ss.6.17  Acquiror Stock Options....................................125
         ss.6.18  New Credit Facility Commitment............................125
         ss.6.19  Redemption of Common Stock................................126
         ss.6.20  Audited Consolidated Financial Statements.................126
         ss.6.21  Monthly Financial Statements..............................126
         ss.6.22  Stock Exchanges...........................................127
         ss.6.23  Permitted Dispositions....................................127
         ss.6.24  Certain Modifications to this Agreement...................127
         ss.6.25  Standstill................................................128
         ss.6.26  Schedules.................................................129
         ss.6.27  Restriction on Transfer...................................129
         ss.6.28  Purchase of Acquiror Shares...............................131
         ss.6.29  Expenses..................................................131
         ss.6.30  Private Letter Ruling.....................................132
         ss.6.31  Reverse Stock Split.......................................132
         ss.6.32  Non-Recourse..............................................132

                                      (iii)
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                                                                           Page
                                                                           ----

ARTICLE VII  CONDITIONS PRECEDENT...........................................133
         ss.7.1   Conditions to Obligations of Each Party to Effect the
                   Acquisition..............................................133
         ss.7.2   Additional Conditions to Obligations of the Acquiror......138
         ss.7.3   Additional Conditions to Obligations of the Shareholders..141

ARTICLE VIII  TERMINATION...................................................145
         ss.8.1   Grounds for Termination...................................145
         ss.8.2   Effect of Termination.....................................147
         ss.8.3   Waiver....................................................147

ARTICLE IX  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION....................148
         ss.9.1   Survival of Representations...............................148
         ss.9.2   Indemnification...........................................148
         ss.9.3   Limitations on Indemnification Obligations................150
         ss.9.4   Indemnification Procedure.................................152
         ss.9.5   Indemnification Payments..................................156
         ss.9.6   Other Adjustments.........................................157
         ss.9.7   Obligations Absolute......................................157
         ss.9.8   Remedies Cumulative.......................................158

ARTICLE X  MISCELLANEOUS....................................................158
         ss.10.1  ROVER.....................................................158
         ss.10.2  Governing Law.............................................158
         ss.10.3  Captions..................................................159
         ss.10.4  Publicity.................................................159
         ss.10.5  Notices...................................................159
         ss.10.6  Parties in Interest.......................................160
         ss.10.7  Counterparts..............................................160
         ss.10.8  Entire Agreement..........................................160
         ss.10.9  Amendments................................................160
         ss.10.10  Severability.............................................161
         ss.10.11  Third Party Beneficiaries................................161
         ss.10.12  Jurisdiction.............................................161

                                      (iv)

SCHEDULES
---------
Schedule       3.2              Options
Schedule       3.3(b)           Governmental Consents
Schedule       3.4(a)           Subsidiaries
Schedule       3.4(b)           List of Jurisdictions
Schedule       3.4(c)           Subsidiary Capitalization
Schedule       3.5(a)           Changes Since Company's
                                  Balance Sheet Date
Schedule       3.6              Books and Records
Schedule       3.7              Title to Properties; Encumbrances
Schedule       3.9              Intellectual Property
Schedule       3.10             Leases and Ship Charters
Schedule       3.11             Material Contracts
Schedule       3.11A            Audits of MARAD Contracts
Schedule       3.12             Required Filings and Consents
Schedule       3.13             Litigation
Schedule       3.14             Taxes
Schedule       3.14(c)(v)       Tax Sharing Agreements
Schedule       3.15             Insurance
Schedule       3.17             Employment Relations
Schedule       3.18             Company Employee Benefit Plans
Schedule       3.19             Interests in Customers, Suppliers, etc.
Schedule       3.20             Environmental Matters
Schedule       3.23             Restrictive Documents
Schedule       3.24             Changes Since Balance Sheet Date
Schedule       5.1              Options
Schedule       5.2(b)           Governmental Consents
Schedule       5.3(a)           Subsidiaries
Schedule       5.3(b)           Qualification as a Foreign Corporation
Schedule       5.3(c)           Subsidiary Capitalization
Schedule       5.4              Filings and Consents
Schedule       5.5              Restrictive Documents
Schedule       5.8              Title to Properties; Encumbrances
Schedule       5.9              Real Property
Schedule       5.10             Intellectual Property
Schedule       5.11             Leases and Ship Charters
Schedule       5.12             Material Contracts
Schedule       5.12A            Audits of MARAD Contract
Schedule       5.13             Litigation
Schedule       5.14             Other Tax Matters
Schedule       5.14(c)(v)       Tax Sharing Agreements

Schedule       5.15             Insurance
Schedule       5.19             Acquiror Employee Benefit Plans
Schedule       5.20             Interests in Customers, Suppliers, etc.
Schedule       5.21             Environmental Matters
Schedule       5.24             Changes Since Domestic Businesses Balance
                                  Sheet Date
Schedule       6.1(c)           Company Executives
Schedule       6.6              Approved Actions
Schedule       6.16             Certain Acquiror Employees

EXHIBITS
--------
Exhibit A
                  Shareholders
Exhibit B
                  Escrow Agreement
Exhibit C
                  Company Pro Forma Closing Balance Sheet
Exhibit D
                  Distribution Agreement
Exhibit E
                  "comfort letter" [To Come]
Exhibit F
                  Company Financial Statements
Exhibit G
                  Domestic Businesses Individual Financial Statements
Exhibit H
                  Domestic Businesses Unaudited Consolidated Financial
                           Statements
Exhibit I
                  Acquiror's Pro Forma Closing Balance Sheet
Exhibit J
                  Proposed Form of Amendment to Company's Certificate
                           of Incorporation [To Come]
Exhibit K
                  Confidentiality Agreements
Exhibit L
                  Ruling Request Representations
Exhibit M
                  Management Agreements
Exhibit N
                  Tax Cooperation Agreement
Exhibit O-1
                  Opinion of Cadwalader, Wickersham & Taft [To Come]

Exhibit O-2
                  Opinion of Cadwalader, Wickersham & Taft (First
                           Closing Date) [To come]
Exhibit P
                  Opinion of Cadwalader, Wickersham & Taft--10b5
                           [To Come]
Exhibit Q
                  Opinion of Skadden, Arps, Meagher & Flom LLP
                           [To Come]
Exhibit R
                  Company and Acquiror Vessels
Exhibit S-1A
                  Opinion of White & Case [To Come]
Exhibit S-1B
                  Opinion of White & Case (First Closing Date)
                           [To Come]
Exhibit S-2A
                  Opinion of Fredric S. London, Esq. [To Come]
Exhibit S-2B               Opinion of Fredric S. London, Esq.
                           (First Closing Date) [To Come]
Exhibit T
                  Resigning Members of Acquiror's Board
Exhibit U
                  Employment Agreements to be Terminated
Exhibit V
                  New Nominees for Acquiror Board

                              ACQUISITION AGREEMENT
                              ---------------------

     ACQUISITION AGREEMENT dated as of September 15, 1997 by and among OMI CORP., a Delaware corporation (the "ACQUIROR"), UNIVERSAL BULK CARRIERS INC., a Liberian corporation ("UBC"), MARINE TRANSPORT LINES, INC., a Delaware corporation (the "COMPANY"), and each of the Persons set forth on EXHIBIT A
                                                                       ---------
attached hereto (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").


                              W I T N E S S E T H :
                              ---------------------


     WHEREAS, the Acquiror contemplates a plan of distribution which will be consummated prior to the Second Closing Date and pursuant to which prior to the Second Closing Date, (a) Acquiror and its Subsidiaries will through various intercompany transfers and distributions restructure, divide and separate their existing foreign and domestic shipping businesses so that all of the assets, liabilities and operations of the foreign shipping business will be owned directly and indirectly by UBC and (b) all of the shares of capital stock of UBC will be distributed on a pro rata basis to the stockholders of Acquiror (the "SPIN-OFF");

     WHEREAS, each Shareholder owns the number of shares of Common Stock set forth opposite such Shareholder's name on EXHIBIT A attached hereto, such shares of the Shareholders being all of the outstanding shares of the capital stock of the Company and which may be converted into Class A Common Stock as contemplated by Section 6.1;

     WHEREAS, the Shareholders desire to transfer, and the Acquiror desires to acquire, the Stock pursuant to this Agreement (the "ACQUISITION");

     WHEREAS, for federal income tax purposes it is intended that (a) the Spin-Off will qualify as a tax-free distribution within the meaning of Section 355 and/or Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and (b) the Acquisition will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the acquisition and transfer of the Stock pursuant to this Agreement, the Acquiror shall own all of the outstanding shares of capital stock of the Company.

     NOW, THEREFORE, in consideration of the Premises and of the mutual and dependent promises, representations, warranties and covenants herein contained, the parties agree as follows:


ARTICLE I.

                                   DEFINITIONS
                                   -----------

     ss.1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "ACCOUNTING PRINCIPLES" means the following: (i) GAAP, PROVIDED that if any term used herein or in any of the financial statements or balance sheets contemplated hereby has a different meaning than the meaning of such term in accordance with GAAP, then such different meaning shall apply; (ii) with respect to the calculation of levels of accounts, unless otherwise provided herein, no change in accounting principles shall be made from those used in preparing the Company Financial Statements or Acquiror's Pro Forma Closing Balance Sheet other than those changes expressly permitted by this Agreement, as applicable, including, without limitation, with respect to the nature or classification of accounts, closing proceedings, levels of reserves, or levels of accruals other than as a result of objective changes in underlying facts, circumstances or events; and (iii) for purposes of the preceding clauses, "CHANGES IN ACCOUNTING PRINCIPLES" includes all changes in accounting principles, policies, practices, procedures, or methodologies with respect to financial statements, their classifications, or their display, as well as changes in practices, methods, conventions, or assumptions utilized in making accounting estimates.

     "ACQUISITION" has the meaning specified in the third Whereas clause of this Agreement.

     "ACQUIROR" has the meaning specified in the preamble to this Agreement.

     "ACQUIROR CLAIM" has the meaning specified in Section 6.4.

     "ACQUIROR EMPLOYEE BENEFIT PLANS" has the meaning specified in Section 5.19

     "ACQUIROR INDEMNIFIED PARTIES" has the meaning specified in Section 6.4.

     "ACQUIROR MULTIEMPLOYER PLANS" has the meaning specified in Section 5.19.

     "ACQUIROR SHARES" means shares of common stock, par value $.50 per share, of the Acquiror.

     "ACQUIROR'S CLOSING BALANCE SHEET" has the meaning specified in Section 2.2(d).

     "ACQUIROR'S PRO FORMA CLOSING  BALANCE SHEET" has the meaning  specified in
Section 5.7(b).

     "ACQUIROR SECURITIES FILINGS" has the meaning specified in Section 5.28.

     "ADDITIONAL SHORT-FALL AMOUNT" has the meaning specified in Section 2.2(h).

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A

Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time.

     "APPROVED ACTIONS" means the actions set forth on Schedule 6.6 hereto.

     "BOARD NOMINEES" has the meaning specified in Section 6.7.

     "BONUS PAYMENTS" means bonus payments that may be made to those executives of the Company listed on Schedule 6.1(c) who are eligible to receive such bonus payments, which payments may be up to 50% of the annual salary of such executives (including that portion of annual salary for the period in 1998 prior to the Second Closing Date) as determined by the Company's compensation committee composed of non-employees but which shall not in the aggregate exceed $500,000 for all executives listed on Schedule 6.1(c) hereto.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which banking institutions in New York City remain closed.

     "CLAIM" has the meaning specified in Section 9.4.

     "CLOSING PRICE" has the meaning specified in Section 2.2(a).

     "COBRA" has the meaning specified in Section 3.18.

     "CODE" has the meaning specified in the fourth Whereas clause of this Agreement.

     "COMMON STOCK" means the common stock of the Company, no par value per share.

     "COMPANY" has the meaning specified in the preamble to this Agreement.

     "COMPANY BALANCE SHEET DATE" has the meaning specified in Section 3.5.

     "COMPANY EMPLOYEE BENEFIT PLANS" has the meaning specified in Section 3.18.

     "COMPANY FINANCIAL STATEMENTS" has the meaning specified in Section 3.5.

     "COMPANY PERMITTED ENCUMBRANCES" has the meaning specified in Section 3.7.

     "COMPANY  PRO FORMA  CLOSING  BALANCE  SHEET" has the meaning  specified in
Section 3.5.

     "COMPANY'S CLOSING BALANCE SHEET" has the meaning specified in Section 2.2(d).

     "COMPANY SINGLE-EMPLOYER PLANS" has the meaning specified in Section 3.18.

     "COMPANY'S  PRELIMINARY CLOSING BALANCE SHEET" has the meaning specified in
Section 2.2(c).

     "CONDITION" has the meaning specified in Section 3.5.

     "CONSIDERATION" has the meaning specified in Section 2.2.

     "CORPORATE RESTRUCTURING TRANSACTIONS" has the meaning specified in the Distribution Agreement.

     "DGCL" means the Delaware General Corporation Law.

     "DISTRIBUTION AGREEMENT" means the Distribution Agreement by and among UBC and the Acquiror in the form attached hereto as EXHIBIT D but with only such changes or supplements as may be necessary for the Acquiror to receive reasonably acceptable rulings from the IRS (as set forth in Section 7.1(v)), and in regard to any other matters, such changes as the Shareholders' Representative has consented to in writing in advance, such consent not to be unreasonably withheld; PROVIDED, HOWEVER, that if any of the proposed changes or supplements to the Distribution Agreement would have the effect of (i) changing the definition or division of Domestic Assets,

Domestic Liabilities (or any of the other definitions referenced therein) or Domestic Business, (ii) changing the definition or division of International Assets, International Liabilities (or any of the other definitions referenced therein) or International Business, (iii) changing the scope or extent of the indemnities provided in Article VII of the Distribution Agreement, or (iv) changing Sections 5.05, 5.10, 8.05, 8.11 and/or 8.16 of the Distribution Agreement, no such change shall be made without the prior written consent of the Shareholders' Representative, such consent not to be unreasonably withheld. No change or supplement shall be made to the Distribution Agreement if such change or supplement would give rise to any obligation or liability on the part of any of the Shareholders.

     "DNB" means Den Norske Bank ASA.

     "DOMESTIC BUSINESSES" means OMI Corp., as constituted following the Corporate Restructuring Transactions and the Spin-Off, which entity shall include:

     (i)  100% of OMI Petrolink Corp.,

     (ii) OMI Ship Management, Inc.,

     (iii)the charter, option and management contracts in respect of the OMI COLUMBIA,

     (iv) the COURIER,

     (v)  the PATRIOT,

     (vi) the ROVER,

     (vii) a capital construction fund containing the following assets:

          (a) a promissory Note from Argosy Ventures Ltd. to OMI Challenger Transport, Inc. having a face amount of $7,200,000;

          (b)  approximately $300,000;

          (c) 51,000 convertible preferred shares of Santander Overseas Bank Series D (having a market value on August 29, 1997 of $25.250 per share);

          (d) 31,128 convertible preferred shares of U.S. West Financing (having a market value on August 29, 1997 of $25.370 per share); and

          (e) 37,000 shares of convertible preferred stock of Royal Bank of Scotland Series C (having a fair market value on August 29, 1997 of $26.250 per share).

          (viii) the assets (including cash of at least $2,000,000 as well as cash in an amount equal to the fair market value of certain of the furniture and fixtures owned by Acquiror and currently located at 90 Park Avenue, as appraised by an independent third-party appraiser), liabilities, revenue, expenses, contract obligations related to or in connection with the foregoing, as set forth on the Domestic Businesses Unaudited Consolidated Financial Statements, including the notes and exceptions thereto.

     "DOMESTIC BUSINESSES AUDITED CONSOLIDATED FINANCIAL STATEMENTS" means the consolidated balance sheet of the Domestic Businesses as of December 31, 1996 and the related consolidated statements of income and retained earnings and cash flows prepared in accordance with GAAP, audited by Deloitte & Touche in accordance with statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     "DOMESTIC  BUSINESSES  BALANCE  SHEET  DATE" has the meaning  specified  in
Section 5.7.


     "DOMESTIC BUSINESSES' PERMITTED  ENCUMBRANCES" has the meaning specified in
Section 5.8.

     "DOMESTIC BUSINESSES UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS" has the meaning specified in Section 5.7.

     "ENCUMBRANCES" has the meaning specified in Section 3.7. "Enterprise Value" means $49,000,000.

     "ENVIRONMENTAL APPROVALS" has the meaning specified in Section 3.20.

     "ENVIRONMENTAL CLAIM" has the meaning specified in Section 3.20.

     "ENVIRONMENTAL LAWS" has the meaning specified in Section 3.20.

     "ERISA" has the meaning specified in Section 3.18.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCESS AMOUNT" has the meaning specified in Section 2.2(h).

     "FIRST CLOSING DATE" has the meaning specified in Section 2.3.

     "FOREIGN BUSINESSES" means all businesses of the Acquiror which are not Domestic Businesses.

     "GAAP"  means  United  States  generally  accepted  accounting   principles
consistently applied throughout the periods indicated.

     "GOVERNMENTAL AUTHORITY" means any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIABLE LOSSES" means, with respect to any Person, any and all losses, liabilities, penalties, claims, fines, damages, amounts paid in settlement, demands, judgments, assessments, costs and expenses (including, without limitation, reasonable attorneys' fees, investigation expenses and any and all other out-of-pocket expenses, but excluding any punitive or consequential damages to the extent prohibited by law) or other Liabilities whatsoever that are assessed, imposed, awarded against, incurred or accrued by such Person.

     "INDEMNITEE" has the meaning specified in Section 9.3.

     "INDEMNIFYING PARTY" has the meaning specified in Section 9.3.

     "INTELLECTUAL PROPERTY" has the meaning specified in Section 3.9.

     "IRS" has the meaning specified in Section 3.18.

     "IRS RULING LETTER" has the meaning specified in Section 7.1(a)(v).

     "KNOWLEDGE" of any party shall be deemed to mean actual knowledge of an officer of such party with the title of Vice President or higher or other officer who in the ordinary course of his duties is required to deal with the matter at issue, or in the reasonable exercise of the duties of such officer reason to know.

     "MARAD" has the meaning specified in Section 3.11.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the Condition of a Person and its Subsidiaries taken as a whole or (b) a material impairment of the ability of such person to perform any of its obligations hereunder.

     "MATERIALS OF ENVIRONMENTAL CONCERN" has the meaning specified in Section 3.20.

     "NEW CREDIT FACILITY" means the credit facility provided by Den Norske Bank, or other bank reasonably acceptable to the Acquiror, consisting of a long-term loan of at least

$21,000,000 and a line of credit of at least $3,000,000 to the Acquiror which will be available to draw upon on the Second Closing Date.

     "NEW CREDIT FACILITY COMMITMENT" means a firm commitment in the form of a commitment letter reasonably satisfactory to the Acquiror obtained by the Company from Den Norske Bank or other bank reasonably acceptable to the Acquiror to provide a credit facility to the Acquiror consisting of a long-term loan of at least $21,000,000 and a line of credit of at least $3,000,000 which will be available to draw upon on the Second Closing Date.

     "NON-MANAGEMENT STOCK" means Stock held by persons other than Richard T. du Moulin, Paul B. Gridley, Mark L. Filanowski, Peter N. Popov, Esq., Thomas E. Murphy, Thomas McIntyre, Jeffrey Miller and Nicholas Orfanidis.

     "NYSE" has the meaning specified in Section 6.22.

     "PBGC" has the meaning specified in Section 3.18.

     "PER SHARE VALUE" means the quotient obtained by dividing the Enterprise Value by a number of Acquiror Shares derived as follows: Number of Acquiror
Shares=A+B+((3/7)(A+B)), where A is the number of Acquiror Shares issued and outstanding as of the close of business on the Business Day next preceding the First Closing Date and B is the number of Acquiror Shares issued to the Shareholders on the First Closing Date).

     "PERMITTED  ACTIONS" means (a) any action described in Section 6(a) (ii) or
(iii) of the Tax Cooperation Agreement; (b) the reflagging of one or more of the following ships; the COURIER, the PATRIOT and ROVER; (c) the issuance and any redemption, exchange, transfer or other disposition of the Company Class B stock (if such stock is issued); (d) any redemption or other purchase by MTL or MTL Common Stock for cash to the extent permitted by the Acquisition

Agreement; and (e) any action required by law, PROVIDED that no alternative action could reasonably avoid such required action.

     "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or entity or any government or political subdivision or any agency, department or instrumentality thereof.

     "PRO RATA INTEREST" means, with respect to any Shareholder, the percentage set forth opposite such Shareholders name on Exhibit A.

     "PROXY STATEMENT" has the meaning specified in Section 6.7.

     "RESPECTIVE REPRESENTATIVES" has the meaning specified in Section 6.3.

     "RETURNS" has the meaning specified in Section 3.14.

     "RULING REQUEST" means the letter filed by the Acquiror with the IRS requesting rulings from the IRS regarding certain Federal income tax consequences of the Spin-Off (including all attachments, exhibits, and other materials submitted with such letter) and any amendments or supplements to such letter.

     "SEC" means the Securities and Exchange Commission or any governmental agencies substituted therefor.

     "SECOND CLOSING DATE" means the Business Day after the Spin-Off occurs. "Securities Act" has the meaning specified in Section 4.4.

     "SHAREHOLDER" has the meaning specified in the preamble to this Agreement.

     "SHAREHOLDERS' REPRESENTATIVE" means a committee comprising Messrs. Shelby, du Moulin and Sutin.

     "SHORT-FALL AMOUNT" has the meaning specified in Section 2.2(b).

     "SPIN-OFF" has the meaning specified in the first Whereas clause of this Agreement.

     "SPREAD" has the meaning specified in Section 2.2(c).

     "STOCK" means (i) the shares of Common Stock set forth on Exhibit A hereto or (ii) all of the issued and outstanding MTL Class A Common Stock held by the Shareholders, if the Company redesignates, changes and converts the Common Stock into MTL Class A Common Stock and issues Class B Common Stock.

     "STOCK ISSUANCE" has the meaning specified in Section 6.8.

     "STOCKHOLDERS' SPECIAL MEETING" has the meaning specified in Section 6.8.

     "SUBSIDIARY" means, (a) with respect to any Person:

          (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

          (ii) any non-corporate entity in which such Person or such Person and one or more Subsidiaries of such Person either (a) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (b) at the date of determination is a general partner or an entity performing similar functions (E.G., manager of a Limited Liability Company or a trustee of a trust);

     and (b) with respect to the Company, Marine Car Carriers, Inc. (M.I.).

     "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "THIRD PARTY CLAIM" has the meaning specified in Section 9.4(b).

     "UBC" has the meaning specified in the preamble to this Agreement.

     "U.S. SUBSIDIARIES" shall mean the Subsidiaries of the Acquiror together with each of UBC and any of its Subsidiaries that have at any time engaged in whole or in part in the Domestic Business.

     "WORKING CAPITAL" means current assets minus current liabilities as set forth on a consolidated balance sheet prepared in accordance with the Accounting Principles; PROVIDED, HOWEVER, that for purposes of Sections 2.2 and 7.2(h) Working Capital (i) shall not include any proceeds from any amounts borrowed long-term by the Company to refinance existing debt or otherwise, (ii) shall include the proceeds from the sale of the MARINE RELIANCE, net of Taxes, as if transferred to the Company from its subsidiary, Marine Car Carriers, Inc., (iii) subject to the limitation in Section 2.2(c)(iii), shall not be reduced by (x) any legal or accounting fees paid or accrued by the Company in connection with the transactions contemplated hereby, up to a maximum of $850,000, (y) use of current assets to reduce Long-term debt in excess of the amount reflected on the Company's Pro Forma Closing Balance Sheet and (z) any amount payable under Section 6.29(c) to First Stanford or DNB and (iv) shall be reduced in each case to the extent not already reflected in the respective balance sheet by (x) any amount payable as a Bonus Payment or bonus payment, permitted by Section 6.2, after the Second Closing Date, (y) any legal or accounting fees paid or accrued by the Company in connection with the transactions contemplated hereby in excess of $850,000 and (z) the amount paid pursuant to any redemption permitted by Section 6.1(h) and cash fees paid by the Company to First Stanford and DNB pursuant to the Consulting Agreement.


     ss. 1.2 PRINCIPLES OF  CONSTRUCTION.  References to Domestic  Businesses in
Article V shall mean the Domestic Businesses with those assets and liabilities presented on the Acquiror's Pro Forma Closing Balance Sheet.

                                   ARTICLE II

                              ACQUISITION OF STOCK
                              --------------------

     ss. 2.1 ACQUISITION OF STOCK. (a) Subject to the terms and conditions set forth in this Agreement, the Acquiror shall acquire from each Shareholder on the First Closing Date and Second Closing Date, and each Shareholder, severally and not jointly, shall assign, transfer and deliver to the Acquiror on each such Closing Date, the number of shares of Stock set forth opposite the name of such Shareholder on EXHIBIT A attached hereto on the respective Closing Date. The foregoing obligation of each Shareholder shall be binding upon such Shareholder's estate, personal representatives, heirs, successors and assigns. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Shareholders transferring the same to the Acquiror, with signature guaranteed by a domestic commercial bank or trust company, with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and cancelled. Each Shareholder, severally and not jointly, agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by such Shareholder or with respect to the stock power accompanying any such certificates.

     (b) ESCROW. No later than 15 days following the date hereof, each of the Shareholders (other than the Harrowston Corporation and the Wolfson Descendants' 1983 Trust) shall deliver certificates representing the Stock owned by such Shareholders to The Chase Manhattan Bank as Escrow Agent in accordance with the provisions of the Escrow Agreement dated as of the date hereof and attached hereto as EXHIBIT B.

     ss. 2.2 CONSIDERATION AND ADJUSTMENTS. In consideration for the transfer by the Shareholders of the Stock to the Acquiror, the Acquiror shall deliver to each Shareholder on the respective Closing Dates such Shareholder's Pro Rata Interest of the following (collectively, the "CONSIDERATION"):

     (a) FIRST CLOSING DATE. On the First Closing Date, the number of Acquiror Shares (before giving effect to the Spin-Off) with a value of $5.0 million; such number of shares to be determined by dividing $5.0 million by the average of the daily closing prices for Acquiror Shares for the previous ten consecutive Trading Days commencing on the fifth Trading Day before the First Closing Date (such average price, the "CLOSING PRICE"). The closing price for each day shall be the last sales price regular way or, in the case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as officially quoted in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange. For purposes of this clause, the term "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which securities are not traded on the New York Stock Exchange. No fractional shares shall be issued and no payments in lieu of fractions shall be made.

     (b) SECOND CLOSING DATE. (i) On the Second Closing Date, the number of Acquiror Shares which, after giving effect to the issuance thereof, is equal to 30% of the then issued and outstanding shares of the Acquiror's common stock (giving full effect to all options issued and outstanding as of the Second
Closing Date) less (x) a hold-back of the number of Acquiror Shares having a total value based on the Per Share Value equal to $1,000,000 (which shares shall be deposited with the Escrow Agent by Acquiror on the Second Closing Date and shall be held by the Escrow Agent pursuant to the Escrow Agreement pending resolution of the post-closing balance sheet adjustment contemplated by subparagraph (h)(ii) below) and (y) the number of Acquiror Shares calculated as provided in subparagraph (b)(ii) and (z) the number of Acquiror Shares having a total value, based on the Per Share Value, equal to $250,000, which shares shall be delivered by the Acquiror to First Stanford Corp. ("FIRST STANFORD") to pay fees for services rendered to the Company in connection with the Acquisition under that certain letter agreement dated February 28, 1996 among the Company, First Stanford and DNB (for purposes of this Section, the "CONSULTING AGREEMENT"); PROVIDED,

HOWEVER, that the Acquiror shall deliver such fewer Acquiror Shares as First Stanford may be entitled under the Consulting Agreement in which case the Acquiror shall deliver any such shares that are not used to settle fees payable under the Consulting Agreement promptly to the Shareholders according to their Pro Rata Interests; but PROVIDED FURTHER, that the Acquiror shall have no liability to either First Stanford or DNB for payment of fees for services rendered to the Company under the Consulting Agreement, other than delivery of Acquiror Shares as provided above. No fractional shares shall be issued and no payments in lieu of fractions shall be made unless Acquiror effectuates a reverse stock split.

          (ii) If the Working Capital shown on the Company's Preliminary Closing Balance Sheet is less than $359,000 (such difference, if any, the "SHORT-FALL AMOUNT") and the Short-fall Amount is not greater than $1 million, then the number of Acquiror Shares delivered on the Second Closing Date shall be reduced by the number of Acquiror Shares having a total value based on the Per Share Value equal to the Short-fall Amount.

     (c) COMPANY'S PRELIMINARY CLOSING BALANCE SHEET. (i) Within seven (7) Business Days after receipt of the notice of the First Closing Date from the Acquiror delivered pursuant to Section 2.3 hereof, the Company shall deliver to the Acquiror and the Escrow Agent a balance sheet of the Company dated as of the date of the Company's prior fiscal month close, unless such balance sheet would be delivered before the seventh Business Day of the month, in which case within five (5) Business Days after receipt of the notice of the First Closing Date from the Acquiror contemplated in Section 2.3 hereof, the Company shall deliver to the Acquiror and the

Escrow Agent a balance sheet of the Company dated as of the date of the Company's second preceding fiscal month close (in either case, the "COMPANY'S PRELIMINARY CLOSING BALANCE SHEET") and a computation of Working Capital using amounts derived therefrom accompanied by a certificate from the chief financial officer of the Company certifying that the Company's Preliminary Closing Balance Sheet fairly presents the Consolidated financial condition of the Company and its Subsidiaries as of the date thereof and that it has been prepared in accordance with the Accounting Principles, except for the calculation of Working Capital which the chief financial officer shall certify has been calculated in accordance with the definition of Working Capital herein. The Company's Preliminary Closing Balance Sheet shall also be accompanied by a "COMFORT LETTER" from Ernst & Young substantially in the form attached hereto as Exhibit
E. The Company's Preliminary Closing Balance Sheet shall be the basis on which the parties will close the transactions contemplated by this Agreement, and will be subject to adjustment as provided below.

     (ii) If the Short-fall Amount shown on the Company's Preliminary Closing Balance Sheet is greater than $1,000,000 and the Company increases its Working Capital prior to the First Closing Date, in a manner reasonably satisfactory to the Acquiror and consistent with the terms of this Agreement, to reduce the Short-fall Amount (determined on a pro forma basis after giving effect to such increase) to less than $1,000,000, the Company shall have the right to adjust the Company's Preliminary Closing Balance Sheet to reflect such increase, which balance sheet shall be deemed to be the Company's Preliminary Closing Balance Sheet for purposes of determining the Short-fall Amount and the reduction in the number of Acquiror Shares to be delivered hereunder.

     (iii) If the total number of Acquiror  Shares to be  delivered  pursuant to
Section 2.2(a), (b) and (h) (assuming for the purposes hereof that the Company's Preliminary Closing Balance Sheet and Final Closing Balance Sheet are the same) after giving effect to their issuance, would exceed 40% of the issued and outstanding shares of the Acquiror's common stock (such excess, the "SPREAD"), the Acquiror shall permit the Company, before delivery of the Stock to the Acquiror on the First Closing Date, to make a pro rata distribution of cash to the Shareholders (in redemption of a portion of their Stock) in an amount equal to the total value, based on the Per Share Value, of the aggregate number of Acquiror Shares constituting the Spread less the legal or accounting fees not in excess of $850,000 paid or accrued by the Company in connection with the transactions contemplated hereby. If the Company makes such a distribution, EXHIBIT A shall be deemed amended to give effect to the redemption, and the Company shall reduce Working Capital on the Company's Closing Balance Sheet by an amount equal to any cash so distributed to the extent not already reduced.

     (d) REVIEW OF CLOSING BALANCE SHEETS. (i) No later than thirty days following the Second Closing Date, the Company shall prepare and deliver to UBC and the Escrow Agent a balance sheet of the Company dated as of the Second Closing Date (the "COMPANY'S CLOSING BALANCE SHEET") and a computation of Working Capital using amounts derived therefrom. The Company's Closing Balance Sheet shall be accompanied by a certificate from the chief financial office of the Company certifying that the Company's Closing Balance Sheet fairly presents the Condition of the Company and its Subsidiaries as of the Second Closing Date and that it has been prepared in accordance with the Accounting Principles, except for the calculation of Working Capital which the chief financial officer shall certify has been calculated in accordance with the definition of Working Capital herein. The Company's Closing Balance Sheet shall be binding and conclusive upon, and deemed accepted by UBC unless UBC shall have notified the Company, the Shareholders' Representative and the Escrow Agent in writing of any objections thereto within thirty (30) days after the receipt by UBC thereof, which notice shall specify in reasonable detail each item on the Company's Closing Balance Sheet that UBC disputes and a summary of the reasons for such dispute. The Company shall allow UBC and any agent of UBC, upon reasonable advance notice to the Company, access to all books and records, accountants' work papers, personnel and all other documents necessary in connection with its review of the Company's Closing Balance Sheet, during normal working hours at the Company's principal places of business or at any location where such materials are located, and UBC and any agent of UBC shall have the right, at its cost, to make copies of any such materials. In addition, the Company shall authorize and instruct its accountants to cooperate with and provide all assistance reasonably deemed necessary by UBC and UBC's accountants in connection with the review of the Company's Closing Balance Sheet. UBC's accountants shall be entitled to carry out such additional inquiries as they reasonably consider appropriate in connection with the Company's Closing Balance Sheet, including access to the work papers, if any, prepared by the Company's accountants with respect thereto and detailed books and records relating to the business. The Shareholders' Representative shall also have access to UBC's accountants' work papers with respect to the Company's Closing Balance Sheet, if any.

     (ii) No later than thirty days following the Second Closing Date, UBC shall prepare and deliver to the Company a balance sheet of the Domestic Businesses dated as of the Second Closing Date (the "ACQUIROR'S CLOSING BALANCE SHEET") prepared in accordance with the

Accounting Principles. The Acquiror's Closing Balance Sheet shall be accompanied by a certificate from the chief financial officer of UBC stating that the Acquiror's Closing Balance Sheet (A) has been prepared in accordance with the
Accounting Principles, (B) fairly presents the Condition of the Domestic Businesses as of the Second Closing Date, (C) is substantially equivalent to the Acquiror's Pro Forma Closing Balance Sheet, including cash of at least
$2,000,000 as well as cash in an amount equal to the fair market value of certain of the furniture and fixtures owned by the Acquiror and currently located at 90 Park Avenue, as appraised by an independent third-party appraiser and working capital of at least $4,527,000, and (D) includes all Domestic Assets and Domestic Liabilities (as defined in the Distribution Agreement) as determined in accordance with GAAP. The Acquiror's Closing Balance Sheet shall also be accompanied by a "COMFORT LETTER" from Deloitte & Touche certifying that the Acquiror's Closing Balance Sheet fairly presents the Condition of the Domestic Businesses as of the date thereof, has been prepared in accordance with the Accounting Principles, and is substantially equivalent to the Acquiror's Pro Forma Closing Balance Sheet including cash of at least $2,000,000 as well as cash in an amount equal to the fair market value of certain of the furniture and fixtures owned by the Acquiror and currently located at 90 Park Avenue, as appraised by an independent third-party appraiser. The Acquiror's Closing Balance Sheet shall be binding and conclusive upon, and deemed accepted by the Company and Shareholders unless the Shareholders' Representative shall have notified UBC in writing of any objections thereto within thirty (30) days after the receipt thereof by the Shareholders' Representative which notice shall specify in reasonable detail each item on the Acquiror's Closing Balance Sheet that the Shareholders' Representative disputes and a summary of the reasons for such dispute. UBC shall allow the

Shareholders' Representative and any agent of the Shareholders' Representative, upon reasonable advance notice to UBC, access to all books and records, accountants' work papers, personnel and all other documents necessary in connection with its review of the Acquiror's Closing Balance Sheet, during normal working hours at the UBC's principal places of business or at any location where such materials are located, and the Shareholders' Representative and any agent of the Shareholders' Representative shall have the right, at its cost, to make copies of any such materials. In addition, UBC shall authorize and instruct its accountants to cooperate with and provide all assistance reasonably deemed necessary by the Shareholders' Representative and the Shareholders' Representative's accountants in connection with the review of the Acquiror's Closing Balance Sheet. The Shareholders' Representative's accountants shall be entitled to carry out such additional inquiries as they reasonably consider appropriate in connection with the Acquiror's Closing Balance Sheet, including access to the work papers, if any, prepared by the UBC's accountants with respect thereto and detailed books and records relating to the business. UBC shall also have access to the Shareholders' Representative's accountants' work papers with respect to the Acquiror's Closing Balance Sheet, if any.

     (e) DISPUTES. Disputes between (i) UBC and the Shareholders' Representative relating to the Company's Closing Balance Sheet or (ii) the Shareholders' Representative and UBC relating to the Acquiror's Closing Balance Sheet that are not resolved by them within thirty (30) days after receipt by the respective parties of the relevant notices referred to in Paragraph 2.2(d) may be referred thereafter for decision at the request of the Shareholders' Representative or UBC as the case may be to Coopers & Lybrand LLP or such other independent accounting firm acceptable to the Shareholders' Representative and UBC (such firm being referred to herein as the "AUDITOR"). The Auditor shall review only items in dispute. Upon a request to refer a matter to the Auditor, the Shareholders' Representative and the UBC shall use their best efforts to agree on the procedures to be followed by the Auditor (including procedures with regard to presentation of evidence) within thirty (30) days following such request. If the Shareholders' Representative and UBC are unable to agree upon procedures at the end of such thirty (30) day period, the Auditor shall establish such procedures giving due regard to the intention of the Shareholders' Representative and UBC to resolve disputes as quickly, efficiently and inexpensively as possible, which procedures may be, but need not be, those proposed by either the Shareholders' Representative or UBC. The Shareholders' Representative and UBC shall then submit evidence in support of its position on each item in dispute as well as the procedures to be followed by the Auditor, and the Auditor shall decide the dispute in accordance therewith. In reaching a decision on each item in dispute, the Auditor's decision is expressly limited to the selection of either the Shareholders' Representative's or UBC's position on each such disputed item. The Auditor's decision on any matter referred to it shall be final and binding on the parties. The fee of the Auditor shall be borne by the Company and the Acquiror in proportion to the net dollar value of the items resolved in the other party's favor. By way of example, suppose UBC asserts that the Company's Closing Balance Sheet should reflect a $500,000 downward adjustment in Working Capital
(attributable to various disputed items), the Company asserts that the Acquiror's Closing Balance Sheet should reflect a $500,000 downward adjustment in working capital (also attributable to various disputed items) and the Auditor decides that there should be a $250,000 downward adjustment in Working Capital and a $350,000 downward adjustment in the Acquiror's working capital. If the Auditor's fees are

$85,000,   the  fees  would  be  borne  as  follows:   Company--   (($250,000  +
$150,000)/$1,000,000)   x   $85,000   =   $34,000;   Acquiror--   (($250,000   +
$350,000)/$1,000,000) x $85,000 = $51,000.

     (f) FINAL CLOSING BALANCE SHEETS. (i) The Company's Closing Balance Sheet shall become final and binding upon the parties upon the earliest of (x) the failure by UBC to object thereto within the period permitted with respect thereto, (y) the agreement between UBC and the Company with respect thereto or
(z) the decision by the Auditor with respect to any disputes under Paragraph 2.2(e). The Company's Closing Balance Sheet, when final and binding in accordance with the immediately preceding sentence, is referred to herein as the "COMPANY'S FINAL CLOSING BALANCE SHEET."

     (ii) The Acquiror's Closing Balance Sheet shall become final and binding upon the parties upon the earliest of (x) the failure by the Shareholders' Representative to object thereto within the period permitted with respect thereto, (y) the agreement between the Shareholders' Representative and UBC with respect thereto or (z) the decision by the Auditor with respect to any disputes under Paragraph 2.2(e). The Acquiror's Closing Balance Sheet, when final and binding in accordance with the immediately preceding sentence, is referred to herein as the "ACQUIROR'S FINAL CLOSING BALANCE SHEET."

     (g) AMOUNTS NOT IN DISPUTE. Notwithstanding anything to the contrary contained in this Paragraph 2.2, pending resolution of all disputed items with respect to the Company's Closing Balance Sheet, the number of Acquiror Shares held in escrow having a total value based on the Per Share Value equal to the amount of Consideration that is not in dispute shall be released promptly from the escrow to the Shareholders. The number of Acquiror Shares having a total value based on the Per Share Value equal to the amount of Consideration that is disputed shall be released promptly upon resolution of any dispute with respect to such amounts or portions.

     (h) ADJUSTMENTS. (i) If the Working Capital shown on the Company's Final Closing Balance Sheet is less than $359,000 minus the Short-fall Amount (such difference between (x) $359,000 minus the Short-fall Amount and (y) the Working Capital shown on the Company's Final Closing Balance Sheet, the "ADDITIONAL SHORT-FALL AMOUNT"), then the number of shares deliverable out of Escrow upon resolution of any disputes shall be reduced by the number of Acquiror Shares having a total value based on the Per Share Value equal to the Additional Short-fall Amount.


     (ii) If the Working Capital shown on the Company Final Closing Balance Sheet exceeds $1,409,000 (such excess, the "EXCESS AMOUNT") then the number of shares deliverable upon the resolution of any disputes shall be increased by the number of Acquiror Shares having a total value based on the Per Share Value equal to the Excess Amount plus any Short-fall Amount. In such event, Acquiror shall issue and deliver such number of additional Acquiror Shares to the Shareholders as promptly as practicable following resolution of the adjustment contemplated by this subparagraph; PROVIDED, HOWEVER, that the total number of Acquiror Shares issued to the Shareholders, after giving effect to their issuance, shall not exceed 44% of the issued and outstanding shares of the Acquiror's common stock.

     (iii) If the cash shown on the Acquiror's Final Closing Balance Sheet is less than the sum of $2,000,000 plus the fair market value of certain of the furniture and fixtures currently located at 90 Park Avenue and/or the working capital shown on the Acquiror's Final Closing Balance Sheet is less than $4,527,000, then, upon resolution of any disputes, UBC shall within five (5) Business Days transfer to the Acquiror cash to make up any cash deficit and/or cash and/or other current assets to make up any working capital deficit.

     (i) RECAPITALIZATION, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of the Acquiror's capital stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, reverse split-up, sale of assets, distribution to stockholders or any other change in the Acquiror's capital structure appropriate adjustments shall be made in the amounts and percentage (including the definition of Per Share Value) specified in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties under this Agreement.

     ss. 2.3 CLOSING. The portion of the Acquisition referred to in Section 2.2(a) shall take place at 10:00 A.M. at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036 on a date set forth in a notice from the Acquiror to the Company, Escrow Agent and the Shareholders' Representative which shall be a date (i) not less than ten (10) Business Days and not more than 30 Business Days after the date of such notice, (ii) after all conditions to the Spin-Off shall have been satisfied and (iii) within the first ten days of the calendar month (but in any event prior to the Spin-Off), or at such other time and date (not later than July 31, 1998) as the parties hereto shall agree in writing, (such date, the "FIRST CLOSING DATE"). The portion of the Acquisition referred to in Section 2.2(b) shall take place at 10:00 A.M. at such offices of White & Case on the Second Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY
                         ------------------------------

     ss. 3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Acquiror that as of the date hereof:

     ss. 3.1 EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or license necessary, except where the failure to be so duly qualified, licensed or in good standing could not reasonably be expected to have a Material Adverse Effect on the Company.

     ss. 3.2 CAPITAL STOCK. The Company has an authorized capitalization consisting of 5,000,000 shares of Common Stock, .01 par value, of which 4,152,019 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

     ss. 3.3 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. (a) The Company has the requisite corporate right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company or action by the stockholders of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution of this Agreement by the Acquiror and each Shareholder, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) Except as set forth on SCHEDULE 3.3(B), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to the Company in connection with the execution and delivery of, and the consummation by the Company of the transactions contemplated by this Agreement, or to permit the Company to continue, without material change, the business activities of the Company as currently conducted and as proposed to be conducted, except for the filing of the appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

     ss. 3.4 Subsidiaries and Investments. (a) Set forth in Schedule 3.4(a) attached hereto is a list of each corporation in which the Company owns, directly or indirectly, any equity security. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concept is applicable under relevant law) under the laws of the jurisdiction of its organization (which is set forth on SCHEDULE 3.4(A)), and has the corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted.

     (b) Set forth on SCHEDULE 3.4(B) is a list of jurisdictions in which each Subsidiary of the Company is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each such Subsidiary, or the nature of the business conducted by each such Subsidiary, makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

     (c) Each  Subsidiary  of the  Company has the  capitalization  set forth on
Schedule 3.4(c). The outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are (to the extent such concepts are relevant under applicable law) fully paid and nonassessable, and, except as set forth in SCHEDULE 3.4(C), are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as set forth on SCHEDULE 3.4(C), no shares of capital stock of any such Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, calls, commitments, conversion rights, rights of exchange or other commitments of any character, contingent or otherwise, providing for the purchase, issuance, sale or transfer of any shares of the capital stock of any such Subsidiary.

     (d) Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity, except as set forth on SCHEDULE 3.4(A).

     ss. 3.5 FINANCIAL STATEMENTS; NO MATERIAL CHANGES. (a) The consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996, 1995 and 1994, and the related consolidated statements of income and retained earnings and cash flows for the years or periods then ended, audited by Ernst & Young LLP in accordance with statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants (attached hereto as EXHIBIT F collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with the Accounting Principles. The Company Financial Statements fairly present the financial condition of the Company and its Subsidiaries at the respective dates thereof and the related statements of income and retained earnings and cash flows fairly present the results of the operations of the Company and its Subsidiaries and the changes in their financial position for the respective periods indicated. Since December 31, 1996 (the "COMPANY BALANCE SHEET DATE"), and except as set forth on SCHEDULE 3.5(A), there has been no (i) change that has or could reasonably be expected to have a Material Adverse Effect on the assets or liabilities, or in the business or financial condition, or in the results of operations (the "Condition") of the Company or its Subsidiaries and no fact or condition exists or is contemplated or threatened with respect to the Company or its Subsidiaries which could reasonably be expected to cause such a change in the future (except for the possible termination or non-renewal of existing MARAD Contracts) or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of the Company which materially affects the ability of the Company to conduct its business.

     (b) The Company has delivered to the Acquiror a PRO FORMA balance sheet in the form of EXHIBIT C hereto (the "COMPANY PRO FORMA CLOSING BALANCE SHEET"). The Company's PRO FORMA Closing Balance Sheet represents the Company's reasonable best estimate on the date hereof of the Condition of the Company as of the Second Closing Date. The Company Pro Forma Closing Balance Sheet has been prepared in accordance with the Accounting Principles. Any computation of Working Capital using amounts derived from the Company Pro Forma Closing Balance Sheet will be calculated in accordance with the definition of Working Capital.

     ss. 3.6 BOOKS AND RECORDS. The respective minute books of the Company and its Subsidiaries, as previously made available to the Acquiror and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective stockholders and Boards of Directors of the Company and each Subsidiary. Except as set forth on Schedule 3.6, neither the Company nor any Subsidiary has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

     ss. 3.7 Title to Properties;  Encumbrances. Except as set forth on Schedule
3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, the Company and each Subsidiary has good and marketable title to or a valid and subsisting leasehold interest in its material properties and assets (real and personal, tangible and intangible), including, without limitation, the properties and assets reflected in the Company Financial Statements, subject to no encumbrance, lien, charge or other restriction of any kind or character and in the case of chartered in vessels, mortgages or other liens against the vessel ("ENCUMBRANCES"), except for (i) Encumbrances reflected in the

Company Financial Statements, (ii) Encumbrances for current Taxes, not yet due and delinquent, (iii) Encumbrances arising by operation of law, (iv) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Encumbrances arising in the ordinary course of business securing obligations including maritime liens or other statutory rights in rem arising in the ordinary course of owning and operating vessels and incurred in the ordinary course of business that (a) are not overdue for a period of more than 45 days and (b) either individually or when aggregated with all other Encumbrances described in this Section 3.7 outstanding on any date of determination, do not materially affect the use or value of the property to which they relate and (v) Encumbrances described on
SCHEDULE 3.7 attached hereto (liens described in clauses (i), (ii), (iii), (iv) and (v) above are hereinafter sometimes referred to as "COMPANY PERMITTED ENCUMBRANCES").

     ss. 3.8 REAL PROPERTY. The Company owns no real property.

     ss. 3.9 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 3.9, the operation of the business of the Company and its Subsidiaries as currently conducted requires no rights under Intellectual Property (as hereinafter defined) and within the six year period immediately prior to the date of this Agreement, the business of the Company and its Subsidiaries made use of no Intellectual Property rights. "INTELLECTUAL PROPERTY" means domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, trade dress, registered and unregistered copyrights, computer programs, data bases, material trade secrets and proprietary information including, without limitation, any proprietary know-how, formulae, computer software (including source and object code listings and algorithms), procedures, processes, technology, innovations, inventions, manufacturing drawings or information, engineering draw-ings or information, product designs, product patterns, and other intangible property rights of the Company and its Subsidiaries.

     ss. 3.10 LEASES AND SHIP CHARTERS. SCHEDULE 3.10 attached hereto contains an accurate and complete list of all leases and ship charters (including, but not limited to, capital leases) to which the Company or any Subsidiary is a party (as lessee or lessor) and which require an annual rental payment aggregating at least $10,000. Each lease and ship charter set forth on SCHEDULE
3.10 (or to the Knowledge of the Company required to be set forth on SCHEDULE 3.10) is in full force and effect; all rents and additional rents due to date on each such lease and ship charter have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or ship charter and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default by the Company or any of its Subsidiaries or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any of its Subsidiaries or give rise to a right of termination by a party (other than the Company or any of its Subsidiaries) under such lease or ship charter. Neither the Company nor any Subsidiary has violated any of the terms or conditions under any such lease or ship charter in any material respect, and, to the Knowledge of the Company, all of the covenants to be performed by any other party under any such lease or ship charter have been performed in all material respects. The property leased by the Company or any Subsidiary is in a state of good maintenance and repair and is adequate and suit-able for the purposes for which it is presently being used. Each of the vessels chartered or owned by the Company or any of its Subsidiaries is in class.

     ss. 3.11 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 3.11 attached hereto, neither the Company nor any Subsidiary has or is bound by (a) any agreement, contract or commitment (other than purchase orders or like commitments in the ordinary course of business) that involves the performance of services or the delivery of goods and/or materials by it of an amount or value in excess of $25,000, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan (other than accounts receivable arising in the ordinary course of business consistent with past practice) or advance to (other than travel and entertainment advances to employees made in the ordinary course of business consistent with past practice), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice), (f) any employment, consulting or any other similar type contract,
(g) any agreement, contract or commitment limiting the ability of the Company or any Subsidiary to engage in any line of business or to compete with any Person,
(h) any agreement, contract or commitment not entered into in the ordinary course of business consistent with past practice which involves estimated total payments of $25,000 or more and is not cancelable without penalty within 30 days or (i) any agreement, contract or commitment which is expected to have a Material Adverse Effect on the Company. Each contract, commitment or agreement set forth on Schedule 3.11 (or required to be set forth on Schedule 3.11) is in full force and effect and there exists no default or event of default by the Company or any of its Subsidiaries or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or any of its Subsidiaries or give rise to a right of termination by a party (other than the Company or any of its Subsidiaries) thereunder. Neither the Company nor any Subsidiary has violated any of the material terms or conditions of any contract, commitment or agreement set forth on SCHEDULE 3.11 (or required to be set forth on SCHEDULE 3.11) in any material respect, and, to the Knowledge of the Company, except as set forth on
SCHEDULE 3.11, all of the material covenants to be performed by any other party thereto have been fully performed. SCHEDULE 3.11A hereto sets forth the results of the audits or examinations of the Company under the current and immediately preceding United States Department of Transportation, Maritime Administration ("MARAD") contracts. Except as set forth on SCHEDULE 3.11A, no past or present actions, conditions, events or circumstances presently exist or to the Knowledge of the Company is threatened, which could (i) result in a financial finding relating to any such contract or (ii) disqualify the Company from future awards of MARAD contracts, except for MARAD's current policy restricting the number of vessels that any one company can manage to 12.

     ss. 3.12 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by the Company and the Shareholders and the consummation of the transactions contemplated hereby by the Company (a) will not violate or contravene any provision of the Articles of Incorporation or By-laws of the Company or its Subsidiaries, (b) will not violate or con-travene any statute, rule, regulation, order or decree of any public body or authority by which the Company or any of its Subsidiaries is bound or by which any of its respective properties or assets are bound subject to receipt of the consents set forth on SCHEDULES 3.3(B) AND 3.12, (c) except as set forth on
SCHEDULE 3.12, will not require any filing with, or permit, consent or approval of, or the giving of any notice to any other Person and (d) except as set forth on SCHEDULE 3.12, will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their respective properties or assets may be bound.

     ss.3.13 LITIGATION. Except as set forth on SCHEDULE 3.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Knowledge of the Company any investigation by) any Governmental Authority, pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their properties or rights which could have a Material Adverse Effect on the Company or any of its Subsidiaries; and to the Knowledge of the Company no valid basis for any such action, proceeding or investigation. Except as set forth on SCHEDULE 3.13, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

ss. 3.14 TAXES.

     (a) TAX RETURNS. Except as otherwise disclosed to an officer of the Acquiror, the Company has timely filed or caused to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes ("RETURNS") that are required to be filed by, or with respect to, the Company or any of its Subsidiaries on or prior to the First Closing Date. The Returns have accurately reflected in all material respects all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby.

     (b) PAYMENT OF TAXES. Except as otherwise disclosed to an officer of the Acquiror, all material Taxes and Tax liabilities of the Company or any of its Subsidiaries for all taxable years or periods that end on or before the date hereof have been timely paid or accrued and adequately disclosed to the Acquiror and fully provided for on the books and records of the Company and its Subsidiaries in accordance with the Accounting Principles. The U.S. Federal income tax liability of the Company and its Subsidiaries has been finally determined (or the statute of limitations has closed) for all years to and including the year ended December 31, 1992.

     (c) OTHER TAX MATTERS. (i) Schedule 3.14 attached hereto sets forth (A) each taxable year or other taxable period of the Company or any of its Subsidiaries for which an audit or other examination of Taxes by the appropriate Tax authorities of any nation, state or locality is currently in progress (or, to the Knowledge of the Company, scheduled as of the date hereof to be conducted) together with the names of the respective Tax authorities conducting (or, to the Knowledge of the Company, scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to U.S. Federal income taxes of the Company or any of its Subsidiaries has been finally completed and the disposition of such audit or examination, (C) the taxable years or other taxable periods of the Company or any of its Subsidiaries which, to the Knowledge of the Company, will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of the Company or any of its Subsidiaries, which have been proposed or assessed by any taxing authority and have not been paid and (E) a list of all notices which, to the Knowledge of the Company, have been received by the Company or any of its Subsidiaries from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries, which issue has not been finally determined and which, if determined adversely to the Company or any of its Subsidiaries, could result in a Tax liability.

     (ii) Neither the Company nor any of its Subsidiaries has been included in and could reasonably be expected after the date hereof to have any liability for Taxes from any "CONSOLIDATED," "UNITARY" or "COMBINED" Return with any group other than the one that includes the Company provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

     (iii) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable other than those Taxes the failure of which to withhold, collect or timely pay over would not have a Material Adverse Effect on the Company.

     (iv) Neither the Company nor any of its Subsidiaries is a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897(c)(2) of the Code.

     (v) Except as set forth on SCHEDULE 3.14(C), there are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company, any of its Subsidiaries, or any predecessor or Affiliate thereof and any other party (including the Shareholders and any predecessors or Affiliates thereof) under which the Acquiror or the Company or any of its Subsidiaries could be liable for any Taxes of any party other than the Company or its Subsidiaries.

     (vi) No indebtedness of the Company or any of its Subsidiaries consists of "CORPORATE ACQUISITION INDEBTEDNESS" within the meaning of Section 279 of the Code.

     (vii) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

     (viii) No election under Section 341(f) of the Code has been made to treat the Company or any of its Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

     (ix) As a result of the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries will be obligated to make any payment that would constitute an "EXCESS PARACHUTE PAYMENT" as defined in
Section 280G of the Code.

     Solely for purposes of this section and section 5.14, "MATERIAL" shall mean an amount of Taxes (including interest and penalties), or an action giving rise to an amount of such Taxes, that when aggregated with all other (i) Taxes that could arise from not having filed any required Return, (ii) Taxes not accurately reflected on a Return and (iii) Taxes not timely paid or accrued and adequately disclosed to Acquiror, does not exceed $100,000.


     ss. 3.15 INSURANCE. Set forth on Schedule 3.15 attached hereto is a complete list of insurance policies or binders which the Company and its Subsidiaries maintain with respect to their businesses, properties or employees. Such policies or binders are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies or binders, with respect to their amounts and types of coverage, are in the opinion of management adequate to insure against risks to which the Company, its Subsidiaries and their property and assets are normally exposed in the operation of their respective businesses and otherwise consistent with industry standards. Since the Company Balance Sheet Date, except as disclosed on Schedule 3.15 there has not been any material adverse change in the Company's or any Subsidiary's relationship with its insurers or in the premiums payable pursuant to such policies.

     ss. 3.16 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries is in compliance with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged except where such failure to comply or violations would not have a Material Adverse Effect on the Company.

     ss. 3.17  EMPLOYMENT  RELATIONS.  (a) Except as set forth on Schedule 3.17,
(i) each of the Company and its Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board;
(iii) there is no labor strike, material dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance which could reasonably be expected to have a Material Adverse Effect upon the Company exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted other than routine grievance procedures and routine claims for benefits under benefit plans; (vi) except as set forth on SCHEDULE 3.17, no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three years.

     (b) There has not been any material adverse change in relations with employees of the Company or any of its Subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

     ss. 3.18 Company Employee Benefit Plans. (a) Set forth on Schedule 3.18 attached hereto is an accurate and complete list of all domestic and foreign (i) "EMPLOYEE BENEFIT PLANS," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974,
as amended, or any successor law, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, stock appreciation rights, incentive, equity participation, profit-sharing, savings, pension, retirement, deferred compensation, medical, health, sickness, life, disability, accident, severance, salary continuation, accrued leave, vacation, fringe benefit, sick pay, sick leave, cafeteria or flexible spending, dependent care, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments, obligations, practices, and/or funds (whether or not insured) and "VOLUNTARY EMPLOYEES' BENEFICIARY ASSOCIATIONS" (for purposes of this Section, "COMPANY VEBAS") under Section 501(c)(9) of the Code; and (iii) employment, consulting, termination, severance and change in control contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, obligations, contracts, agreements, practices, and/or funds (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that are or have been established, maintained, sponsored, adopted, followed, participated in or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any obligation or liability (including, for this purpose and for the purpose of all of the representations in this Section 3.18, any indirect, contingent, potential or secondary liability) is borne by the Company or any of its current or previous Subsidiaries or affiliates (including, for this purpose and for the purpose of all of the representations in this Section 3.18, any predecessors to the Company or to any such Subsidiaries or affiliates and all employers (whether or not incorporated) that would be treated together with the Company and/or any of its Subsidiaries as a single employer (i) within the meaning of Section 414 of the Code or (ii) as a result of the Company, any Subsidiary or affiliate being or having been a general partner of any such employer) since September 2, 1974 ("COMPANY EMPLOYEE BENEFIT PLANS"); and such list identifies as such all Company Employee Benefit Plans that are: (A) "SINGLE-EMPLOYER PLANS" (within the meaning of Section 4001(a)(15) of ERISA) covered by Title IV of ERISA ("COMPANY SINGLE-EMPLOYER PLANS"); (B) "MULTIEMPLOYER PLANS" (within the meaning of
Section 4001(a)(3) of ERISA) ("COMPANY MULTIEMPLOYER PLANS"); (C) "PENSION PLANS" (within the meaning of Section 3(2) of ERISA) that are intended to be qualified under Section 401(a) of the Code other than Company Single-Employer Plans and Company Multiemployer Plans (all Company Employee Benefit Plans identified in (A), (B), and (C) above collectively referred to as "COMPANY QUALIFIED PLANS"); (D) "PENSION PLANS" (within the meaning of Section 3(2) of ERISA) or deferred compensation plans or arrangements that are not intended to be qualified under Section 401(a) of the Code, separately identifying such plans and arrangements with respect to which assets are allocated to or held in a "RABBI TRUST" or similar funding vehicle and such plans and arrangements with respect to which assets are not so allocated or held; (E) "WELFARE PLANS" (within the meaning of Section 3(1) of ERISA) ("COMPANY WELFARE PLANS"), separately identifying such plans that are insured and such plans that are self-insured; and (F) Company VEBAs.

     (b)(i) Except as set forth on SCHEDULE 3.18, each Company Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all such laws. All filings required by ERISA and the Code as to each Company Employee Benefit Plan have been timely filed, and all reports, notices and disclosures to participants and beneficiaries under each Company Employee Benefit Plan which is not a Company Multiemployer Plan required by either ERISA or the Code have been timely and appropriately distributed or otherwise provided.

     (ii) No complete or partial termination of any Company Employee Benefit Plan has occurred or is expected to occur. No proceedings have been instituted to terminate or appoint a trustee to administer any Company Single-Employer Plan or Company Multiemployer Plan, and no event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer any such plan.

     (iii) Except as required to maintain the tax-qualified status of any Company Qualified Plan under Section 401(a) of the Code, or in connection with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any express or implied commitment, obligation, intention or understanding, whether formal or informal and whether legally binding or not, to create, modify, amend, terminate or adopt any Company Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Company Qualified Plan under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Company Employee Benefit Plan, and the Company and its Subsidiaries may terminate or cease contributions to any Company Employee Benefit Plan without incurring any material liability.

     (iv) To the Knowledge of the Company, no event has occurred and no condition or circumstance exists that could reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Company Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof other than such increases as may be the result of salary increases or workforce changes occurring in the ordinary course of business.

     (v) No Company Employee Benefit Plan is a "MULTIPLE EMPLOYER PLAN" within the meaning of the Code or ERISA.

     (c) Except as set forth on SCHEDULE 3.18: (i) No Company Employee Benefit Plan (excluding Company Multiemployer Plans) subject to Section 412 of the Code or Section 302 of ERISA and, to the Knowledge of the Company, no Company Multiemployer Plan, has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period, under Section 412 of the Code or Section 303 or 304 of ERISA, and no such waiver or extension is contemplated, and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Employee Benefit Plan. Except for payments of premiums to the Pension Benefit Guaranty Corporation, or any successor thereto (the "PBGC"), neither the Company nor any of its Subsidiaries has incurred any liability to the PBGC in connection with any Company Employee Benefit Plan covering any active, retired or former employees or directors of the Company or any of its Subsidiaries, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Company Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Acquiror by the PBGC. The Company and its Subsidiaries have paid all amounts due to the PBGC pursuant to Section 4007 of ERISA.

     (i) Neither the Company nor any of its Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Company Multiemployer Plan, and to the Knowledge of the Company no event has occurred and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Company Multiemployer Plan which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received notice from any Company Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated.

     (ii) Neither the Company nor any of its Subsidiaries maintains any Company Welfare Plan which is a "GROUP HEALTH PLAN" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") and any applicable similar state law and neither the Company, any of its Subsidiaries is or may be subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction, as a result of such administration and operation.

     (iii) No Company Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) provides for post-employment or retiree welfare benefits (including, without limitation, health and/or life insurance benefits but excluding any such benefits provided to comply with COBRA or any applicable state law requiring continuation of welfare benefits), and neither the Company nor any of its Subsidiaries is obligated to provide any such benefits to any retired or former employees or active employees following any such employee's retirement or other termination of service.

     (iv) No Company Welfare Plan has provided any "DISQUALIFIED BENEFIT" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could reasonably be expected to be imposed.

     (v) Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Company Employee Benefit Plan described in Clause
(D) of subsection (a), above.

     (vi) Neither the Company nor any of its Subsidiaries has incurred any liability to the Internal Revenue Service (including, to the extent relevant, the United States Department of the Treasury), or any successor agency (the "IRS"), with respect to any Company Employee Benefit Plan which liability has not been satisfied, including, without limitation, any liability imposed under Chapter 43 of the Code, and, to the Knowledge of the Company, no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such liability.

         (vii) No asset of the Company or any of its Subsidiaries is subject to any lien arising under ERISA or the Code on account of any Company Employee Benefit Plan, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien. Neither the Company nor any of its Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such requirement to provide any such security.

     (viii)  There  are  no  actions,  suits,  proceedings,   hearings,  audits,
investigations or claims pending, or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Company Employee Benefit Plan, or any fiduciary or sponsor of any such plan, with respect to its duties under such plan, or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims arising in the ordinary course). There is no dispute pending between the Company and/or its Subsidiaries and any Company Multiemployer Plan concerning payment of contributions or withdrawal liability payments. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Company Employee Benefit Plan, in any case with respect to any Company Employee Benefit Plan. No Company Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental entity or agency.

     (d)(i) Except as set forth on SCHEDULE 3.18: Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Company Employee Benefit Plan or any agreement relating to any Company Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid, including all contributions and premiums thereunder, as of the last day of the most recent fiscal year of such Company Employee Benefit Plan ended prior to the date hereof. All contributions, premiums and payments paid or accrued with respect to any Company Employee Benefit Plan have been fully deducted for income tax purposes (to the extent deductible) and no such deduction has been challenged or disallowed by any governmental entity, and, to the Knowledge of the Company, no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such challenge or disallowance. No amount, or any asset, with respect to any Company Employee Benefit Plan is or may be subject to tax as unrelated business taxable income under the Code. The Company and its Subsidiaries have made adequate provisions in their financial records and statements, in accordance with generally accepted United States accounting principles applied on a consistent basis and prior practices of the Company or such Subsidiary, for all obligations and liabilities under all Company Employee Benefit Plans that have accrued but have not been paid because they are not yet due under the terms of any Company Employee Benefit Plan or related agreements.

     (ii) Benefits under all Company Employee Benefit Plans are as represented and subsequent to the date as of which documents have been provided no such benefits have been increased and neither the Company nor any Subsidiary of the Company has entered into, adopted, created or amended (except as required to maintain the tax-qualified status of any Company Qualified Plan under Section 401(a) of the Code or as otherwise required by law) any Company Employee Benefit Plan.

         (iii) From and after the Closing Date, if and to the extent the Acquiror and/or any of its Subsidiaries and/or affiliates assumes or succeeds to any obligation under any Company

Employee Benefit Plan, the Acquiror and any such Subsidiaries and affiliates will receive for purposes of satisfying such respective obligations the full benefit of any funds, trusts, accruals or reserves in connection with any such Company Employee Benefit Plan.

     (e)(i) As of the date of this Agreement, the current value of the accumulated benefit obligations (whether or not vested and based upon an acceptable funding method under ERISA and the Code and actuarial assumptions which are individually and in the aggregate reasonable in all respects and which have been furnished to and relied upon by the Acquiror) under each Company Single-Employer Plan did not exceed the current fair value of the assets of each such Company Single-Employer Plan allocable to such accrued benefits, and since the Company Balance Sheet Date, there has been: (A) no material adverse change in the financial condition of any Company Single-Employer Plan, (B) no change in the actuarial assumptions with respect to any Company Single-Employer Plan and
(C) no increase in benefits under any Company Single-Employer Plan as a result of plan amendments, written interpretations or announcements (whether written or not), change in applicable law or otherwise, which individually or in the aggregate, would result in the current value of any Company Single-Employer Plan's accrued benefits exceeding the current value of all such Company Single-Employer Plan's assets.

         (ii) As of the date of this Agreement, using actuarial assumptions and computation methods consistent with Subpart 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries to all Company Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Company Multiemployer Plan ended prior to the date hereof, based on union information, would not exceed $1.5 million. To the Knowledge of the Company there has been no material change in the financial condition of any Company Multiemployer Plan, in any such actuarial assumption or computation method or in the benefits under any Company Multiemployer Plan as a result of collective bargaining or otherwise since the close of each such fiscal year which, individually or in the aggregate, would materially increase such liability.

     (f) Except as set forth on SCHEDULE 3.18: (i) Each Company Qualified Plan has been qualified under Section 401(a) of the Code during the period from its adoption to date and has been determined to be so qualified by the IRS. (ii) Each trust established in connection with any Company Qualified Plan has been during the period from its creation to date exempt from Federal income taxation under Section 501(a) of the Code and has been determined to be so exempt by the IRS. (iii) Each Company VEBA has qualified during the period from its creation to date as a voluntary employees' beneficiary association under Section 501(c)(9) of the Code and has been determined by the IRS to be exempt from Federal income tax. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination, approval or exemption or that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan or the exempt status of any such trust or Company VEBA.

     (g) Except as set forth on SCHEDULE 3.18: (i) No "REPORTABLE EVENT" (as such term is defined in Section 4043 of ERISA) has occurred or is expected to occur with respect to any Company Single Employer Plan.

         (ii) Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Company, other persons who partic-
ipate in the operation of any Company Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Company Employee Benefit Plan or breached any fiduciary responsibilities or obligations under Title I of ERISA or other applicable law that could reasonably be expected to subject the Company or its Subsidiaries to a tax, penalty or liability under ERISA or the Code (including, without limitation, with respect to any transaction in violation of Section 406 of ERISA or any "PROHIBITED TRANSACTION," within the meaning of Section 4975 of the Code) or that would otherwise result in liability on the part of the Company or its Subsidiaries.

     (h) Except as set forth on SCHEDULE 3.18: (i) The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Company or any of its Subsidiaries. (ii) No Company Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

         (i) The Company has made available, delivered or caused to be delivered to the Acquiror (or its counsel) true, correct and complete copies of all material documents in connection with each Company Employee Benefit Plan (excluding Company Multiemployer Plans unless specifically provided for below), including, without limitation (where applicable): (i) all Company Employee Benefit Plans as in effect on the date hereof, together with all amendments
and
written interpretations with respect thereto, including, in the case of any Company Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, material communications and other summaries and descriptions furnished to participants and beneficiaries; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained, and any outstanding request for such a determination, with respect to each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code and each Company VEBA; (v) the annual report on IRS Form 5500-series for each of the last three years for each Company Employee Benefit Plan required to file such form, including all schedules thereto; (vi) the most recent PBGC Form 1 for each Company Employee Benefit Plan required to file such form; (vii) the most recent IRS Form 990 for each Company VEBA; (viii) the most recent reports submitted by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Company Employee Benefit Plan, including, without limitation, the most recently prepared actuarial valuation report for each Company Employee Benefit Plan covered by Title IV of ERISA; (ix) a letter or notice from the trustee or administrator of each Company Multiemployer Plan setting forth the estimated withdrawal liability which would be imposed on the Company and/or its Subsidiaries in the event of a complete withdrawal from each such plan as of the close of the most recent fiscal year of each such plan ended prior to the date hereof; (x) the most recently prepared financial statements and related opinions of independent accountants; (xi) all collective bargaining agreements pursuant to which contributions are or have been made or obligations incurred (including for pension, profit-sharing and/or welfare benefits) by the Company and/or any of its Subsidiaries; (xii) the most recent registration statements filed with respect to any Company Employee Benefit Plan; (xiii) standard notifications to employees of their rights under COBRA; and (xiv) all legally binding contracts, agreements, obligations, promises or undertakings (whether written or oral and whether express or implied) relating to each Company Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

     ss. 3.19  INTERESTS IN CUSTOMERS,  SUPPLIERS,  ETC.  Except as set forth on
Schedule 3.19 attached hereto, neither the Shareholders nor any officer or director of the Company or any of its Subsidiaries possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company or any of its Subsidiaries. Ownership of securities of a company whose securities are registered under the Exchange Act of 1934 of 2% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.19.

     ss. 3.20 ENVIRONMENTAL  MATTERS AND CLAIMS. Except as set forth in Schedule
3.20 (i) the Company, each of its Subsidiaries and their Affiliates are in substantial compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("ENVIRONMENTAL LAWS") except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries; (ii) the Company, each of its Subsidiaries and their Affiliates, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("ENVIRONMENTAL APPROVALS") and are in compliance with all Environmental Approvals required to operate their business as then being conducted except where the failure to have all such Environmental Approvals or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, none of the Company, any Subsidiary nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or Governmental Authority, alleging potential liability for, or a requirement to incur, material investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("ENVIRONMENTAL CLAIM") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Company, its Subsidiaries and Affiliates in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) to the Knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future; and (a) except as heretofore disclosed in writing to the Acquiror there is no Environmental Claim pending or threatened against the Company, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that to the Knowledge of the Company, could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect.

     ss. 3.21 COMPENSATION OF EMPLOYEES. The Company has, prior to the execution of this Agreement, delivered to the Acquiror an accurate and complete list for calendar year 1996 showing the names of all persons employed by the Company or any Subsidiary who received more than $60,000 in 1996 cash compensation
(including, without limitation, salary, commission and bonus) or who are reasonably expected to receive more than $60,000 in 1997 cash compensation (including, without limitation, salary, commission and bonus) and who are expected to be employed by the Company or any Subsidiary on the Second Closing Date. Such list sets forth the present salary or hourly wage, total in 1996 and expected 1997 and 1998 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person.

     ss. 3.22 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement and the schedules hereto, since December 31, 1996, the Company has taken no action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Dates, would constitute a breach of the Company's agreements set forth in Section 6.1.

     ss. 3.23 RESTRICTIVE DOCUMENTS. Except as set forth on Schedule 3.23, none of the Company, any of its Subsidiaries or any Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, ship charter, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) has a Material Adverse Effect on the Company, or which might reasonably be expected to have a Material Adverse Effect on the Company, (b) would prevent the continued operation of the Company's or any Subsidiary's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated, (c) would restrict the ability of the Company or any Subsidiary to acquire any property or (d) would prevent consummation by the Company of the transactions contemplated by this Agreement.

     ss. 3.24 NO CHANGES SINCE COMPANY BALANCE SHEET DATE. Since the Company Balance Sheet Date, except as set forth on SCHEDULE 3.24 attached hereto, disclosed in the Company Pro Forma Closing Balance Sheet or otherwise permitted by this Agreement, neither the Company nor any of its Subsidiaries has (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice, (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Company Permitted Encumbrances), (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business consistent with past practice, or made any acquisition of all or any part of the properties, capital stock or business of any other Person, (d) sold, transferred or otherwise disposed of any vessel, (e) made any capital expenditures or commitments therefor which in the aggregate total more than $500,000, (f) declared or paid any dividend or made any distribution on any shares of its capital stock, (g) redeemed, purchased or otherwise acquired any shares of its capital stock, (h) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, (i) made any bonus or profit sharing distribution or payment of any kind, except in the ordinary course of business consistent with past practice, (j) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business consistent with past practice, or made any loan to any Person (other than accounts receivable arising in the ordinary course of business consistent with past practice), (k) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice, none of which individually or in the aggregate is material to the Company or its Subsidiaries,
(l) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee, except in the ordinary course of business consistent with past practice, (m) cancelled, waived or settled any material claims or rights, (n) made any change in any method, principle or practice of accounting or auditing, (o) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business consistent with past practice or (p) materially amended or terminated any material contract or agreement or entered into any material contract or agreement.

     To the Knowledge of the Company, no fact or condition exists or is threatened which is expected to cause any change described in the immediately preceding paragraph and none of the Shareholders, the Company and its Subsidiaries have agreed, whether or not in writing, to do any of the foregoing.

     ss. 3.25 CONDITION OF ASSETS. The assets and properties utilized in and material to the conduct of the Company's business (other than ships), whether owned or leased, are in the aggregate in good operating condition and repair and are suitable for the purposes for which they are presently being used. All ships which are owned, leased or operated by the Company or any of its Subsidiaries are in class.

     ss. 3.26 LIMITATION OF WARRANTIES. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company has not relied upon any representation, warranty, statement, advice, document, projection or other information of any type provided by the Acquiror or its directors, officers, employees or agents (whether during the Company's due diligence process or otherwise) or the Shareholders other than the representations and warranties of the Acquiror and Shareholders (including Schedules relating thereto) expressly set forth in this Agreement. The Company acknowledges and agrees that, except for the representations and warranties of the Acquiror expressly set forth in this Agreement (including the schedules relating thereto), neither the Acquiror nor any of its directors, officers, employees or agents, nor the Shareholders has made, or is making, any representation or warranty, written or oral, to the Company concerning the Acquiror or its business, operations, prospects, financial statements, financial condition or results of operations or any other matter whatsoever.

     ss. 3.27 BROKER'S OR FINDER'S FEES. Other than the fees of First Stanford Corp. and Den Norske Bank arising under that certain letter agreement dated February 28, 1996, no agent, broker, person or firm acting on behalf of the Company or the Shareholders, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

     ss. 3.28 DISCLOSURE. The Company does not have any Knowledge that any current material customer or supplier of the Company or its Subsidiaries intend to cease doing business with the Company or its Subsidiaries (whether or not as a result of the transactions contemplated by this Agreement) or materially decrease the amount of business that such Person is presently doing with the
Company or its Subsidiaries, except that MARAD currently has a policy restricting the number of vessels that any one company can manage to 12.

     ss. 3.29 COPIES OF DOCUMENTS. The Company has caused to be made available for inspection and copying by the Acquiror and its advisers complete and correct copies of all documents referred to in this Article III or in any Schedule attached hereto.

                                   ARTICLE IV

                       REPRESENTATIONS OF THE SHAREHOLDERS
                       -----------------------------------

     ss. 4. REPRESENTATIONS OF THE SHAREHOLDERS. Each Shareholder severally as to itself, and not jointly, represents and warrants to the Acquiror that as of the date hereof:

     ss. 4.1 Ownership of Stock. Such Shareholder is the lawful owner of the number of shares of Stock listed opposite his or its name in EXHIBIT A attached hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind except as provided in (i) the Amended and Restated Stockholders' Agreement dated as of July 31, 1996 among the Company and certain stockholders of the Company as the same may be amended by the agreement among selling stockholders referred to in SCHEDULE 3.11 (the "SHAREHOLDERS AGREEMENT"), (ii) the option agreement dated as of July 31, 1996 among the Company and Harrowston Corporation and the Wolfson Descendants' 1983 Trust as the same may be amended by the agreement among selling stockholders referred to in SCHEDULE 3.11 (the "OPTION AGREEMENT") (iii) the provisions of the Company's Restated Certificate of Incorporation and By-laws which restrict the transfer of the stock to "ALIENS" (as such term is defined in the Company's Bylaws (the "RESTRICTIVE CHARTER AND BYLAW PROVISIONS") which restrictions except the Restrictive Charter and Bylaw Provision will terminate on or before the Second Closing Date. Such Shareholder has the full legal right, power and authority to enter into this Agreement and to assign, transfer and convey the shares of Stock so owned by such Shareholder pursuant to this Agreement, and the delivery to the Acquiror of the Stock pursuant to the provisions of this Agreement will transfer to the Acquiror good title thereto, free and clear of all Encumbrances.

     ss. 4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Such Shareholder has requisite power and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated to be performed by such Shareholder hereby. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due execution of this Agreement by the Acquiror, the Company and the other Share-
holders party to this Agreement, is a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     ss. 4.3 RESTRICTIVE DOCUMENTS. Such Shareholder is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which, in any such case, would prevent consummation by such Shareholder of the transactions contemplated by this Agreement except (i) the Shareholders Agreement, (ii) the Option Agreement, (iii) the Restrictive Charter and Bylaw Provisions, (iv) the HSR Act and (v) statutory provisions pertaining to citizenship requirements for ownership of vessels documented under the laws of the United States of America (Sec. 2 of the Shipping Act of 1916, 46 U.S.C. ss.802 and 46 U.S.C. Chapter 121/Documentation of Vessels) and (vi) the Letter Agreement dated November 16, 1989 among First City Securities, Inc., Intrepid Shipping USA, Inc., Richard T. du Moulin, Paul B. Gridley, Mark Filanowski and the Company, but only to the extent that the transaction contemplated by this Agreement would constitute a "MARITIME INVESTMENT" for purposes of such Letter Agreement, which restriction will terminate on or before the Second Closing Date. This representation assumes buyer is a citizen of the United States for purposes of statutory provisions pertaining to citizenship requirements for ownership of vessels documented under the laws of the United States of America (Sec. 2 of the Shipping Act of 1916, 46 U.S.C. ss. 802 and 46 U.S.C. Chapter 121/ Documentation of Vessels).

ss. 4.4
ACQUISITION FOR INVESTMENT. (a) Each Shareholder represents and warrants, severally and not jointly and solely as to itself, that: (i) such Shareholder is acquiring the Acquiror Shares for investment for such Shareholder's own account and not with a view to, or for the resale in connection with, the distribution or other disposition thereof in violation of the Securities Act, PROVIDED, HOWEVER, that the disposition of each Shareholder's property shall at all times remain within the sole control of such Shareholder; (ii) such Shareholder has either (A) preexisting personal or business relationships with the Company, or any of its respective officers, directors or any of its respective Affiliates or
(B) knowledge and experience in financial and business matters such that such Shareholder is capable of evaluating the merits and risks relating to the acquisition of Acquiror Shares under this Agreement, or such Shareholder has been advised by a representative possessing such knowledge and experience who is unaffiliated with and who is not compensated, directly or indirectly, by the Acquiror; (iii) such Shareholder has been given an opportunity which such Shareholder deems adequate to obtain information and documents relating to the Acquiror and to ask questions of and receive answers from representatives of the Acquiror concerning such Shareholder's investment in the Acquiror Shares; (iv) such Shareholder's financial condition is such that such Shareholder can afford to bear the economic risk of holding the Acquiror Shares for an indefinite period of time; such Shareholder has adequate means of providing for such Shareholder's current needs and contingencies and has no need for such Shareholder's investment in the Acquiror Shares to be liquid; and (v) such Shareholder can afford to suffer a complete loss of such Shareholder's investment in the Acquiror Shares.

     (b) Each Shareholder further acknowledges that such Shareholder has been advised by the Acquiror that: (i) the Acquiror Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any states and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws; (ii) the Acquiror Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and such law pursuant to registration or exemption therefrom;
(iii) a restrictive legend shall be placed on the certificates representing the Acquiror Shares; (iv) a notation shall be made in the appropriate records of the Acquiror indicating that the Acquiror Shares are subject to restrictions on transfer; and (v) the shares of common stock of UBC which the Shareholders will receive in the Spin-Off will not be "RESTRICTED SECURITIES" within the meaning Securities Act Rule 144(a)(3).

     ss. 4.5 LIMITATION OF WARRANTIES. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Shareholder has not relied upon any representation, warranty, statement, advice, document, projection or other information of any type provided by the Acquiror or its directors, officers, employees or agents (whether during such Shareholder's due diligence process or otherwise) other than the representations and warranties of the Acquiror (including Schedules relating thereto) expressly set forth in this Agreement. Each Shareholder acknowledges and agrees that, except for the representations and warranties of the Acquiror expressly set forth in this Agreement (including the schedules relating thereto), neither the Acquiror nor any of its directors, officers, employees or agents, has made, or is making, any representation or warranty, written or oral, to such Shareholder concerning the Acquiror or its or their business, operations, prospects, financial statements, financial condition or results of operations or any other matter whatsoever.

     ss. 4.6 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of such Shareholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                         REPRESENTATIONS OF THE ACQUIROR
                         -------------------------------

     ss. 5. REPRESENTATIONS OF THE ACQUIROR. The Acquiror represents and warrants to the Company and the Shareholders that as of the date hereof:

     ss. 51 CAPITAL STOCK. (a) The Acquiror has an authorized capitalization consisting of 80,000,000 shares of common stock, par value $.50 per share, of which on the date hereof 43,008,593 shares of common stock are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are issued or outstanding. All outstanding shares of capital stock of the Acquiror have been duly authorized and validly issued and are fully paid and nonassessable. Except for the options to purchase Common Stock set forth on
Schedule 5.1 attached hereto, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Acquiror.

     (b) The Acquiror Shares have been duly authorized and will be, when issued and paid for in accordance with the terms of this Agreement, validly issued, fully paid and nonassessable.

     ss. 5.2 EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. (a) The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiror has the requisite corporate right, power, legal capacity and authority to own, lease and operate its Domestic Businesses, enter into, execute and deliver this Agreement and perform its obligations hereunder. The U.S. Subsidiaries are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the U.S. Subsidiaries or the nature of the business conducted by the U.S. Subsidiaries makes such qualification or license necessary, except where the failure to be so duly qualified, licensed or in good standing could not reasonably be expected to have a Material Adverse Effect on the Domestic Businesses. The execution, delivery and performance of this Agreement by the Acquiror and the performance of its obligations hereunder have been duly authorized and approved by its Board of Directors and, except for approval by the Acquiror's stockholders, no other corporate action on the part of the Acquiror or action by the stockholders of the Acquiror is necessary to authorize the execution, delivery and performance of this Agreement by the Acquiror. This Agreement has been duly executed and delivered by the Acquiror and, assuming the due execution of this Agreement by the Company and by each Shareholder, is a valid and binding obligation of the Acquiror enforceable against the Acquiror in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) Except as set forth on SCHEDULE 5.2(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to the Acquiror in connection with the execution and delivery of, and the consummation by the Acquiror or its domestic businesses of the transactions contemplated by this Agreement or to permit the Acquiror to continue, without material change, the Domestic Businesses as currently conducted and as proposed to be conducted, except for (i) the filing of the appropriate documents with the relevant authorities of other states in which the Acquiror is qualified to do business, (ii) filings with the SEC, the New York Stock Exchange and appropriate state securities authorities in respect of the Spin-Off and Acquisition and (iii) filings under the HSR Act.

     ss. 5.3 SUBSIDIARIES AND INVESTMENTS. (a) Set forth in SCHEDULE 5.3(a) attached hereto is a list of each corporation in which the Acquiror owns, directly or indirectly, any equity security. Each U.S. Subsidiary is a corporation duly organized, validly existing and in good standing (to the extent such concept is relevant under applicable law) under the laws of the jurisdiction of its organization (which is set forth on Schedule 5.3(a)), and has the corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted.

     (b) Set forth on SCHEDULE 5.3(b) is a list of jurisdictions in which each U.S. Subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by each U.S. Subsidiary, or the nature of the business conducted by each U.S. Subsidiary, makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

     (c) Each U.S. Subsidiary has the capitalization set forth on Schedule 5.3(c). The outstanding shares of capital stock of each U.S. Subsidiary have been duly authorized and validly issued, are (to the extent such concepts are applicable under relevant law) fully paid and nonassessable, and, except as set forth in Schedule 5.3(c), are owned, of record and beneficially, by the Acquiror, free and clear of all liens, encumbrances, restrictions and claims of every kind. No shares of capital stock of any U.S. Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims, agreements, obligations, calls, commitments, conversion rights, rights of exchange or other commitments of any character, contingent or otherwise, providing for the purchase, issuance, sale or transfer of any shares of the capital stock of any U.S. Subsidiary.

     (d) None of the Domestic Businesses or any U.S. Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity, except as set forth on Schedule 5.3(a).

     ss. 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement by the Acquiror and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Articles of Incorporation or By-laws of the Acquiror or its U.S. Subsidiaries,
(b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Acquiror or its U.S. Subsidiaries are bound or by which any of its respective properties or assets are bound (c) except as set forth on SCHEDULE 5.4 will not require any filing with, permit, consent or approval of, or the giving of any notice to any other Person, and (d) as soon as consents or waivers from the lenders listed on SCHEDULE 5.4 are obtained, which consents and waivers the Acquiror reasonably believes will be obtained prior to the First Closing Date, will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Domestic Businesses under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any of the Domestic Businesses is a party, or by which any of the Domestic Businesses or any of their respective properties or assets may be bound.

ss. 5.5 RESTRICTIVE DOCUMENTS. Except as set forth in Schedule 5.5, neither the Acquiror nor any of its U.S. Subsidiaries is subject to, or a party to, any charter, by-law, mortgage, lien, lease, ship charter, license, permit, agreement, contract, instrument, order, law, rule, ordinance, regulation, judgment or decree, or any other restriction of any kind or character which (a) has a Material Adverse Effect, or which might reasonably be expected to have a Material Adverse Effect on the Domestic Businesses, (b) would restrict the ability of the Domestic Businesses to acquire any property or (c) would prevent consummation by it of the transactions contemplated by this Agreement or the Spin-Off.

     ss. 5.6 BOOKS AND RECORDS. The minute books of the Acquiror, as previously made available to the Company and Shareholders' Representative and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective stockholders and Boards of Directors of the Acquiror. The Acquiror does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one of the Domestic Businesses.

     ss. 5.7 FINANCIAL STATEMENTS; NO MATERIAL CHANGES. (a) The Acquiror has heretofore furnished the Company and Shareholders' Representative with (i) the individual financial statements for the Domestic Businesses for the years ended 1993-1996 and for the five months ended May 31, 1997 attached hereto as EXHIBIT G and (ii) the consolidated balance sheets of the Domestic Businesses as of December 31, 1996 and 1995, and the related consolidated statements of income and retained earnings for the years or periods then ended, prepared by management of the Acquiror attached hereto as Exhibit H (such consolidated financial statements of the Domestic Businesses are hereinafter referred to as the "DOMESTIC BUSINESSES UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS"). The Domestic Businesses Unaudited Consolidated Financial Statements, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated. Except as indicated in the notes thereto, the Domestic Businesses Unaudited Consolidated Financial Statements fairly present the financial condition of the Domestic Businesses as a unified group at the respective dates thereof and, the related statements of income and retained earnings and cash flows fairly present the results of the operations of the Domestic Businesses and the changes in its financial position for the respective periods indicated. Since December 31, 1996 (the "DOMESTIC BUSINESSES BALANCE SHEET DATE"), except as permitted by the terms of this Agreement or the Distribution Agreement, there has been no (i) change that has or could reasonably be expected to have a Material Adverse

Effect on the Domestic Businesses and no fact or condition exists or is contemplated or is threatened that could reasonably be expected to cause such a change in the future except as set forth in Section 7.3(a) and except for the possible termination or non-renewal of existing MARAD contracts or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of the Domestic Businesses which materially affects the ability of the Domestic Businesses to conduct their respective businesses.

     (b) The Acquiror has delivered to the Company a PRO FORMA balance sheet in the form of EXHIBIT I hereto which gives effect to the Spin-Off (the "ACQUIROR'S PRO FORMA CLOSING BALANCE Sheet"). The Acquiror's PRO FORMA Closing Balance Sheet represents the Acquiror's reasonable best estimate on the date hereof of the Condition of the Domestic Businesses as of the Second Closing Date. The Acquiror's Pro Forma Closing Balance Sheet has been prepared on a basis consistent with the Domestic Businesses Unaudited Consolidated Financial Statements.

     ss. 5.8 TITLE TO PROPERTIES;  ENCUMBRANCES. Except as set forth on SCHEDULE
5.8 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of the Domestic Businesses has good and marketable title to or a valid and subsisting leasehold interest in its respective material properties and assets (real and personal, tangible and intangible), including, without limitation, the properties and assets reflected in the Acquiror's Pro Forma Closing Balance Sheet, subject to no Encumbrances, except for (i) Encumbrances reflected in the Domestic Business Unaudited Consolidated Financial Statements, (ii) Encumbrances for current Taxes, not yet due and delinquent, (iii) Encumbrances arising by operation of law, (iv) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Encumbrances arising in the ordinary course of business securing obligations including maritime liens or other statutory rights in rem arising in the ordinary course of owning and operating vessels and incurred in the ordinary course of business that (a) are not overdue for a period of more than 45 days and (b) either individually or when aggregated with all other Encumbrances described in this
Section 5.8 outstanding on any date of determination, do not materially affect the use or value of the property to which they relate and (v) Encumbrances described on Schedule 5.8 attached hereto (liens described in clauses (i), (ii), (iii), (iv) and (v) above are hereinafter sometimes referred to as "DOMESTIC BUSINESSES' PERMITTED ENCUMBRANCES"). Assuming adequate cash, the assets set forth on the Acquiror's Pro Forma Closing Balance Sheet constitute all of the assets necessary to conduct the Domestic Businesses as presently conducted.

     ss. 5.9 REAL PROPERTY. SCHEDULE 5.9 attached hereto contains an accurate and complete list of all real property owned in whole or in part by the Domestic Businesses and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. Each of the Domestic Businesses has good and marketable title in fee simple to all the real property owned by it, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character, except for Domestic Businesses' Permitted Encumbrances. All of the buildings, structures and appurtenances situated on the real property owned in whole or in part by the Domestic Businesses are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, each of the Domestic Businesses has adequate rights of ingress and egress for operation of such business in the ordinary course. None of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others. No condemnation proceeding is pending or, to the best knowledge, information and belief of the Acquiror, threatened which would preclude or impair the use of any such property by the Domestic Businesses for the purposes for which it is currently used.


     ss. 5.10 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 5.10, the operation of the businesses of the Domestic Businesses as currently conducted requires no rights under Intellectual Property and within the six year period immediately prior to the date of this Agreement, the businesses of the Domestic Businesses made use of no Intellectual Property.

     ss. 5.11 LEASES AND SHIP CHARTERS. SCHEDULE 5.11 attached hereto contains an accurate and complete list of all leases and ship charters (including, but not limited to, capital leases) relating to the Domestic Businesses (as lessee or lessor) and which require an annual rental payment aggregating at least $10,000. Each lease and ship charter set forth on Schedule 5.11 (or to the Knowledge of the Acquiror required to be set forth on Schedule 5.11) is in full force and effect; all rents and additional rents due to date on each such lease and ship charter have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or ship charter and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default by any of the Domestic Businesses or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Domestic Businesses or give rise to a right of termination by a party (other than the Domestic Businesses) under such lease or ship charter. None of the Domestic Businesses has violated any of the terms or conditions under any such lease or ship charter in any material respect, and, to the Knowledge of the Acquiror, all of the covenants to be performed by any other party under any such lease or ship charter have been performed in all material respects. The property leased by each of the Domestic Businesses is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. Each of the vessels chartered or owned by the Domestic Businesses is in class.

     ss. 5.12 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 5.12 attached hereto, none of the Domestic Businesses has or is bound by (a) any agreement, contract or commitment (other than purchase orders or like commitments in the ordinary course of business) that involves the performance of services or the delivery of goods and/or materials by it of an amount or value in excess of $25,000, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan (other than accounts receivable arising in the ordinary course of business consistent with past practice) or advance to (other than travel and entertainment advances to employees made in the ordinary course of business consistent with past practice), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice), (f) any management service, consulting or any other similar type contract, (g) any agreement, contract or commitment limiting the ability of any of the Domestic Businesses to engage in any line of business or to compete with any Person, (h) any agreement, contract or commitment not entered into in the ordinary course of business consistent with past practice which involves estimated total payments of $25,000 or more and is not cancelable without penalty within 30 days or (i) any agreement, contract or commitment which is expected to have Material Adverse Effect on the Domestic Businesses. Each contract, commitment or agreement set forth on SCHEDULE 5.12 (or required to be set forth on SCHEDULE 5.12) is in full force and effect and there exists no default or event of default by any of the Domestic Businesses or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by such Domestic Business or give rise to a right of termination by a party (other than the Domestic Businesses) thereunder. None of the Domestic Businesses has violated any of the material terms or conditions of any contract, commitment or agreement to which such Domestic Business is bound set forth on
SCHEDULE 5.12 (or required to be set forth on SCHEDULE 5.12) in any material respect, and, to the Knowledge of the Acquiror, all of the material covenants to be performed by any other party thereto have been fully performed. Schedule 5.12A hereto sets forth the results of the audits or examinations of the Acquiror under the current and immediately preceding MARAD contracts. No past or present actions, conditions, events or circumstances presently exist or to the Knowledge of Acquiror is threatened, which could (i) result in a financial finding relating to any such contract or (ii) disqualify Acquiror from future awards of MARAD contracts, except for MARAD's current policy restricting the number of vessels that any one company can manage to 12.

     ss. 5.13 LITIGATION. Except as set forth on Schedule 5.13, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Knowledge of the Acquiror any investigation by) any Governmental Authority pending, or, to the Knowledge of the Acquiror, threatened, against or affecting any of the Domestic Businesses or any of their properties or rights which could have a Material Adverse Effect on the Domestic Businesses and the Acquiror knows of no valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 5.13, none of the Domestic Businesses is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

     ss. 5.14 TAXES. (a) Tax Returns. Except as otherwise disclosed to an officer of the Company, the Acquiror has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, the Acquiror or any of its U.S. Subsidiaries on or prior to the First Closing Date. The Returns have accurately reflected in all material respects all liability for Taxes of the Acquiror and each of its U.S. Subsidiaries for the periods covered thereby.

     (b) PAYMENT OF TAXES. Except as otherwise disclosed to an officer of the Company, all material Taxes and Tax liabilities of the Acquiror or any of its U.S. Subsidiaries for all taxable years or periods that end on or before the date hereof have been timely paid or accrued and adequately disclosed to the Company and fully provided for on the books and records of the Acquiror and its U.S. Subsidiaries in accordance with the Accounting Principles. The U.S. Federal income tax liability of the Acquiror and its U.S. Subsidiaries has been finally determined

(or the statute of limitations has closed) for all years to and including the year ended December 31, 1993.

     (c) OTHER TAX MATTERS. (i) SCHEDULE 5.14 attached hereto sets forth (A) each taxable year or other taxable period of the Acquiror or any of its U.S. Subsidiaries for which an audit or other examination of Taxes by the appropriate Tax authorities of any nation, state or locality is currently in progress (or, to the Knowledge of the Acquiror, scheduled as of the date hereof to be conducted) together with the names of the respective Tax authorities conducting (or, to the Knowledge of the Acquiror, scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to U.S. Federal income taxes of the Acquiror or any of its U.S. Subsidiaries has been finally completed and the disposition of such audit or examination, (C) the taxable years or other taxable periods of the Acquiror or any of its U.S. Subsidiaries to the Knowledge of the Acquiror which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of the Acquiror or any of its U.S. Subsidiaries, which have been proposed or assessed by any taxing authority and have not been paid and (E) a list of all notices which, to the Knowledge of the Acquiror, received by the Acquiror or any of its U.S. Subsidiaries from any taxing authority relating to any issue which could affect the Tax liability of the Acquiror or any of its U.S. Subsidiaries, which issue has not been finally determined and which, if determined adversely to the Acquiror or any of its U.S. Subsidiaries, could result in a Tax liability.

     (ii) Neither the Acquiror nor any of its U.S. Subsidiaries has been included in and could reasonably be expected to have any liability for Taxes from any "CONSOLIDATED," "UNITARY" or "combined" Return with any group other than the one that includes the Acquiror provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

     (iii) All Taxes which the Acquiror or any of its U.S. Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable other than those Taxes the failure of which to withhold, collect or timely pay over would not have a Material Adverse Effect on the Acquiror or any of its U.S. Subsidiaries.

     (iv) Neither the Acquiror nor any of its U.S. Subsidiaries is a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897(c)(2) of the Code.

     (v) Except as set forth on SCHEDULE 5.14(C)(V), there are no tax sharing, allocation, indemnification or similar agreements in effect as between the Acquiror, any of its U.S. Subsidiaries, or any predecessor or Affiliate thereof and any other party under which the Company or the Acquiror or any of its U.S. Subsidiaries could be liable for any Taxes of any party other than the Acquiror or any of its U.S. Subsidiaries.

     (vi) No indebtedness of the Acquiror or any of its U.S. Subsidiaries consists of "CORPORATE ACQUISITION INDEBTEDNESS" within the meaning of Section 279 of the Code.

     (vii) Neither the Acquiror nor any of its U.S. Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

     (viii) No election under Section 341(f) of the Code has been made to treat the Acquiror or any of its U.S. Subsidiaries as a consenting corporation, as defined in Section 341 of the Code.

     (ix) As a result of the transactions contemplated by this Agreement or the Distribution Agreement, neither the Acquiror nor any of its U.S. Subsidiaries will be obligated to make any payment that would constitute an "EXCESS PARACHUTE PAYMENT" as defined in Section 280G of the Code.

     ss, 5.15 INSURANCE. Set forth on Schedule 5.15 attached hereto is a complete list of insurance policies or binders which each of the Domestic Businesses maintains with respect to its businesses, properties or employees. Such policies or binders are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies or binders, with respect to their amounts and types of coverage, are in the opinion of management adequate to insure against risks to which the Domestic Businesses and their property and assets are normally exposed in the operation of their respective businesses and otherwise consistent with industry standards. Since the Domestic Businesses Balance Sheet Date, there has not been any material adverse change in the Domestic Businesses relationship with their respective insurers or in the premiums payable pursuant to such policies with respect to the Domestic Businesses.

     ss. 5.16 ACQUISITION FOR INVESTMENT. The Acquiror will acquire the Stock for its own account for investment and not with a view toward any resale, distribution or other disposition thereof; PROVIDED, HOWEVER, that the disposition of the Acquiror's property shall at all times remain within the sole control of the Acquiror. The Acquiror understands that
(a) the Stock has not been registered under the Securities Act, or the securities laws of any states and is being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws, (b) the Stock is subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and such laws pursuant to registration or exemption therefrom and (c) the Stock is not transferable, and that there is no market into which the Acquiror could sell the Stock.

     ss. 5.17 COMPLIANCE WITH LAWS. Each of the Domestic Businesses is in compliance with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged except where such failure to comply or violation would not have a Material Adverse Effect.

     ss. 5.18 EMPLOYMENT RELATIONS. (a) (i) Each of the Domestic Businesses is in compliance in all material respects with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against any of the Domestic Businesses is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any of the Domestic Businesses; (iv) no representation question exists respecting the employees of the any of the Domestic Businesses; (v) no grievance which could reasonably be expected to have a Material Adverse Effect upon the Domestic

Businesses or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by any of the Domestic Businesses; and
(vii) none of the Domestic Businesses has experienced any material labor difficulty during the last three years.

     (b) There has not been any material adverse change in relations with employees of the Domestic Businesses as a result of any announcement of the transactions contemplated by this Agreement.


     ss. 5.19 ACQUIROR EMPLOYEE BENEFIT PLANS. (a) Set forth in SCHEDULE 5.19 attached hereto is an accurate and complete list of all domestic and foreign (i) "EMPLOYEE BENEFIT PLANS," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, stock appreciation rights, incentive, equity participation, profit-sharing, savings, pension, retirement, deferred compensation, medical, health, sickness, life, disability, accident, severance, salary continuation, accrued leave, vacation, fringe benefit, sick pay, sick leave, cafeteria or flexible spending, dependent care, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments, obligations, practices, and/or funds (whether or not insured) and "VOLUNTARY EMPLOYEES' BENEFICIARY ASSOCIATIONS" ("ACQUIROR VEBAS") under Section 501(c)(9) of the Code; and (iii) employment, consulting, termination, severance and change in control contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, obligations, contracts, agreements, practices, and/or funds (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that are or have been established, maintained,  sponsored,  adopted,
followed, participated in or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any obligation or liability (including, for this purpose and for the purpose of all of the representations in this Section 5.19, any indirect, contingent, potential or secondary liability) is borne by the Acquiror or any of its current or previous Subsidiaries or affiliates (including, for this purpose and for the purpose of all of the representations in this Section 5.19, any predecessors to the Acquiror or to any such Subsidiaries or affiliates and all employers (whether or not incorporated) that would be treated together with the Acquiror and/or any of its Subsidiaries as a single employer (i) within the meaning of
Section 414 of the Code or (ii) as a result of the Acquiror, any Subsidiary or affiliate being or having been a general partner of any such employer) since September 2, 1974 ("ACQUIROR EMPLOYEE BENEFIT PLANS"); and such list identifies as such all Acquiror Employee Benefit Plans that are: (A) "SINGLE-EMPLOYER PLANS" (within the meaning of Section 4001(a)(15) of ERISA) covered by Title IV of ERISA ("ACQUIROR SINGLE-EMPLOYER PLANS"); (B) "MULTIEMPLOYER PLANS" (within the meaning of Section 4001(a)(3) of ERISA) ("ACQUIROR MULTIEMPLOYER Plans");
(C) "PENSION PLANS" (within the meaning of Section 3(2) of ERISA) that are intended to be qualified under Section 401(a) of the Code other than Acquiror Single-Employer Plans and Acquiror Multiemployer Plans (all Acquiror Employee Benefit Plans identified in (A), (B), and (C) above collectively referred to as "ACQUIROR QUALIFIED PLANS"); (D) "PENSION PLANS" (within the meaning of Section 3(2) of ERISA) or deferred compensation plans or arrangements that are not intended to be qualified under Section 401(a) of the Code, separately identifying such plans and arrangements with respect to which assets are allocated to or held in a "RABBI TRUST" or similar funding vehicle and such plans and arrangements with respect to which assets are not so allocated or held; (E) "WELFARE PLANS" (within the meaning of Section 3(1) of ERISA) ("ACQUIROR WELFARE PLANS"), separately identifying such plans that are insured and such plans that are self-insured; and (F) Acquiror VEBAs.

     (b)(i) Except as set forth in SCHEDULE 5.19, each Acquiror Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all such laws. Except as set forth on SCHEDULE 5.19, all filings required by ERISA and the Code as to each Acquiror Employee Benefit Plan have been timely filed, and all reports, notices and disclosures to participants and beneficiaries under each Acquiror Employee Benefit Plan which is not an Acquiror Multiemployer Plan required by either ERISA or the Code have been timely and appropriately distributed or otherwise provided.

     (ii) Except in connection with the transactions contemplated by this Agreement, (and as set forth on SCHEDULE 5.19) no complete or partial termination of any Acquiror Employee Benefit Plan has occurred or is expected to occur. No proceedings have been instituted to terminate or appoint a trustee to administer any Acquiror Single-Employer Plan or Acquiror Multiemployer Plan, and no event has occurred or circumstance exists that may constitute grounds under
Section 4042 of ERISA for the termination of, or appointment of a trustee to administer any such plan.

     (iii) Except as required to maintain the tax-qualified status of any Acquiror Qualified Plan under Section 401(a) of the Code, or in connection with the transactions contemplated by this Agreement, neither the Acquiror nor any of its Subsidiaries has any express or implied commitment, obligation, intention or understanding, whether formal or informal and whether legally binding or not, to create, modify, amend, terminate or adopt any Acquiror Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Acquiror Qualified Plan under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Acquiror Employee Benefit Plan, and the Acquiror and its Subsidiaries may terminate or cease contributions to any Acquiror Employee Benefit Plan without incurring any material liability.

     (iv) To the Knowledge of the Acquiror, no event has occurred and no condition or circumstance exists that could reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Acquiror Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof other than such increases as may be the result of salary increases or workforce changes occurring in the ordinary course of business.

     (v) No Acquiror Employee Benefit Plan is a "MULTIPLE EMPLOYER PLAN" within the meaning of the Code or ERISA.

     (c)(i) No Acquiror Employee Benefit Plan (excluding Acquiror Multiemployer Plans) subject to Section 412 of the Code or Section 302 of ERISA and, to the Knowledge of the Acquiror, no Acquiror Multiemployer Plan, has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period, under Section 412 of the Code or Section 303 or 304 of ERISA, and no such waiver or extension is contemplated, and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Acquiror Employee Benefit Plan. Except for payments of premiums to the PBGC, neither the Acquiror nor any of its Subsidiaries has incurred any liability to the PBGC in connection with any Acquiror Employee Benefit Plan covering any active, retired or former employees or directors of the Acquiror or any of its Subsidiaries, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Acquiror Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that could reasonably be expected to give rise to any liability of the Acquiror or any of its Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Company by the PBGC. The Acquiror and its Subsidiaries have paid all amounts due to the PBGC pursuant to Section 4007 of ERISA.

     (ii) Neither the Acquiror nor any of its Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Acquiror Multiemployer Plan, and to the Knowledge of the Acquiror no event has occurred and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Acquiror Multiemployer Plan which could reasonably be expected to result in any liability of the Acquiror or any of its Subsidiaries. Neither the Acquiror nor any of its Subsidiaries has received notice from any Acquiror Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated.

     (iii) Neither the Acquiror nor any of its Subsidiaries maintains any Acquiror Welfare Plan which is a "GROUP HEALTH PLAN" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of COBRA and any applicable similar state law and neither the Acquiror nor any of its Subsidiaries is or may be subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction, as a result of such administration and operation.

     (iv) Except as set forth on SCHEDULE 5.19, no Acquiror Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) provides for post-employment or retiree welfare benefits (including, without limitation, health and/or life insurance benefits but excluding any such benefits provided to comply with COBRA or any applicable state law requiring continuation of welfare benefits), and neither the Acquiror nor any of its Subsidiaries is obligated to provide any such benefits to any retired or former employees or active employees following any such employee's retirement or other termination of service.

     (v) No Acquiror Welfare Plan has provided any "DISQUALIFIED BENEFIT" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could reasonably be expected to be imposed.

     (vi) Except as set forth on SCHEDULE 5.19, neither the Acquiror nor any of its Subsidiaries has any unfunded liabilities pursuant to any Acquiror Employee Benefit Plan described in Clause (D) of Subsection (a), above.

     (vii) Neither the Acquiror nor any of its Subsidiaries has incurred any liability to the IRS, with respect to any Acquiror Employee Benefit Plan which liability has not been satisfied, including, without limitation, any liability imposed under Chapter 43 of the Code, and, to the Knowledge of the Acquiror, no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such liability.

     (viii) No asset of the Acquiror or any of its Subsidiaries is subject to any lien arising under ERISA or the Code on account of any Acquiror Employee Benefit Plan, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien. Neither the Acquiror nor any of its Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such requirement to provide any such security.

     (ix) There are no actions, suits, proceedings, hearings, audits, investigations or claims pending, or, to the Knowledge the Acquiror, threatened, anticipated or expected to be asserted with respect to any Acquiror Employee Benefit Plan, or any fiduciary or sponsor of any such plan, with respect to its duties under such plan, or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims arising in the ordinary course). There is no dispute pending between the Acquiror and/or its Subsidiaries and any Acquiror Multiemployer Plan concerning payment of contributions or withdrawal liability payments. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Acquiror or any of its Subsidiaries or any fiduciary of any Acquiror Employee Benefit Plan, in any case with respect to any Acquiror Employee Benefit Plan. No Acquiror Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental entity or agency.

     (d)(i) Full payment has been timely made of all amounts which the Acquiror or any of its Subsidiaries is required, under applicable law or under any Acquiror Employee Benefit Plan or any agreement relating to any Acquiror Employee Benefit Plan to which the Acquiror or any of its Subsidiaries is a party, to have paid, including all contributions and premiums thereunder, as of the last day of the most recent fiscal year of such Acquiror Employee Benefit Plan ended prior to the date hereof. All contributions, premiums and payments paid or accrued with respect to any Acquiror Employee Benefit Plan have been fully deducted for income tax purposes (to the extent deductible) and no such deduction has been challenged or disallowed by any governmental entity, and, to the Knowledge of the Acquiror, no event has occurred and no condition or circumstance has existed that could reasonably be expected to give rise to any such challenge or disallowance. No amount, or any asset, with respect to any Acquiror Employee Benefit Plan is or may be subject to tax as unrelated business taxable income under the Code. The Acquiror and its Subsidiaries have made adequate provisions in their financial records and statements, in accordance with GAAP for all obligations and liabilities under all Acquiror Employee Benefit Plans that have accrued but have not been paid because they are not yet due under the terms of any Acquiror Employee Benefit Plan or related agreements.

     (ii) Benefits under all Acquiror Employee Benefit Plans are as represented and subsequent to the date as of which documents have been provided no such benefits have been increased and, except as set forth on SCHEDULE 5.19, neither the Acquiror nor any Subsidiary of the

Acquiror has entered into, adopted, created or amended (except as required to maintain the tax-qualified status of any Acquiror Qualified Plan under Section 401(a) of the Code or as otherwise required by law) any Acquiror Employee Benefit Plan.

     (iii) From and after the Closing Date, if and to the extent the Company and/or any of its Subsidiaries and/or affiliates assumes or succeeds to any obligation under any Acquiror Employee Benefit Plan, the Company and any such Subsidiaries and affiliates will receive for purposes of satisfying such respective obligations the full benefit of any funds, trusts, accruals or reserves in connection with any such Acquiror Employee Benefit Plan.

     (e)(i) As of the date of this Agreement, the current value of the accumulated benefit obligations (whether or not vested and based upon an acceptable funding method under ERISA and the Code and actuarial assumptions which are individually and in the aggregate reasonable in all respects and which have been furnished to and relied upon by the Company) under each Acquiror Single-Employer Plan did not exceed the current fair value of the assets of each such Acquiror Single-Employer Plan allocable to such accrued benefits, and since the Domestic Businesses Balance Sheet Date, there has been: (A) no material adverse change in the financial condition of any Acquiror Single-Employer Plan,
(B)  no  change  in the  actuarial  assumptions  with  respect  to any  Acquiror
Single-Employer Plan and (C) no increase in benefits under any Acquiror Single-Employer Plan as a result of plan amendments, written interpretations or announcements (whether written or not), change in applicable law or otherwise, which individually or in the aggregate, would result in the current value of any Acquiror Single-Employer Plan's accrued benefits exceeding the current value of all such Acquiror Single-Employer Plan's assets.

     (ii) As of the date of this Agreement, using actuarial assumptions and computation methods consistent with Subpart 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Acquiror and its Subsidiaries to all Acquiror Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Acquiror Multiemployer Plan ended prior to the date hereof, based on union information would not exceed $50,000. To Knowledge of the Acquiror there has been no material change in the financial condition of any Acquiror Multiemployer Plan, in any such actuarial assumption or computation method or in the benefits under any Acquiror Multiemployer Plan as a result of collective bargaining or otherwise since the close of each such fiscal year which, individually or in the aggregate, would materially increase such liability.

     (f) Each Acquiror Qualified Plan has been qualified under Section 401(a) of the Code during the period from its adoption to date and has been determined to be so qualified by the IRS. Each trust established in connection with any Acquiror Qualified Plan has been during the period from its creation to date exempt from Federal income taxation under Section 501(a) of the Code and has been determined to be so exempt by the IRS. Each Acquiror VEBA has qualified during the period from its creation to date as a voluntary employees' beneficiary association under Section 501(c)(9) of the Code and has been determined by the IRS to be exempt from Federal income tax. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination, approval or exemption or that could reasonably be expected to adversely affect the qualified status of any such Acquiror Employee Benefit Plan or the exempt status of any such trust or Acquiror VEBA.

     (g)(i) No "REPORTABLE EVENT" (as such term is defined in Section 4043 of ERISA) has occurred or is expected to occur with respect to any Acquiror Single Employer Plan.

     (ii) Neither the Acquiror nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Acquiror, other persons who participate in the operation of any Acquiror Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Acquiror Employee Benefit Plan or breached any fiduciary responsibilities or obligations under Title I of ERISA or other applicable law that could reasonably be expected to subject the Acquiror or its Subsidiaries to a tax, penalty or liability under ERISA or the Code (including, without limitation, with respect to any transaction in violation of Section 406 of ERISA or any "PROHIBITED TRANSACTION," within the meaning of Section 4975 of the Code) or that would otherwise result in liability on the part of the Acquiror or its Subsidiaries.

         (h) Except as set forth on SCHEDULE 5.19: (i) The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Acquiror Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, severance, bonus, retirement or job security or similar-type benefit, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of the Acquiror or any of its Subsidiaries. (ii) No Acquiror Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

     (i) The Acquiror delivered or caused to be delivered to the Company (or its counsel) true, correct and complete copies of all material documents in connection with each Acquiror Employee Benefit Plan (excluding Acquiror Multiemployer Plans unless specifically provided for below), including, without limitation (where applicable): (i) all Acquiror Employee Benefit Plans as in effect on the date hereof, together with all amendments and written interpretations with respect thereto, including, in the case of any Acquiror Employee Benefit Plan not set forth in writing, a written description thereof;
(ii) all current summary plan descriptions, summaries of material modifications, material communications and other summaries and descriptions furnished to participants and beneficiaries; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained, and any outstanding request for such a determination, with respect to each Acquiror Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code and each Acquiror VEBA; (v) the annual report on IRS Form 5500-series for each of the last three years for each Acquiror Employee Benefit Plan required to file such form, including all schedules thereto; (vi) the most recent PBGC Form 1 for each Acquiror Employee Benefit Plan required to file such form; (vii) the most recent IRS Form 990 for each Acquiror VEBA; (viii) the most recent reports submitted by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Acquiror Employee Benefit Plan, including, without limitation, the most recently prepared actuarial valuation report for each Acquiror Employee Benefit Plan covered by Title IV of ERISA; (ix) a letter or notice from the trustee or administrator of each Acquiror Multiemployer Plan setting forth the estimated withdrawal liability which would be imposed on the Acquiror and/or its Subsidiaries in the event of a complete withdrawal from each such plan as of the close of the most recent fiscal year of each such plan ended prior to the date hereof; (x) the most recently prepared financial statements and related opinions of independent accountants; (xi) all collective bargaining agreements pursuant to which contributions are or have been made or obligations incurred (including for pension, profit-sharing and/or welfare benefits) by the Acquiror and/or any of its Subsidiaries; (xii) the most recent registration statements filed with respect to any Acquiror Employee Benefit Plan; (xiii) standard notifications to employees of their rights under COBRA; and (xiv) all legally binding contracts, agreements, obligations, promises or undertakings (whether written or oral and whether express or implied) relating to each Acquiror Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

     ss. 5.20  INTERESTS IN CUSTOMERS,  SUPPLIERS,  ETC.  Except as set forth on
Schedule 5.20 attached hereto, no officer or director of the Domestic Businesses possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Domestic Businesses. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 5.20.

ss. 5.21 ENVIRONMENTAL MATTERS
AND CLAIMS. (a) Except as set forth in SCHEDULE 5.21 (i) the Domestic Businesses are in substantial compliance with all applicable Environmental Laws, including, without limitation, laws, regulations, conventions and agreements relating to (1) Materials of Environmental Concern, or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect on the Domestic Businesses; (ii) the Domestic Businesses, have all Environmental Approvals and are in compliance with all Environmental Approvals required to operate their business as then being conducted except where the failure to have all such Environmental Approvals or be in compliance could not reasonably be expected to have a Material Adverse Effect on the Domestic Businesses; (iii) To the Knowledge of the Acquiror none of the Domestic Businesses has received any notice of any Environmental Claim (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by any of the Domestic Businesses in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) to the Knowledge of the Acquiror, there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Company there is no Environmental Claim pending or threatened against any of the Domestic Businesses and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that to the Knowledge of the Acquiror, could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect on the Domestic Businesses.

     ss. 5.22 COMPENSATION OF EMPLOYEES. The Acquiror has, prior to the execution of this Agreement, delivered to the Company an accurate and complete list for calendar year 1996 showing the names of all persons employed by the
Domestic Businesses or who are expected to be employed by the Domestic Businesses following the Spin-Off who received more than $50,000 in 1996 cash compensation (including, without limitation, salary, commission and bonus) or who are reasonably expected to receive more than $50,000 in 1997 cash compensation (including, without limitation, salary, commission and bonus). Such list sets forth the present salary or hourly wage, total in 1996 and expected 1997 and 1998 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person.

     ss. 5.23 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement and the schedules hereto or the Distribution Agreement, since December 31, 1996, the Acquiror has taken no action with respect to its Domestic Businesses and has caused its Domestic Businesses not to take any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Dates, would constitute a breach of the Acquiror's agreements set forth in Section 6.2.

     ss. 5.24 NO CHANGES SINCE DOMESTIC BUSINESSES BALANCE SHEET DATE. Since the Domestic Businesses Balance Sheet Date, except as permitted by the terms of this Agreement or the Distribution Agreement and except as set forth in SCHEDULE 5.24 attached hereto, neither the Acquiror nor any U.S. Subsidiary has without the written consent of the Company (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise with respect to its Domestic Businesses), except in the ordinary course of business consistent with past practice, (b) permitted any of its assets used in the Domestic Businesses to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Encumbrances), (c) sold, transferred or otherwise disposed of any assets used in the Domestic Businesses except in the ordinary course of business consistent with past practice, or made any acquisition of all or any part of the properties, capital stock or business of any other Person for the Domestic Businesses, (d) sold, transferred or otherwise disposed of any vessel used in the Domestic Businesses, (e) made any capital expenditure or commitment therefor which in the aggregate total more than $500,000 other than the purchase by Petrolink of an additional workboat, (f) declared or paid any dividend or made any distribution on any shares of its capital stock, (g) redeemed, purchased or otherwise acquired any shares of its capital stock, (h) granted or issued any option, warrant or other right to purchase or acquire any shares of its capital stock, (i) made any bonus or profit sharing distribution or payment of any kind, except in the ordinary course of business consistent with past practice, (j) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business consistent with past practice, or made any loan to any Person (other than accounts receivable arising in the ordinary course of business consistent with past practice), (k) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice, none of which individually or in the aggregate is material to the Domestic Businesses, (l) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee, except in the ordinary course of business consistent with past practice, (m) cancelled, waived or settled any material claims or rights, (n) made any change in any method, principle or practice of accounting or auditing except for changes in allocating general and administrative expenses and interest expense on all debt and deferred taxes and the change from accruing dry-dock expenses to pre-paying them, (o) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business consistent with past practice or
(p) materially amended or terminated any material contract or agreement or entered into any material contract or agreement.

     To the Knowledge of the Acquiror, no fact or condition exists or is threatened which is expected to cause any change described in the immediately preceding paragraph and none of the Acquiror or any of the Domestic Businesses have agreed, whether or not in writing, to do any of the foregoing.

     ss. 5.25 NO DEFAULTS. None of the Domestic Businesses is in default in respect of the terms or conditions of any indebtedness.

     ss. 5.26 CONDITION OF ASSETS. The assets and properties utilized in and material to the conduct of the Domestic Businesses (other than ships), whether owned or leased, are in the aggregate in good operating condition and repair and are suitable for the purposes for which they are presently being used. All ships which are owned, leased or operated by the Domestic Businesses are in class and, other than the ROVER, are eligible to trade in U.S. waters.

     ss. 5.27 LIMITATION OF WARRANTIES. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquiror has not relied upon any representation, warranty, statement, advice, document, projection or other information of any type provided by the Company or its directors, officers, employees or agents (whether during the Acquiror's due diligence process or otherwise) or the Shareholders other than the representations and warranties of the Company and Shareholders (including Schedules relating thereto) expressly set forth in this Agreement. The Acquiror acknowledges and agrees that, except for the representations and warranties of the Company expressly set forth in this Agreement (including the schedules relating thereto), neither the Company nor any of its directors, officers, employees or agents, nor the Shareholders has made, or is making, any representation or warranty, written or oral, to the Acquiror concerning the Company or the Shareholders or its or their business, operations, prospects, financial statements, financial condition or results of operations or any other matter whatsoever.

     ss. 5.28 SEC FILINGS. Acquiror has made available to the Company and the Shareholders' Representative correct and complete copies of (i) its Annual Reports on Form 10-K for the years ended December 31, 1994, 1995 and 1996, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Acquiror since January 1, 1994, as filed with the SEC, and (iii) all other reports filed pursuant to the Exchange Act (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Acquiror with the SEC since January 1, 1994 and all registration statements filed by Acquiror with the SEC since January 1, 1995 (the reports and statements set forth in clauses (i), (ii) and (iii), above, are referred to collectively as the "ACQUIROR SECURITIES FILINGS"). The Acquiror Securities Filings complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and Acquiror has received no notice of violation with respect thereto from the SEC. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries, or any properties or rights of Acquiror or any of its Subsidiaries, before any court, administrative, governmental or regulatory authority or body which is or will be required to be described in any Acquiror Securities Filing that is not so described. Since January 1, 1994, other than the Acquiror Securities Filings, Acquiror has not been required to file any report or other document with the SEC pursuant to the requirements of the Exchange Act which has not been timely filed with the SEC. Any documents filed by Acquiror with the SEC after the date hereof, that would have constituted Acquiror Securities Filings if filed prior to the date hereof, shall be provided to the Company; and each such document, shall constitute Acquiror Securities Filings for purposes hereof.

     ss. 5.29 COPIES OF DOCUMENTS. The Acquiror has caused to be made available for inspection and copying by the Company and the Shareholders and their advisers, complete and correct copies of all documents referred to in this
Article V or in any Schedule attached hereto.

ss. 5.30 DISCLOSURE. The Acquiror does not have any Knowledge that any current material customer or supplier of the Domestic Businesses intend to cease doing business with the Domestic Businesses (whether or not as a result of the transactions contemplated by this Agreement) or materially decrease the amount of business that such Person is presently doing with the Domestic Businesses, except that MARAD currently has a policy restricting the number of vessels that any one company can manage to 12.

ss. 5.31  BROKER'S OR FINDER'S  FEES.
Other than Smith Barney, Inc., no agent, broker, person or firm acting on behalf of the Acquiror is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES
                            ------------------------

     ss.6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement to the Second Closing Date, the Company and each of its Subsidiaries shall conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and use their commercially reasonable best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Second Closing Date, except as may be first approved in writing by the Acquiror or as is otherwise permitted or required by this Agreement, the Company and each of its Subsidiaries shall (a) refrain from amending or modifying the Company's and each of its Subsidiaries' respective Articles of Incorporation and/or By-Laws (or equivalent governing documents) except as provided in clause (g) below, (b) refrain from increasing beyond the levels in effect on the date of this Agreement the compensation payable or to become payable by the Company and each of its Subsidiaries to any officer, employee or agent being paid or who would be paid $60,000 per year or more on the Company Balance Sheet Date, except for increases which are determined by the Company or its Subsidiaries at year-end to be in the best interests of the Company and are made in the ordinary course of business and are consistent with past practice, (c) except for (i) year-end bonuses to employees, other than the executives listed on SCHEDULE 6.1(C) hereto, in the ordinary course of business consistent with past practice of the Company and each of its Subsidiaries and
(ii) Bonus Payments to those Company's executives listed on SCHEDULE 6.1(C) hereto, refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued (all such permitted Bonus Payments and bonus payments in respect of 1997 and that portion of 1998 prior to the Second Closing Date shall have been declared and, if not paid, accrued and reflected as a reduction on the Company's Preliminary Closing Balance Sheet), (d) refrain from entering into any contract or commitment except contracts in the ordinary course of business consistent with past practice, (e) refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company or any such Subsidiary without notifying Acquiror of any such change, (f) refrain from taking any of the actions of the type referred to in Section 3.24 (except as expressly permitted thereby), (g) refrain from issuing or selling any shares of capital stock or any other securities or issuing any securities convertible into, or option, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, except that the Company may amend its Certificate of Incorporation to authorize classes of common stock having the rights set forth in the proposed form of amendment to the Company's Certificate of Incorporation attached hereto as Exhibit J and may issue pro rata to each of the Shareholders, Class B Common Stock upon the terms and having the rights set forth in such proposed form of amendment, (h) refrain from declaring, setting aside, making or paying any distribution in redemption of stock or a dividend, payable in cash, stock, property or otherwise, with respect to any class of the capital stock of the Company, except Class B Common Stock and for a distribution in cash not in excess of $2,500,000 (less any cash fees paid by the Company to First Stanford and DNB pursuant to the Consulting Agreement) plus any amounts distributed pursuant to Section 2.2(c)(iii) in redemption of Common Stock immediately preceding the Acquisition and, in the event that the Class B Common Stock has not been distributed, except for the possible distribution of the stock of or interests in or assets of Marine LNG I, Inc. and/or Marine LNG II, Inc. or proceeds from the sale of such stock or assets and (i) refrain from agreeing in writing to do any of the foregoing. During the period from the date of this Agreement to the Second Closing Date, the Company shall confer on a regular and frequent basis with one or more designated representatives of the Acquiror to report material operational matters and to report the general status of ongoing operations. The Company and each of its Subsidiaries shall notify the Acquiror of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its Subsidiaries, and keep the Acquiror fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     ss. 6.2 CONDUCT OF BUSINESS OF ACQUIROR. Except as may be necessary in the reasonable judgment of the Acquiror to carry out the Spin-Off, during the period from the date of this Agreement to the Second Closing Date, the Acquiror and each of its U.S. Subsidiaries shall conduct their Domestic Businesses only according to their ordinary and usual course of business consistent with past practice and use their commercially reasonable best efforts to preserve intact their Domestic Business organizations, keep available the services of their officers and employees and maintain satisfactory relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them in respect of their Domestic Businesses. Notwithstanding the immediately preceding sentence, prior to and including the Second Closing Date, except as may be first approved in writing by the Shareholders' Representative or as is otherwise permitted or required by this Agreement and except as may be necessary in the reasonable judgment of the Acquiror to carry out the Spin-Off, the Acquiror and each U.S. Subsidiary shall (a) refrain from amending or modifying the Acquiror's and each of its U.S. Subsidiaries Articles of Incorporation and/or By-Laws (or equivalent governing documents) from their respective forms on the date of this Agreement, (b) maintain at all times a sufficient amount of authorized but unissued common stock to consummate the transactions contemplated hereby, (c) refrain from issuing or selling any shares of the Acquiror's Preferred Stock, par value $1.00 per share, or issuing any securities convertible into, or option, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of the Acquiror's Preferred Stock, (d) refrain from increasing beyond the levels in effect on the date of this Agreement the compensation payable or to become payable by the Acquiror or any of its U.S. Subsidiaries to any officer, employee or agent of the Domestic Businesses being paid or who would be paid $60,000 per year or more on the Domestic Businesses Balance Sheet Date, except for increases which are determined by the Acquiror or its U.S. Subsidiaries at year-end to be in the best interests of the Acquiror and are made in the ordinary course of business and are consistent with past practice, (e) refrain from entering into any contract or commitment, including charters in respect of COURIER, PATRIOT or ROVER in excess of three months, charters out in excess three months of any of OMI Petrolink Corp.'s vessels and charters in of additional vessels by OMI Petrolink Corp. in excess of three months, except contracts in the ordinary course of business consistent with past practice, (f) cause the Domestic Businesses to refrain from taking any of the actions of the type referred to in Section 5.24 (except as expressly permitted thereby), (g) refrain from agreeing in writing to do any of the foregoing.

     During the period from the date of this Agreement to the Second Closing Date, Acquiror shall confer on a regular and frequent basis with the Company to report operational matters in respect of its domestic operations and to report the general status of ongoing domestic operations. The Acquiror shall notify the Company of any unexpected emergency or other change in the normal course of the business of the Domestic Businesses or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Domestic Businesses, and keep the Company fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith. Acquiror shall also provide the Company with advance written notice of any proposed changes to the Distribution Agreement, Corporate Restructuring Transactions (as defined in the Distribution Agreement) or Ancillary Agreements (as defined in the Distribution Agreement) whether or not such proposed changes require the consent of the Shareholders' Representative.

     ss. 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Between the date of this Agreement and the Second Closing Date, and except as may otherwise be required by applicable law, each of the Company and the Acquiror shall (and shall cause its Subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees and agents of the other party (the "RESPECTIVE REPRESENTATIVES") reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Respective Representatives with all financial, operating and other data and information as may be reasonably requested for purposes of consummating the transactions contemplated hereby and conducting a due diligence review to ensure that the Corporate Restructuring Transactions are consummated on the terms and with the effect contemplated by the Distribution Agreement, in each case to the extent that such access and disclosure would not:

          (i) violate the terms of any agreement to which the disclosing party or any of its Affiliates is bound or any applicable law or regulation; or

          (ii) impair any attorney-client privilege of the disclosing party. Notwithstanding the foregoing, the Acquiror shall not be required (and shall not be required to cause its Subsidiaries and officers, directors, employees, auditors and agents) to provide the access, data and information described in the preceding sentence with respect to the Foreign Businesses unless the Company has a reasonable interest in obtaining such access, data or information in connection with the Acquisition or the Spin-Off.

     (b) All information obtained by the Company, the Acquiror or their Respective Representatives pursuant to Section 6.3(a) hereof shall be kept confidential by such Persons in accordance with the confidentiality agreements, dated March 3, 1997 and February 7, 1997, executed by the Company and the Acquiror attached as Exhibit K.

     (c) The Foreign Businesses (and their respective direct and indirect Subsidiaries and Affiliates) shall be deemed third party beneficiaries of this
Section 6.3 and all other provisions of this Agreement necessary or appropriate for purposes of enforcing this Section 6.3.

     ss. 6.4 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a) For a period of five years or the applicable statute of limitations, whichever is longer, after the Second Closing Date, the Acquiror shall not cause or permit any amendment, repeal or other modification of the provisions of

          (i) Article VII, Section 7.4 of the by-laws of the Acquiror, or

          (ii) Article Thirteenth of the certificate of incorporation of the Acquiror, in either case in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Second Closing Date were directors, officers or employees of the Acquiror or any of its Subsidiaries or Affiliates or who are otherwise entitled to indemnification pursuant to such provisions in respect of actions or omissions occurring at or prior to the Second Closing Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by the DGCL or applicable federal law, and then only to the extent of such applicable requirements of the DGCL or federal law.

     (b) From and after the Second Closing Date, the Acquiror shall indemnify, defend and hold harmless each Person who is now or has been at any time prior to the First Closing Date an officer, director or employee of the Acquiror or any of its Subsidiaries (collectively, the "ACQUIROR INDEMNIFIED PARTIES") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not unreasonably be withheld), or otherwise in connection with any claim, action, suit, proceeding or investigation (a "ACQUIROR CLAIM"), based in whole or in part on the fact that such Person is or was a director, officer or employee of the Acquiror or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Second Closing Date (including, without limitation, the transactions contemplated by this Agreement), whether or not such Claim was asserted prior to, at or after the Second Closing Date, in each case to the fullest extent permitted under the DGCL (and shall pay expenses in advance of the final disposition of any such Claim to each Acquiror Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Acquiror Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required by Section 145(e) of the DGCL).

     (c) Without limiting the generality of the foregoing, in the event any Claim is brought against any Acquiror Indemnified Party (for events arising before the Second Closing Date):

          (i) the Acquiror Indemnified Party may retain counsel satisfactory to him with the consent of the Acquiror which consent may not be unreasonably withheld or delayed;

          (ii) the Acquiror shall pay all reasonable fees and expenses of such counsel for the Acquiror Indemnified Party promptly as statements therefor are received; and

          (iii) the Acquiror will use all reasonable efforts to assist in the vigorous defense of any such matter.

     Any Acquiror Indemnified Party wishing to claim  indemnification under this
Section 6.4, upon learning of any such Claim, shall notify the Acquiror (but any failure so to notify shall not relieve the Acquiror from any liability which it may have under this Section 6.4, except to the extent such failure materially prejudices such party), and shall deliver to the Acquiror, any undertaking required by Section 145(e) of the DGCL. The Acquiror Indemnified Parties as a group may retain only one law firm to represent them with respect to each such Claim unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Acquiror Indemnified Parties.

     (d) (i) LEGAL DEFENSE OF ACQUIROR CLAIMS. If an Acquiror Claim is made against an Acquiror Indemnified Party, the Acquiror shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Acquiror, which counsel shall be reasonably satisfactory to the Acquiror Indemnified Party. Should the Acquiror so elect to assume the defense of an Acquiror Claim the Acquiror shall pursuant to subparagraph (c)(ii) continue to be liable to the Acquiror Indemnified Party for legal or other expenses subsequently incurred by the Acquiror Indemnified Party in connection with the defense thereof. If the Acquiror assumes such defense, the Acquiror Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at the Acquiror's expense, separate from the counsel employed by the Acquiror, it being understood that the Acquiror shall control such defense. If the Acquiror so elects to assume the defense of any Acquiror, all of the Acquiror Indemnified Parties shall cooperate with the Acquiror in the defense or prosecution thereof. Notwithstanding the foregoing:

          A. the Acquiror shall not be entitled to assume the defense of any Acquiror Indemnified Party (and shall be liable to the Acquiror Indemnified Party for the reasonable fees and expenses of counsel incurred by the Acquiror Indemnified Party in defending such Acquiror Claim) if the
     Acquiror Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Acquiror Indemnified Party which the Acquiror Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; PROVIDED,

     HOWEVER, that if such equitable relief or other relief portion of the Acquiror Claim can be so separated from that for money damages, the Acquiror shall be entitled to assume the defense of the portion relating to money damages;

          B. The Acquiror shall not be entitled to assume the defense of any Acquiror Claim (and shall be liable to the Acquiror Indemnified Party for the reasonable fees and expenses of counsel incurred by the Acquiror Indemnified Party in defending such Acquiror Claim) if, in the Acquiror Indemnified Party's reasonable judgment, a conflict of interest between such Acquiror Indemnified Party and the Acquiror exists in respect of such Acquiror Claim; and

          C. if at any time after assuming the defense of an Acquiror Claim the Acquiror shall fail to prosecute or withdraw from the defense of such Acquiror Claim, the Acquiror Indemnified Party shall be entitled to resume the defense thereof and the Acquiror shall be liable to the Acquiror Indemnified Party for the reasonable fees and expenses of counsel incurred by the Acquiror Indemnified Party in such defense.

     (ii) SETTLEMENT OF ACQUIROR CLAIMS. Except as otherwise provided below in this Section 6.4(d)(ii), if the Acquiror has assumed the defense of any Acquiror Claim, then

          A. in no event will the Acquiror Indemnified Party admit any liability with respect to, or settle, compromise or discharge, any Acquiror Claim without the Acquiror's prior written consent; PROVIDED, HOWEVER, that the Acquiror Indemnified Party shall have the right to settle, compromise or discharge such Acquiror Claim without the consent of the Acquiror if the Acquiror Indemnified Party releases the Acquiror from its indemnification obligation hereunder with respect to such Acquiror

     Claim and such settlement, compromise or discharge would not otherwise adversely affect the Acquiror, and

          B. the Acquiror Indemnified Party will agree to any settlement, compromise or discharge of an Acquiror Claim that the Acquiror may recommend and that by its terms obligates the Acquiror to pay the full amount of the liability in connection with such Acquiror Claim and releases the Acquiror Indemnified Party completely in connection with such Acquiror Claim and that would not otherwise adversely affect the Acquiror Indemnified Party.

     PROVIDED, HOWEVER, that the Acquiror Indemnified Party may refuse to agree to any such settlement, compromise or discharge if the Acquiror Indemnified Party agrees that the Acquiror's indemnification obligation with respect to such Acquiror Claim shall not exceed the amount that would be required to be paid by or on behalf of the Acquiror in connection with such settlement, compromise or discharge.

     If the Acquiror has not assumed the defense of an Acquiror Claim then in no event shall the Acquiror Indemnified Party settle, compromise or discharge such Acquiror Claim without providing prior written notice to the Acquiror, which shall have the option within 15 Business Days following receipt of such notice to:

          A. approve and agree to pay the settlement,

          B. approve the amount of the settlement, reserving the right to contest the Acquiror Indemnified Party's right to indemnity pursuant to this Agreement,

          C. disapprove the settlement and assume in writing all past and future
     responsibility   for  such  Acquiror  Claim   (including  all  of  Acquiror
     Indemnified Party's prior expenditures in connection therewith), or

          D. disapprove the settlement and continue to refrain from participation in the defense of such Acquiror Claim. In the event the Acquiror does not respond to such written notice from the Acquiror Indemnified Party within such 15 business-day period, the Acquiror shall be deemed to have elected option A.

     (e) (i) MAINTENANCE OF D&O POLICIES. Acquiror shall use its commercially reasonable best efforts to obtain and pre-pay before the First Closing Date five years of premiums for a policy or policies of directors' and officers' liability insurance ("D&O POLICIES") covering the directors and officers of the Acquiror and having terms reasonably similar to the policies maintained by the Acquiror on the date hereof (true and correct copies of which have been delivered to the Company) with respect to acts and omissions occurring prior to the Second Closing Date. If Acquiror obtains and prepays for the D&O Policies before the First Closing Date, Acquiror shall issue a promissory note to UBC having a face amount equal to the lesser of (x) the amount Acquiror pre-paid for the D&O Policies and (y) $500,000, a term of five years and bearing interest at 8% per annum, payable semi-annually in equal installments.

     (ii) COOPERATION. The Acquiror shall cooperate with the directors and officers in the defense and settlement of any claim made against them based upon or arising out of any actual or alleged wrongful act (as such term may be defined in the applicable D&O Policies or Replacement D&O Policy) occurring at or prior to the Second Closing Date. The Acquiror shall provide any reasonable assistance or information that may be required by a director or officer in connection with any such claim. The Acquiror shall not cause any action or inaction that could reasonably be expected to jeopardize or otherwise impair the rights or ability of the directors or officers to recover loss amounts due under the D&O Policies.

     (f) The Acquiror shall not take any action that could reasonably be expected to jeopardize or otherwise interfere with the ability of any of the Acquiror Indemnified Parties to collect any proceeds payable under any of the D&O Policies.

     (g) This Section 6.4 (and all other provisions of this Agreement necessary or appropriate for purposes of enforcing this Section 6.4) is intended to be for the benefit of, and shall be enforceable, by the Acquiror Indemnified Parties, their heirs and personal representatives and shall be binding on the Acquiror and each of their respective successors and assigns.

     ss. 6.5 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Second Closing Date, the Company and the Acquiror and the Shareholders shall give prompt notice to the other parties upon becoming aware of:

          (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would likely cause:

               (A) any of its representations or warranties contained in this Agreement to be untrue or inaccurate, or

               (B) any of its covenants, conditions or agreements contained in this Agreement not to be complied with or satisfied; and

          (ii) its failure to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it at or prior to the Second Closing Date;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided no owner of Non-Management Stock shall have any obligation to give notice of events relating to the conditions contained in this Agreement.

     ss. 6.6 TAX MATTERS. (a) Each of the Acquiror, on the one hand, and the Company and its Subsidiaries, on the other hand, shall use its commercially reasonable best efforts to cause the Spin-Off to qualify as a tax free distribution under Code Section 355 and/or Section 368(a). Neither the Acquiror, on the one hand, nor the Company and its Subsidiaries, on the other hand, shall take any action other than an Approved Action that (i) is inconsistent with (A) the Tax treatment of the Transactions set forth in the IRS Ruling Letter or (B) a factual statement or representation set forth in the Ruling Request (as amended by any supplement) or (ii) causes a Corporate Restructuring Transaction for which a ruling is not requested from the IRS and which is intended to qualify as a tax-free transaction under Section 332, 351, 355 or 368, to fail to so qualify.

     (b) In furtherance of Section 6.6(a) above, the Acquiror shall make the representations set forth in EXHIBIT L attached hereto, and such other representations as are reasonably necessary to ensure the tax-free treatment of the Spin-Off and related transactions described in Section 6.6(a) above, and shall take actions that are reasonably necessary to assure the continuing accuracy of such representations.

     (c) In furtherance of Section 6.6(a) above, none of the Shareholders, shall take any actions other than Approved Actions, either before or after the First Closing Date, inconsistent with the representations set forth in EXHIBIT L attached hereto. In addition, (i) the Company and each of its Subsidiaries shall make such further representations as shall be necessary in the reasonable judgment of the Acquiror to ensure the tax-free treatment of the Spin-Off and (ii) each of the Shareholders shall make such further representations as shall be (A) reasonable and (B) necessary in the reasonable judgment of the Acquiror to ensure the tax-free treatment of the Spin-Off; PROVIDED, HOWEVER, that if the Shareholders are asked to make or confirm representations which have an adverse effect on the value or timing of the Consideration to be received, the Shareholders will be given the opportunity to review and consent to such requested representations, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary contained in this Agreement, none of the holders of Non-Management Stock shall have any liability or obligation to the Acquiror, the Company or any other Person by reason of such holders' of Non-Management Stock failure to comply with any of the provisions of this Section 6.6(c), it being agreed by the Company that (i) any liability arising out of the owners' of Non-Management Stock failure to comply with the provisions of this Section 6.6(a) shall be borne by the Company and not the owners of Non-Management Stock and (ii) any such failure to comply shall be considered an action of the Company for purposes of the Distribution Agreement.

     (d) UBC (and its respective direct and indirect Subsidiaries and Affiliates) shall be deemed a third party beneficiary of this Section 6.6 and all other provisions of this Agreement necessary or appropriate for purposes of enforcing this Section 6.6.

     ss. 6.7 PROXY STATEMENT. (a) As soon as practicable following the date hereof, the Acquiror shall prepare and file, or cause to be prepared and filed, with the SEC a proxy statement (the "PROXY STATEMENT") and other proxy solicitation materials relating to the Stockholders' Special Meeting (as defined in Section 6.8 hereof). The Company and its counsel shall be afforded an adequate opportunity to review and comment upon the Proxy Statement before it is filed with the SEC. Each of the Acquiror and the Company shall furnish or cause to be furnished to the other party all information concerning itself and its Subsidiaries (including any audited or PRO FORMA financial information) as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Acquiror shall take, and cause its Subsidiaries to take such actions as may be required to have the Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by responding promptly to, any SEC comments with respect thereto. The Company shall, and cause its Subsidiaries to, take all reasonable action that may be necessary to assist Acquiror in causing the Proxy Statement to be cleared by the SEC, including consulting with Acquiror. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Acquiror shall mail the Proxy Statement to its stockholders, and the Proxy Statement shall include the recommendation of the board of directors of the Acquiror that Acquiror's stockholders vote in favor of adoption and approval of this Agreement, the Acquisition, and the Stock Issuance (as defined in Section 6.8 hereof) and the board nominees as provided in Section 7.3(g) (the "BOARD NOMINEES").

     (b) The Acquiror covenants that the Proxy Statement (other than the information supplied in writing to the Acquiror by the Company for inclusion in the Proxy Statement) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, at any of:

          (i) the time the Proxy Statement (or any amendment or supplement thereto) is first mailed to the stockholders of the Acquiror;

          (ii) the time of each of the Stockholders' Special Meeting; and

          (iii) the Second Closing Date.

     (c) The Company covenants that the financial information supplied or to be supplied by the Company or its representatives in writing for inclusion in the Proxy Statement shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial information, as permitted by the rules of the SEC) and shall fairly present the financial information reflected therein as of the dates thereof or for the periods then ended. If at any time prior to the Second Closing Date any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company or any of its Subsidiaries that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Acquiror in writing.

     (d) The Company covenants that the information supplied in writing by or on behalf of the Company for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, at

          (i) the time the Proxy Statement is first mailed to the stockholders of the Acquiror;

          (ii) the time of the Stockholders' Special Meeting; and

          (iii) the Second Closing Date.

     (e) The Acquiror covenants that the financial information included or incorporated by reference in the Proxy Statement, other than the financial information supplied to the Acquiror by the Company for inclusion in the Proxy Statement, shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial information, as permitted by the rules of the SEC) and shall fairly present (subject, in the case of unaudited financial information, to normal, recurring audit adjustments) the financial information reflected therein as of the dates thereof or for the periods then ended. The Acquiror covenants that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder or the Securities Act and the rules and regulations thereunder, as applicable, except that no representation is herein made by the Acquiror with respect to statements made in the Proxy Statement based on information supplied by the Company or any of its representatives in writing for inclusion in the Proxy Statement. If at any time prior to the Second Closing Date any event or circumstance relating to the Acquiror or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Acquiror or any of its Subsidiaries which should be set forth in an amendment or a supplement to the Proxy Statement, the Acquiror shall promptly inform the Company and file the appropriate amendment with the SEC.

     ss. 6.8 STOCKHOLDERS' SPECIAL MEETING. The Acquiror, acting through its Board of Directors, shall, in accordance with its Amended and Restated Certificate of Incorporation and By-laws and applicable law, take all action necessary to convene a meeting of its stockholders

(the "STOCKHOLDERS' SPECIAL Meeting") as promptly as practicable (it being intended that the Stockholders' Special Meeting shall be scheduled to occur near or as soon as practicable after the receipt of the IRS Ruling Letter) for the purpose of voting upon the approval of the issuance of Acquiror Shares in connection with the Acquisition as contemplated in this Agreement (the "STOCK ISSUANCE"), the approval of the Board Nominees and for the purpose of voting upon such other matters in respect of the Certificate of Incorporation of the Acquiror as the Company shall reasonably request. Subject to its fiduciary duties under applicable law, the Board of Directors of the Acquiror shall make the recommendation (and shall include such recommendation in the Proxy Statement) that all holders of Acquiror common stock vote in favor of the Stock Issuance and the Board Nominees, and the Board of Directors of the Acquiror shall use its commercially reasonable best efforts to cause to be solicited proxies from holders of Acquiror common stock to be voted at the Stockholders' Special Meeting in favor of the Stock Issuance and the Board Nominees and to take all other actions necessary or advisable to secure the vote or consent of stockholders of the Acquiror required to effect the Acquisition.

     ss. 6.9 FURTHER ACTION. (a) Upon the terms and subject to the provisions of this Agreement, each of the parties hereto (other than the owners of Non-Management Stock) shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations promptly to consummate and make effective the transactions contemplated hereby, including the Spin-Off (subject, however, to the vote of the stockholders of the Acquiror), including, without limitation, using its commercially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of

Governmental Authorities and parties to contracts with the Acquiror and, to the extent required, the Company and their respective Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement. Each party hereto shall promptly consult with each other party with respect to, and provide to each other party all such non-confidential information or documentation which shall be reasonably requested with respect to, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby. In case at any time after the Second Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement (other than the owners of Non-Management Stock) shall use their reasonable best efforts to take all such action.

     (b) Each party shall use its reasonable best efforts to not take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     (c) Owners of Non-Management Stock shall use their commercially reasonable best efforts to take all appropriate action as is necessary to perform their obligations hereunder.

     ss. 6.10 REMOVAL OF GUARANTEES/CANCELLATION OF DEBT. (a) The Acquiror shall use its commercially reasonable best efforts to have, on or prior to the Second Closing Date, Domestic Company and any other member of the Domestic Group removed as a guarantor of, or obligor under or for, any obligation of the International Company, International Subsidiaries or any other member of the International Group which the Domestic Company or any other member of the Domestic Group is a guarantor of, or obligor under or for (as each such term is defined in the Distribution Agreement).

     (b) The Acquiror shall use its commercially reasonable best effort to terminate, effective as of the Second Closing Date, each and every agreement between Domestic Group and International Group other than the Distribution Agreement and any of the Ancillary Agreements (as each such term is defined in the Distribution Agreement).

     (c) The Acquiror shall use its commercially reasonable best efforts to cause UBC to be substituted for the Acquiror, and the Acquiror released, from all liability under the Indenture dated as of November 1, 1993 between Acquiror and The Chase Manhattan Bank, as Trustee (successor to Chemical Bank), as amended.

     (d) As soon as practicable after the date hereof, the Acquiror and the Company will meet with representatives of Citicorp North America Inc., and Citibank, N.A., as necessary, to discuss waiver of the Acquiror's financial covenants in the guaranty of OMI Challenger Transport, Inc.'s charter obligations and the negative covenant regarding change of control, effective as of the Second Closing Date, under the Credit Agreement, dated as of January 29, 1997 among Argosy Ventures Ltd, the Banks named therein, Citicorp North America Inc., and OMI Challenger Transport, Inc. and OMI Corp.

     ss. 6.11 CORPORATE RESTRUCTURING TRANSACTIONS; SPIN-OFF. The Acquiror shall use its commercially reasonable best efforts to effect the Corporate Restructuring Transactions and the Spin-Off (as each such term is defined in the Distribution Agreement).

     ss. 6.12 [Intentionally Left Blank]

     ss. 6.13 ANTITRUST MATTERS. (a) The Acquiror and the Company shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice, as promptly as practicable but in any event within 60 Business Days of the date of this Agreement, the notifi-cation and report form required for the transactions contemplated hereby and shall promptly provide any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act, which notification, report and supplemental information shall comply in all material respects with the requirements of the HSR Act.

     (b) Although the parties do not believe that the Acquisition has any antitrust implications, the Acquiror shall use all reasonable efforts to resolve antitrust objections, if any, that may be asserted with respect to the transactions contemplated hereby by the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other federal or state agency.

     ss. 6.14 ANTITAKEOVER STATUTES. If any "FAIR PRICE," "MORATORIUM," "CONTROL SHARE ACQUISITION" or other similar antitakeover statute or regulation enacted under state or federal laws ("TAKEOVER STATUTE") is or may become applicable to the transactions contemplated hereby, each of the parties (other than the Shareholders) hereto and the members of its board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party hereto shall be required to take any action if there is a substantial risk that the subject action would be held to constitute a breach of the fiduciary duties of the board of directors of the subject party, as determined by the subject board of directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be the subject party's regularly engaged independent counsel).

     ss. 6.15 COVENANTS RELATING TO COMPANY EMPLOYEE BENEFIT PLANS. During the period from the date of this Agreement to the Second Closing Date, the Company shall take the actions with respect to certain Company Employee Benefit Plans that are described in a letter agreement relating to such matters between the Acquiror and the Company, dated of even date herewith.

     ss.6.16 Participation of Acquiror and Domestic Business Employees in Company Employee Benefit VI.16 Participation of Acquiror and Domestic Business Employees in Company Employee Benefit Plans. Effective no later than the Second Closing Date, those employees of the Acquiror and the Domestic Businesses listed on Schedule 6.16 shall be entitled to participate in all Company Employee Benefit Plans on the terms and conditions applicable to similarly situated employees of the Company, or in employee benefit plans otherwise maintained by the Company the terms and conditions of which are individually substantially equivalent to similar Company Employee Benefit Plans. All service of any such employee of the Acquiror and the Domestic Businesses with the Acquiror, the
Domestic Businesses, and/or their Subsidiaries or Affiliates (or any predecessors of any thereof) shall be treated as service with the Company and/or its Subsidiaries or Affiliates, as applicable, for all purposes under the Company Employee Benefit Plans or such other employee benefit plans. With respect to participation of such employees of the Acquiror and the Domestic Businesses and their dependents in the Company Employee Benefit Plans or such other employee benefit plans, which are "WELFARE PLANS," the Company and its Subsidiaries and Affiliates, other than the Shareholders, shall, or shall cause the applicable Company Employee Benefit Plan or other plan to, (a) waive any waiting periods or affiliation periods and any pre-existing condition and actively-at-work exclusions (or similar limitations on participation) which would otherwise apply to such employees or their dependents, (b) waive any evidence of insurability requirements and (c) provide that all claims, expenses and premiums of such employees and their dependents during any plan year within which they commence participation in the Company Employee Benefit Plans or other plan shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions (and like adjustments or limitations on coverage) under such plans; PROVIDED, HOWEVER, that neither the Company and its Subsidiaries and Affiliates nor any such Employee Benefit Plan or other plan shall be obligated to effect the actions described in the preceding clause if: (i) such action cannot be effected without the consent of any third party (whether to a policy amendment or otherwise) and such consent is not obtained after the exercise of reasonable diligence by the Company to obtain such consent, (ii) such actions are contrary to the terms of any collective bargaining agreement or union welfare plan, or (iii) the cost of such actions would be prohibitive under the circumstances. The Company agrees to cooperate and take all actions reasonably necessary to cause the trust under the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan to accept, on a date or dates following the Second Closing Date mutually agreed to between the Company and the then sponsor of the OMI Corp. Savings Plan, a transfer from the trust under the OMI Corp. Savings Plan of assets attributable to the account balances under the OMI Corp. Savings Plan of each participant in such plan who is an employee of the Acquiror and/or the Domestic Businesses following the Second Closing Date and who becomes a participant in the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan, which amounts shall be credited to the accounts respectively established for such participants under the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan; PROVIDED that any assets other than cash may be transferred only if reasonably acceptable to the trustee of the Marine Transport Lines, Inc. Salaried Employees Retirement

Income Plan. The Company further agrees to make such reasonable amendments as may be required to the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan, prior to such asset transfer, so that such transfer will not cause either the OMI Corp. Savings Plan or the Marine Transport Lines, Inc. Salaried Employees Retirement Income Plan to violate any applicable requirements of the Code and/or ERISA. Notwithstanding the preceding sentence, the Company shall have no obligation to make any amendment that would adversely affect the Company's ability to rely upon the current IRS determination letter of the Marine Transport Lines, Inc., Salaried Employees Retirement Income Plan.

     ss. 6.17 ACQUIROR STOCK OPTIONS. The Acquiror shall use its best efforts to obtain, prior to the First Closing Date, from each holder of then outstanding employee stock options to purchase Acquiror Shares or stock appreciation rights who is, or is expected to become, an employee of UBC or a Subsidiary of UBC such holder's agreement to surrender his or her stock options to the Acquiror in exchange for employee stock options granted by UBC to purchase capital stock of UBC, effective immediately prior to the First Closing Date.

     ss. 6.18 NEW CREDIT FACILITY COMMITMENT. (a) The Company shall use its commercially reasonable best efforts to obtain the New Credit Facility Commitment and negotiate a definitive agreement providing for the New Credit Facility.

     (b) The Company shall use its commercially reasonable best efforts to obtain (i) an extension of the maturity date of the loan provided under its existing Term Loan and Revolving Credit Facility Agreement dated as of July 23, 1996 between the Company and Den Norske Bank ASA until after the Second Closing Date and (ii) agreement to extend payment of principal and interest and other amounts outstanding thereunder until after the Second Closing and refinance such principal and interest and other amounts under the New Credit Facility.

     ss. 6.19 REDEMPTION OF COMMON STOCK. The Company shall use its commercially reasonable best efforts to redeem (i) $2.5 million of Common Stock (less any cash fees paid to First Stanford and DNB pursuant to the Consulting Agreement) prior to the First Closing Date and (ii) such additional shares of Common Stock in accordance with Section 2.2(c)(iii).

     ss. 6.20 AUDITED CONSOLIDATED FINANCIAL STATEMENTS. As soon as they are prepared, the Acquiror shall deliver to the Company and the Shareholders' Representative a copy of the Domestic Businesses Audited Consolidated Financial Statements.

     ss. 6.21 MONTHLY FINANCIAL STATEMENTS. (i) Within 15 Business Days of the end of each month following the date hereof (other than the month in which the First Closing occurs), the Company shall prepare and deliver to the Acquiror and Shareholders' Representative (a) an unaudited, consolidated balance sheet of the Company and its Subsidiaries and unaudited consolidating balance sheets of the Company and its Subsidiaries as of the end of the immediately preceding month; and (b) an unaudited, consolidated income statement of the Company and its Subsidiaries and individual consolidating income statements reflecting the results of operations for the period ending as of the end of the immediately preceding month. These monthly financial statements shall be prepared in accordance with the Accounting Principles.

     (ii) Within 15 Business Days of the end of each month following the date hereof (other than the month in which the First Closing occurs), the Acquiror shall prepare and deliver to the Company individual financial statements for the Domestic Businesses as of the end of the immediately preceding month. These monthly financial statements shall be prepared in accordance with the Accounting Principles.

     ss. 6.22 STOCK EXCHANGES. The Acquiror will cooperate fully with the Company to delist the Acquiror Shares from the New York Stock Exchange ("NYSE") and the Stockholm Stock Exchange and list the Acquiror Shares following the Second Closing Date on the NASDAQ Exchange or such other national securities exchange as the Company, Acquiror and Shareholders' Representative shall agree.

     ss. 6.23 PERMITTED DISPOSITIONS. Prior to the Second Closing Date, the Shareholders or the Company may, distribute or otherwise cause the disposition of all or part of the stock or assets and associated liabilities of Marine LNG I, Inc. and/or Marine LNG II, Inc. The Company will set aside or cause to be set aside adequate reserves to pay for any tax liability of the Company or its Subsidiaries incurred (at any time before or after the Second Closing Date) as a result of such distribution or disposition.

     ss. 6.24 Certain Modifications to this Agreement. In the event of a disposition described in Section 6.23 of this Agreement, the parties hereto will use their commercially reasonable best efforts to restructure the Acquisition, including as a merger of the Company into the Acquiror or a newly formed Subsidiary of the Acquiror; PROVIDED that any restructuring shall not in the reasonable judgment of the Acquiror adversely affect the Spin-Off or the likelihood of a favorable ruling in respect thereof. If the Acquisition is so restructured, this Agreement and, if necessary, the Ruling Request, shall be amended in a manner consistent with any such restructuring, subject to the consent of all parties hereto.

     ss. 6.25 STANDSTILL. Acquiror agrees that for the period commencing on the date of this Agreement and terminating on the first to occur of the Second Closing Date or December 31, 1998, neither it nor any of its Affiliates nor any of their representatives, officers, directors, agents or stockholders will entertain, accept or discuss directly or indirectly, any offer or proposal regarding a possible sale, merger or other business combination or transaction involving the Domestic Businesses or any interest therein or portion thereof (a "POTENTIAL SALE"), with any party other than the Company and the Shareholders or provide any information to any other party in connection therewith or enter into any agreement or understanding requiring Acquiror to abandon, terminate or fail to consummate the transactions contemplated hereby. Acquiror agrees to (i) immediately notify the Company and the Shareholders if Acquiror or any of its Affiliates receives any indications of interest, requests for information or offers in respect of a Potential Sale, (ii) communicate to the Company and the Shareholders in reasonable detail the terms of any such indication, request or proposal, and (iii) provide the Company and the Shareholders with copies of all written communications relating to any such indication, request or proposal. Acquiror hereby represents that neither it nor any of its Affiliates is a party to or bound by any agreement with respect to a Potential Sale other than this Agreement. The provisions of this Section 6.25 shall survive any termination of this Agreement other than (A) a termination by the Acquiror pursuant to Section 8.1(iii), (B) a termination by mutual agreement of Acquiror and the Shareholders' Representative, (C) a termination by any party pursuant to Section 8.1(ii), (D) a termination by the holders of a majority of the Non-Management Stock pursuant to Section 8.1(v) or (E) a termination by the Shareholders' Representative pursuant to Section 8.1(vi).

     ss. 6.26 SCHEDULES. From the date hereof through the Second Closing Date, each party (other than the Shareholders) shall supplement or amend the Schedules and Exhibits being delivered by it concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; PROVIDED, HOWEVER, that for the purpose of the rights and obligations of the parties, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the parties or to preclude the other parties from seeking a remedy in damages for losses incurred as a result of such supplemented or amended disclosure. Each party's obligation to amend or supplement the Schedules and Exhibits hereto shall terminate on the Second Closing Date.

     ss. 6.27 RESTRICTION ON TRANSFER. (a) Each of the Shareholders acknowledges and agrees that the Acquiror Shares to be issued to each of the Shareholders pursuant to Section 2.2 will constitute "RESTRICTED SECURITIES" within the meaning of Rule 144 promulgated by the SEC under the Securities Act ("RULE 144") and have not been approved or disapproved by the SEC or any state securities commission of any State of the United States.

     (b) Each of the Shareholders acknowledges and agrees that the following restrictive legend will be imprinted on the certificates evidencing the Acquiror Shares issued to the Shareholders pursuant to Section 2.2 and that each of the Shareholders will hold such Acquiror Shares subject to the conditions stated therein:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and such shares may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act to the extent supported by an opinion of counsel who is reasonably acceptable to the issuer or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

     (c) Each of the Shareholders acknowledges and agrees that the Acquiror shall not be required to effect any transfer of any of the Acquiror Shares issued to the Shareholders pursuant to Section 2.2 to the extent such transfer would be in violation of the Securities Act, and the Acquiror may require an opinion of counsel reasonably satisfactory to the Acquiror to the effect that any proposed transfer is exempt from, or is not subject to, the registration requirements of the Securities Act.

     (d) The Acquiror shall cause any restrictive legend imprinted on the certificates evidencing the Acquiror Shares issued to the Shareholders pursuant to Section 2.2 to be removed at such time as all conditions to transfer of restricted securities under Rule 144, as applicable to such shares and the registered holder of such shares, are satisfied. The Acquiror may require an opinion of counsel reasonably satisfactory to the Acquiror to support the removal of such restrictive legend.

     ss. 6.28 PURCHASE OF ACQUIROR SHARES. During the twenty consecutive Trading Days prior to the First Closing Date, Acquiror shall not, and shall cause its Affiliates not to, purchase or otherwise acquire any Acquiror Shares.

     VI.29 Expenses. (a) Except as provided in this Section 6.29, the parties shall pay their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors. The Company shall reflect all expenses payable by it relating to the transactions contemplated by this Agreement on the Company's Preliminary Closing Balance Sheet. The Acquiror shall reflect all expenses payable by it relating to the transactions contemplated by this Agreement on the Acquiror's Closing Balance Sheet (except for those expenses to be paid by UBC).

     (b) Acquiror shall be responsible for all costs and expenses relating to the Spin-off, including, without limitation, (i) the fees and expenses of its counsel and accountants and (ii) the fees and expenses of Smith Barney Inc. up to $350,000 ("FOR PURPOSES OF THIS SECTION, SPIN-OFF Expenses"). Acquiror shall cause all Spin-off Expenses to be paid on or prior to the First Closing Date. The fees and expenses of Smith Barney Inc. in excess of $350,000 but not to exceed $750,000 shall also be the responsibility of Acquiror and shall be paid by Acquiror on the Second Closing Date out of the proceeds of the New Credit Facility.

     (c) The fees and expenses of First Stanford Corp. and Den Norske Bank arising under that certain letter agreement dated February 28, 1996 shall be the responsibility of the Company and shall be paid or provision for payment shall be made by the Company, on or before the Second Closing Date.

     ss. 6.30 PRIVATE LETTER RULING. Prior to or promptly following the execution of this Agreement, Acquiror shall cause to be filed with the IRS a private letter ruling request in the form approved by the Company prior to the date hereof and shall take all commercially reasonable action to obtain such rulings from the IRS. After submission of such request to the IRS, the Acquiror shall, and shall cause its counsel to report to the Company all developments (including information requests from the IRS and supplemental responses to the IRS) in respect of the ruling request. Without limiting the foregoing, the Acquiror shall and shall cause its counsel to (i) promptly inform the Company of any and all contacts (written or oral) made by the IRS with the Acquiror or its counsel and (ii) consult with the Company regarding any contact (written or oral) to be made by the Acquiror with the IRS. The Acquiror or its counsel shall provide the Company with a copy of any written document provided by the IRS to Acquiror. The Acquiror or its counsel shall provide the Company with any written document proposed to be submitted to the IRS and shall provide the Company with a reasonable time to review and comment on such document. Comments by the Company on such documents shall be reasonably considered for inclusion in the documents, but the Acquiror shall be under no obligation to include such comments.

     ss. 6.31 REVERSE STOCK SPLIT. Acquiror shall include a proposal in its Proxy Statement which will seek approval for a reverse split of its outstanding common stock immediately after the Spin-Off. The Proxy Statement shall include the recommendation of the board of directors of the Acquiror in favor of adoption and approval of this proposal.

     ss. 6.32 NON-RECOURSE. It is expressly understood and agreed by the parties hereto that the representations, undertakings and agreements made in this Agreement on the part of the Company have been made, and were intended to be made, solely as representations, undertakings and agreements by the Company and none of the representations, undertakings or agreement made by the Company hereunder was made, or was intended to be made, as a personal representation, undertaking or agreement on the part of any Shareholder, and no personal or individual

                                      -131
liability is assumed by, nor shall any recourse at any time be asserted or enforced against, any such Shareholder in connection with the representations, undertakings and agreements by the Company, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released. In addition, no Shareholder shall have any liability or obligation under or with respect to this Agreement except as expressly set forth in Article II, Article IV, and Sections 6.5, 6.6(c) (other than the owners of Non-Management Stock), 6.9, 6.24, 6.27, 6.29, 7.1(a)(iv), 7.1(b)(iii), 7.2(b)
(as to such  Shareholder),  7.2(d),  8.2, 9.1, 9.2(b),  9.3, 9.4, 9.5, 9.6, 9.7,
10.4, 10.5, 10.6, and 10.12 hereto, all of which obligations shall be several and not joint.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT
                              --------------------

     ss. 7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE  ACQUISITION.
(a) The respective obligations of each party hereto to effect the First Closing herein shall be subject to the satisfaction, at or prior to the First Closing Date, of the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     (i) STOCKHOLDER APPROVAL. This Agreement and the Acquisition and the Board Nominees shall have been approved and adopted by the requisite vote of the stockholders of the Acquiror in accordance with the Amended and Restated Certificate of Incorporation of the Acquiror and the DGCL.

     (ii) HSR ACT. The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     (iii) OTHER APPROVALS. All authorizations, consents, orders and approvals of, and declarations or filings with, and expirations of waiting periods imposed by, any Governmental Authority or other Person which if not obtained or filed would have a Material Adverse Effect on the Acquiror or a Material Adverse Effect on the Company or a Material Adverse Effect on their respective abilities to consummate the transactions contemplated hereby, including the Spin-Off, shall have been obtained or filed, as applicable, and shall be in full force and effect.

     (iv) NO ORDER. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Spin-Off, Acquisition or any transaction contemplated by this Agreement; it being understood that the parties hereto hereby agree to use their commercially reasonable best efforts to cause any such decree, judgment, injunction or other order applicable to such parties to be vacated or lifted as promptly as possible.

     (v) TAX RULING. The Acquiror shall have received rulings from the Internal Revenue Service (the "IRS RULING LETTER") in response to the request therefor submitted by the Acquiror, reasonably acceptable to the Acquiror, which rulings shall be in full force and effect as of the Distribution Date to the effect that the Distribution as contemplated hereunder will be tax-free for federal income tax purposes under Sections 355(c)(1) and/or 361(c) and 355(a) of the Code. The rulings shall be deemed reasonably acceptable for purposes of this condition notwithstanding that the Domestic Company, the International Company or any of their respective Affiliates (as each capitalized term is defined in the Distribution Agreement) incurs, as a result of the Spin-Off or any of the Corporate Restructuring Transactions, (i) Federal Income Taxes pursuant to Section 367 and
Section 1248 (as provided in any Tax regulations or Tax law enacted, proposed or promulgated as of the date hereof) and (ii) in addition to such Taxes in (i), Federal Income Taxes that do not exceed $500,000.

     (vi) MANAGEMENT AGREEMENTS. The Acquiror and the Company shall have executed employment agreements in form and substance reasonably satisfactory to each of the Acquiror and the Company relating to senior management of the Acquiror listed on Exhibit M and their compensation.

     (vii) DISTRIBUTION AGREEMENT AND TAX COOPERATION AGREEMENT. The Distribution Agreement shall have been duly executed and delivered by all the parties thereto promptly after Acquiror receives the IRS Ruling Letter and shall be in full force and effect. The Tax Cooperation Agreement by and among UBC and the Acquiror in the form of Exhibit N shall have been duly executed and delivered by all parties thereto as of the date hereof and shall be in full force and effect.

     (viii) ESCROW AGREEMENT. The Escrow Agreement in the form of Exhibit B shall have been executed and delivered and shall be in full force and effect.

     (ix) REMOVAL OF GUARANTEES/CANCELLATION OF DEBT. The removal of guarantees and cancellation of all intercompany agreements as contemplated by Sections 5.05 and 5.07 of the Distribution Agreement shall have occurred. In addition, within 60 days of the date hereof, the Company and the Acquiror shall have received a positive indication, reasonably acceptable to them, from representatives of Citicorp North America Inc., and Citibank, N.A., as necessary, regarding the waiver of Acquiror's financial covenants in the guaranty of OMI Challenger Transport, Inc.'s charter obligations and the negative covenant regarding change of control, effective as of the Second Closing Date, under the Credit Agreement, dated as of January 29, 1997 among Argosy Ventures Ltd, the Banks named therein, Citicorp North America Inc., and OMI Challenger Transport, Inc. and OMI Corp.

     (x) BANK APPROVAL. The Acquiror shall have obtained all consents, waivers and releases from Den Norske Bank ASA as arranger under a Term Loan dated as of July 9, 1996, as may be required to permit the Acquiror to consummate the transactions contemplated herein (including, without limitation, the Spin-Off) without triggering an Event of Default or acceleration of the loan thereunder. In addition, the Acquiror shall have received the consents and approvals set forth on SCHEDULES 5.2(B) AND 5.4.

     (xi) ASSUMPTION OF INDENTURE. UBC shall have assumed by supplemental indenture the repayment obligation with respect to the outstanding 10 1/4% Senior Notes due November 1, 2003, and, if necessary, the other obligations contained in the Indenture, as amended.

     (xii) Bank Approval. The Company shall have obtained all consent, waivers and releases from Den Norske Bank ASA, as Lender and Agent under a Term Loan and Revolving Credit Facility Agreement dated as of July 23, 1996, as may be required to permit the Company and the Shareholders to consummate the transactions contemplated herein without triggering an Event of Default or acceleration of the loan thereunder. In addition, the Company shall have received the consents and approvals set forth on SCHEDULE 3.3(B) AND 3.12. All amounts outstanding under the Subordinated Promissory Note dated July 31, 1996 issued to

Harrowston by the Company and the Subordinated Promissory Note dated July 31, 1996 issued to Wolfson by the Company shall have been repaid.

     (b) The respective obligations of each party hereto to the effect the Acquisition on the Second Closing Date and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Second Closing Date of the following conditions, any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (i) FIRST CLOSING. The First Closing shall have occurred.

          (ii) SPIN-OFF. The Spin-Off shall have occurred.

          (iii) NO ORDER. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Spin-Off, Acquisition or any transaction contemplated by this Agreement; it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order (applicable to such parties) to be vacated or lifted as promptly as possible.

     ss. 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE ACQUIROR. The obligations of the Acquiror to consummate the First Closing are also subject to the satisfaction, at the First Closing Date, of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Acquiror:

     (a) NO MATERIAL ADVERSE CHANGE. Since the Company Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company (other than the disposition of the LNGs in a manner permitted under this Agreement) and the Company shall have delivered to the Acquiror an officer's certificate, dated the First Closing Date, to such effect. Without limiting the foregoing, (i) if the results of the tests of those Company Employee Benefit Plans to be tested in accordance with the provisions of the letter agreement relating to such matters between the Acquiror and the Company, dated of even date herewith indicate a material monetary liability on the part of the Company with respect to such Company Employee Benefit Plans, then such material monetary liability shall be considered a material adverse change in the Condition of the Company for purposes hereof; (ii) if legislation is enacted before the First Closing Date or, it is expected that, such legislation will be enacted shortly thereafter which has or would have the effect of prohibiting the MARINE CHEMIST from remeasuring her gross tonnage in the manner contemplated by the analysis of cash flow underpinning the Smith Barney fairness opinion, and, as a result thereof, Smith Barney withdraws its fairness opinion or refuses to give a bring down of its fairness opinion at the First Closing Date, then such legislation will be considered a material adverse change in the Condition of the Company for purposes hereof; (iii) If in connection with the Fuji Bank, Limited matter disclosed on SCHEDULE 3.13, (A) the Company expends or is obligated to expend amounts in excess of $500,000 prior to the First Closing Date and/or (B) the Company is obligated under the Accounting Principles to reflect a liability in excess of $2,000,000, then such liability will be considered a material adverse change in the Condition of the Company for purposes hereof.

     (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company and the Shareholders contained in this Agreement, without giving effect to any notification to the Acquiror delivered pursuant to Section 6.5 hereof, shall be true and correct on the First Closing Date as though made on and as of such date, except

          (i) for changes specifically permitted by this Agreement, and

          (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except that the representation made in Section 3.14(b) shall be made with respect to the Second Closing Date and with respect to any taxable year or period beginning before and ending after the Second Closing Date, the portion of such taxable year or period ending on and including the Second Closing Date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) AGREEMENTS AND COVENANTS OF THE COMPANY. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the First Closing Date.

     (d) AGREEMENTS AND COVENANTS OF THE SHAREHOLDERS. The Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the First Closing Date.

     (e) OFFICERS' CERTIFICATES. The Acquiror shall have received certificates, dated the First Closing Date, of

          (i) the President and any Vice President of the Company certifying as to the matters specified in Sections 7.2(a), (b), (c) and (d) hereof and

          (ii) the Secretary of the Company certifying as to the content and continuing effectiveness as of the applicable Closing Date of the resolutions of the board of directors of the Company approving this Agreement and the transactions contemplated hereby, and

     (f) GOOD STANDING AND OTHER CERTIFICATES.  The Acquiror shall have received
(i) copies of the Articles of Incorporation, including all amendments thereto, in each case certified by the Secretary of State of the State of Delaware, (ii) a certificate from the Secretary of State of the State of Delaware to the effect that the Company is in good standing, (iii) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State and (iv) a copy of the By-Laws of the Company certified by the Secretary of the Company as being true and correct and in effect on the First Closing Date.

     (g) Opinions of Counsel. (i) Cadwalader, Wickersham & Taft, special counsel to the Company and to the Shareholders listed in the first paragraph of the opinion, shall have furnished the Acquiror with an opinion, dated of even date herewith, and an opinion, dated the First Closing Date, to the effect set forth in EXHIBITS O-1 AND O-2 hereto.

     (ii) Cadwalader, Wickersham & Taft shall also have furnished the Acquiror with an opinion, dated the date of the Proxy Statement to the effect set forth in EXHIBIT P hereto.

     (iii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company and to the Shareholders, shall have furnished the Acquiror with an opinion with respect to the Class B Common Stock of the Company (if such stock has been issued), dated the First Closing Date, similar in form and substance to Exhibit Q hereto, to the effect that in the opinion of counsel the Class B Common Stock of the Company will be treated as common stock of the Company.

     (h) COMPANY'S CLOSING BALANCE SHEET. The Short-fall Amount shall not be more than $1,000,000 after giving effect to any increases in Working Capital as contemplated in Section 2.2(c).

     (i) FAIRNESS OPINION. The Acquiror's board of directors shall have received a fairness opinion from Smith Barney Inc. to the effect that the consideration to be paid by the Acquiror in connection with the transactions contemplated hereby is fair from a financial point of view to the Acquiror and its stockholders.

     (j) VESSELS' STATUS. Each of the Company's vessels set forth below its name in Exhibit R shall be in class.

     ss. 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to consummate the First Closing are also subject to the satisfaction, at the First Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by the
Shareholders:

     (a) NO MATERIAL ADVERSE CHANGE. Since the date of the Domestic Businesses' Unaudited Consolidated Financial Statements, there shall have been no material adverse change in the Condition of the Domestic Businesses and the Acquiror shall have delivered to the Company an officer's certificate, dated the First Closing Date, to such effect; PROVIDED, HOWEVER, that account balance fluctuations between the Domestic Businesses Unaudited Consolidated Financial Statements and the Domestic Businesses Audited Consolidated Financial Statements caused by the differences in allocating general and administrative expenses, interest expense on all debt and deferred taxes and the change from accruing dry-dock expenses to pre-paying them shall not be deemed a material adverse change in the Condition of the Domestic Businesses nor a breach of the Acquiror's representations; PROVIDED FURTHER, that the costs and lost revenue associated with routine maintenance and repairs and dry-docking to all vessels prior to the First Closing Date shall similarly not be deemed to be a material adverse change in the Condition of the Domestic Businesses nor a breach of the Acquiror's representations.

     (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Acquiror contained in this Agreement, without giving effect to any notification made by the Acquiror to the Company or the Shareholders pursuant to Section 6.5 hereof, shall be true and correct on the First Closing Date, as though made on and as of such date, except

          (i) for changes specifically permitted by this Agreement, and

          (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date except that the representation made in Section 5.14(b) shall be made with respect to the Second Closing Date, and with respect to any taxable year or period beginning before and ending after the Second Closing Date, the portion of such taxable year or period ending on and including the Second Closing Date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Domestic Businesses.

     (c) AGREEMENTS AND COVENANTS. The Acquiror and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the First Closing Date.

     (d) OFFICERS' CERTIFICATES. The Company and Shareholders' Representative shall have received certificates, dated the First Closing Date, of

          (i) the President and any Vice President of the Acquiror certifying as to the matters specified in Sections 7.3(a), (b) and (c) hereof and

          (ii) the Secretaries or Assistant Secretaries of the Acquiror certifying as to (A) the content and continuing effectiveness as of the applicable Closing Date of the resolution of the board of directors of the Acquiror approving this Agreement and the transactions contemplated hereby, and (B) the fact that the stock issuance has been duly approved by the requisite vote of the stockholders of the Acquiror in accordance with the rules and regulations of the NYSE, any other applicable Law and that such approval is in full force and effect.

     (e) GOOD STANDING AND OTHER CERTIFICATES. The Company and Shareholders' Representative shall have received (i) copies of the Amended and Restated Articles of Incorporation, including all amendments thereto, in each case certified by the Secretary of State of the State of Delaware, (ii) a certificate from the Secretary of State of the State of Delaware to the effect that the Acquiror is in good standing, (iii) a certificate from the Secretary of State or other appropriate official in each State in which the Acquiror is qualified to do business to the effect that the Acquiror is in good standing in such State and (iv) a copy of the By-Laws of the Acquiror certified by the Secretary of the Acquiror as being true and correct and in effect on the First Closing Date.

     (f)  OPINION  OF  COUNSEL.   The  Acquiror  shall  have  furnished  to  the
Shareholders and the Company (i) an opinion, dated of even date herewith and an opinion, dated the First Closing

Date, of White & Case, special counsel to the Acquiror to the effect set forth in Exhibits S-1A and S-1B, respectively, attached hereto and (ii) an opinion, dated of even date herewith and an opinion, dated the First Closing Date, of Fredric S. London, Esq., General Counsel of the Acquiror to the effect set forth in Exhibits S-2A and S-2B, respectively, attached hereto.

     (g) RESIGNATIONS. All members of the Board of Directors of the Acquiror listed on Exhibit T and all officers of the Acquiror listed on Exhibit T shall have tendered their resignations from such positions and the employment agreements listed on Exhibit U shall have been terminated effective as of the Second Closing Date. Provided that the Acquisition is consummated, on the Second Closing Date the members of the Board of Directors of the Acquiror shall resign and be replaced by those individuals listed on Exhibit V who shall be nominated in the Proxy Statement by the current Board of Directors for election by the stockholders at the Stockholders' Special Meeting.

     (h) VESSELS' STATUS. Each of the Acquiror's vessels set forth below its name in Exhibit M shall be in class and, except the ROVER, shall be eligible to trade in U.S. waters.

     (i) REDEMPTION OF STOCK. The Shareholders shall have received (i) $2.3 million in redemption for certain shares of Stock and (ii) if the Company's Preliminary Closing Balance Sheet indicates that they are entitled to additional cash in redemption of shares of Stock as set forth in Section 2.2(c)(iii), such additional cash in redemption of shares of Stock.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

     ss. 8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the First Closing Date, whether before or after adoption and approval of this Agreement:

          (i)  by   the   mutual   written   agreement   of  the   Shareholders'
     Representative and the Acquiror authorized by their respective boards of directors;

          (ii) by the Company or by the Acquiror if

               (A) the Acquisition shall not have been consummated prior to July 31, 1998 unless such eventuality shall be due to the failure of the party seeking to terminate this Agreement to perform or observe by such party on or prior to the First Closing Date,

               (B) any of the Shareholders do not consent to make a requested representation pursuant to Section 6.6(c),

               (C) the Shareholders' Representative does not consent to a change to the Distribution Agreement in those instances where consent is required by the terms of Section 7.1(a) hereof and the Distribution Agreement,

               (D) the Shareholders' Representative does not consent to a change to the Corporate Restructuring Transactions in those instances where consent is required by the terms of the Distribution Agreement,

               (E) the Shareholders' Representative does not consent to any changes to Ancillary Agreements in those instances where consent is required by the terms of the Distribution Agreement;

     (iii) by the Acquiror if

               (A) there has been a material breach on the part of the Company or the Shareholders in the representations, warranties or covenants of the Company or the Shareholders set forth herein, or any failure on the part of the Company or the Shareholders to comply with their respective obligations hereunder or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to the consummation of the Acquisition set forth in Sections 7.1 or
          7.2 hereof could not be satisfied on or prior to the termination date contemplated by paragraph (ii) of this Section 8.1,

               (B) there has occurred any event, change or effect which has a Material Adverse Effect on the Company; (iv) by the Company if

               (A) there has been a material breach on the part of the Acquiror in the representations, warranties or covenants of the Acquiror set forth herein, or any failure on the part of the Acquiror to comply with its obligations hereunder or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to the consummation of the Acquisition set forth in Sections 7.1 or
          7.3 hereof could not be satisfied on or prior to the termination date contemplated by paragraph (ii) of this Section 8.1,

               (B) the board of directors of the Acquiror withdraws, amends, or modifies in a manner materially adverse to the Company its favorable recommendation of this Agreement, the Acquisition or the Board Nominees,

               (C) there has occurred any event, change or effect which has a Material Adverse Effect on the Domestic Businesses, or

               (D) if the  Distribution  Agreement  is  terminated  pursuant  to
          Section 8.10 thereof prior to the First Closing Date.

     (v) by the holders of a majority of the Non-Management Stock if the Second Closing Date has not occurred by December 31, 1998.

     (vi) by the Shareholders' Representative if the Distribution Agreement is terminated pursuant to Section 8.10 thereof prior to the First Closing Date.

     ss. 8.2 EFFECT OF TERMINATION. If this Agreement is terminated by the Company or by the Acquiror as permitted under Section 8.1 hereof, such termination shall be without liability to the terminating party, or any stockholder, director, officer, employee, agent, consultant or representative of such party, but such termination shall not relieve any other party of any damages or other amounts for which it would otherwise be liable for intentional breach of any provision of this agreement.

     ss. 8.3 WAIVER. Any time prior to the First Closing Date any party hereto, by action taken or authorized by its board of directors, may, to the extent legally allowed:

          (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

          (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and

          (iii) waive compliance by any of the other parties hereto with any of the agreements or conditions contained herein. Any waiver of rights by any party hereto shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

     ss. 9.1 SURVIVAL OF REPRESENTATIONS. The respective representations and warranties of the Company, the Shareholders and the Acquiror contained in this Agreement shall not survive past the Second Closing Date except for the representations and warranties of the Shareholders in Article IV which shall survive for a period of eighteen months following the Second Closing, Date, after which time no claim for breach or indemnification may be brought by the other parties.

     ss.9.2 INDEMNIFICATION. Subject to Section 9.1: (a) The Company hereby agrees to indemnify and hold the Acquiror and its officers, directors, Affiliates and agents, and any successors thereto, harmless from and against any and all Indemnifiable Losses incurred or suffered as a result of or arising out of (i) the breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement, (ii) the failure of any representation or warranty made by the Company in this Agreement to be true and correct or (iii) an Approved Action (that is not a Permitted Action) taken by the Company or a Subsidiary of the Company that causes (A) the Spin-off to fail to qualify as a transaction that is tax-free pursuant to Section 355 and/or Section 368(a) to the extent described in the Ruling Request or (B) any of the Corporate Restructuring Transactions which is intended to qualify as a tax-free transaction under Section 332, 351, 355 or 368 to fail to so qualify, or (iv) the failure of any Company Employee

  Benefit  Plan  (other  than any  Company
Multiemployer Plan) to be administered, maintained or operated in accordance with its terms and all applicable laws.

     (b) Each Shareholder severally hereby agrees to indemnify and hold the Acquiror and its officers, directors, Affiliates (including without limitation, after the Second Closing Date, the Company) and agents, and any successors thereto, harmless from and against any and all Indemnifiable Losses incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by such Shareholder in Article IV of this Agreement to be true and correct or (ii) the breach by such Shareholder of any covenant or agreement to be made or performed by such Shareholder pursuant to Article II and Sections 6.5, 6.6(c) (other than the owners of Non-Management Stock), 6.9, 6.24, 6.27, 6.29, 7.2(b) (as to such Shareholder), 7.2(d), 8.2, 9.1, 9.2(b), 9.3, 9.4, 9.5,
9.6, 9.7, 10.4, 10.5, 10.6, and 10.12 of this Agreement.

     (c) The Acquiror hereby agrees to indemnify and hold the Company, the Shareholders and their respective affiliates, officers, directors, agents, successors and assigns harmless from and against any and all Indemnifiable Losses incurred or suffered as a result of or arising out of (i) the breach of any covenant or agreement made or to be performed by the Acquiror pursuant to this Agreement or (ii) the failure of any representation or warranty made by the Acquiror in this Agreement to be true and correct.

     (d) Absent fraud, the foregoing indemnification provision shall be the exclusive remedy for any breach of the covenants, obligations, representations or warranties set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of this Section 9.2(d) shall not prevent any of the Shareholders, the Company or the Acquiror from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant or agreement of any party contained herein.

     ss.9.3 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

     (a) REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES. The amount that any party (an "INDEMNIFYING PARTY") is or may be required to pay to any other Person (an "INDEMNITEE") pursuant to Section 9.2 above, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Indemnifiable Losses. The existence of a claim by an
Indemnitee   for   insurance  or  against  a  third  party  in  respect  of  any
Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for such insurance or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties hereto that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Losses and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall hold such Insurance Proceeds in trust for the benefit of such Indemnifying Party and shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     (b) FOREIGN CURRENCY ADJUSTMENTS. All indemnification payments hereunder shall be in U.S. Dollars. In the event that any Indemnifiable Loss shall be denominated in a currency other than U.S. Dollars, the amount of such payment shall be translated into U.S. Dollars using the foreign exchange rate for such currency determined in accordance with the following rules:

          (i) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed;

          (ii) with respect to any Indemnifiable Losses covered by insurance, the foreign exchange rate for such currency shall be the foreign exchange rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party; and

          (iii) with respect to any Indemnifiable Losses not covered by either clause (i) or (ii) above, the foreign exchange rate for such currency shall be determined as of the date that payment with respect to such Indemnifiable Losses shall be made to the Indemnitee.

     ss.   9.4   INDEMNIFICATION   PROCEDURE.   (a)   Any   Indemnitee   seeking
indemnification from any Indemnifying Party with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "CLAIM") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnitee's right to indemnification. Such Indemnifying Party shall have a period of 15 Business Days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15 business-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15 business-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

     (b) NOTICE OF THIRD PARTY CLAIMS. If any third party shall notify any Indemnitee with respect to any matter which may give rise to a Claim for indemnification against an Indemnifying Party under this Agreement (such Claim, a "THIRD PARTY CLAIM"), such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 Business Days) after receipt by such Indemnitee of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 Business Days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     (c) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Notwithstanding the foregoing:

          (i) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks as its primary claim for relief an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages; PROVIDED, HOWEVER, that if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages;

          (ii) an Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if, in the Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Third Party Claim or such claim involves the possibility of criminal sanction or criminal liability to the Indemnitee; and

          (iii) if at any time after assuming the defense of a Third Party Claim an Indemnifying Party shall fail to prosecute or withdraw from the defense of such Third Party Claim, the Indemnitee shall be entitled to resume the defense thereof and the Indemnifying Party shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in such defense.

     (d) Settlement of Third Party Claims. Except as otherwise provided below in this Section 9.4(d), if the Indemnifying Party has assumed the defense of any Third Party Claim, then

          (i) in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; PROVIDED, HOWEVER, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the
     Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party, and

          (ii) the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee. PROVIDED, HOWEVER, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge.

     If the Indemnifying Party has not assumed the defense of a Third Party Claim then in no event shall the Indemnitee settle, compromise or discharge such Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 Business Days following receipt of such notice to:

               (A) approve and agree to pay the settlement,

               (B) approve the amount of the settlement,  reserving the right to
          contest  the  Indemnitee's   right  to  indemnity   pursuant  to  this
          Agreement,

               (C) disapprove the settlement and assume in writing all past and future responsibility for such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith), or

               (D) disapprove the settlement and continue to refrain from participation in the defense of such Third Party Claim. In the event the Indemnifying Party does not respond to such written notice from the Indemnitee within such 15 business-day period, the Indemnifying Party shall be deemed to have elected option (D).

          (e) The Indemnitee shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnitee.

     ss. 9.5 INDEMNIFICATION PAYMENTS. Indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. IX.6 Other Adjustments.justments

          (a) Adjustments for Taxes. The amount of any Indemnifiable Loss shall be (i) increased to take account of any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase); and (ii) reduced to take account of any net Tax benefit actually realized by Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

          (b) Reductions for Subsequent Recoveries or Other Events. In addition to any adjustments required pursuant to Section 9.3 or Section 9.5(a) above, if the amount of any Indemnifiable Losses shall, at any time subsequent to any indemnification payment made by the Indemnifying Party pursuant to this Article IX, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Losses.

     ss. 9.7 OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this Article IX shall:

          (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

          (ii) to the extent permitted by applicable law, apply even if the Indemnitee is negligent or otherwise culpable or at fault, whether or not such liability arises under any doctrine of strict liability; and

          (iii) subject to Section 9.1, be in addition to any liability or obligation that an Indemnifying Party may have other than pursuant to this Agreement.

     ss. 9.8 REMEDIES CUMULATIVE. Subject to Section 9.1, the remedies provided in this Article IX shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     ss. 10.1 ROVER. By December 1, 1997, the Company shall send written notice to the Acquiror electing whether to have the Acquiror put the ROVER through dry-dock or, in lieu thereof, having the Acquiror increase by $800,000 the cash on its Pro Forma Closing Balance Sheet. If the Company sends a written notice electing the latter, this Agreement shall automatically be amended to reflect such increase in Article II.

     ss. 10.2 GOVERNING LAW. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     ss. 10.3 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     ss. 10.4 PUBLICITY. Except as otherwise required by law or stock exchange regulation, none of the parties hereto shall issue, prior to the Second Closing Date, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Company, on the one hand, and the Acquiror, on the other hand, to the contents and the manner of presentation and publication thereof which approval shall not be unreasonably withheld.

     ss. 10.5 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Acquiror, to OMI Corp., 90 Park Avenue, New York, New York 10016 (Facsimile Number (212) 297-2288), Attention: Fredric S. London, Esq., with a copy to its counsel, White & Case, 1155 Avenue of the Americas, New York, New York 10036 (Facsimile Number (212) 354-8113), Attention: Robert L. Clare, III, Esq.; if to the Company, to Marine Transport Lines, Inc., 1200 Harbor Boulevard, Weehawken, New Jersey 07087 (Facsimile Number (201) 330-9645),
Attention: Peter Popov, Esq. , with a copy to its counsel, Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 (Facsimile Number
(212) 504-6666) Attention: Louis J. Bevilacqua, Esq.; and if to the Shareholders, their address as set forth on Exhibit A attached hereto with a copy to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153 (Facsimile Number (212) 310-8007) Attention: William M. Gutowitz, Esq. or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     ss. 10.6 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law; PROVIDED, HOWEVER, that UBC shall automatically assign its right and delegate its obligations under this Agreement to the Person that becomes the party (other than Acquiror) to the Distribution Agreement effective simultaneously with the consummation of the Spin-Off and assumes UBC's rights and obligations under this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     ss. 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     ss. 10.8 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     ss. 10.9 AMENDMENTS.  This Agreement may not be changed orally, but only by
an  agreement  in  writing  signed  by  the  Acquiror,   the  Company  and  each
Shareholder.

     ss. 10.10 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     ss. 10.11 THIRD PARTY BENEFICIARIES. Except as expressly provided herein, this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     ss. 10.12 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. To the extent any party is not otherwise subject to service of process in the State of New York, such party appoints the Corporation Trust Company, as such party's agent in the State of New York for acceptance of legal process and agrees that service made on any such agent shall have the same legal force and effect as if served upon such party personally within the State of New York; PROVIDED, HOWEVER, that Harrowston Corporation appoints Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 100153, Attention: William M. Gutowitz, Esq. and the other Shareholders appoint Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Louis J. Bevilacqua, Esq.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company, the Acquiror and UBC have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized and each of the Shareholders has signed this Agreement, all as of the day and year first above written.

                                            MARINE TRANSPORT LINES, INC.



                                            By: /s/ Richard T. du Moulin
                                            ----------------------------
                                               Name:  Richard T. du Moulin
                                               Title:  Chairman



                                            OMI CORP.



                                            By: /s/ Fredric S. London
                                            -------------------------
                                               Name:  Fredric S. London
                                               Title:  Senior Vice President



                                            UNIVERSAL BULK CARRIERS, INC.



                                            By: /s/ Vincent J. de Sostoa
                                            ----------------------------
                                               Name:  Vincent J. de Sostoa
                                               Title: Senior Vice President

                                  SHAREHOLDERS

================================================================================
/s/  Richard T. du Moulin                              /s/  Paul B. Gridley
--------------------------                             ---------------------
Richard T. du Moulin                                   Paul B. Gridley
================================================================================
/s/  Mark L. Filanowski                                /s/  Irwin S. Meyer
--------------------------                             ---------------------
Mark L. Filanowski                                          Irwin S. Meyer,
                                                         as registered owner
================================================================================
/s/  Jerome Shelby                              Wolfson Descendants' 1983 Trust
------------------
Jerome Shelby

                                                       /s/  Biniamine Amoyelle
                                                       -----------------------
                                                       By:  Biniamine Amoyelle
                                                       Title:  Trustee
================================================================================
Steamboat Road Holdings, Inc.                          Larchmont Partners, L.P.


/s/  Richard T. du Moulin                              /s/  Richard T. du Moulin
--------------------------                             -------------------------
By:  Richard T. du Moulin                              By:  Richard T. du Moulin
Title:  President                                      Title: G.P.

================================================================================
Harrowston Corporation                                 /s/  Peter N. Popov
                                                       ------------------------
                                                       Peter N. Popov

/s/  David Sutin
----------------
By:  David Sutin
Title:  Executive Vice President
================================================================================
/s/  Jeffrey Miller                                    /s/  Thomas E. Murphy
--------------------------                             ------------------------
Jeffrey Miller                                         Thomas E. Murphy
================================================================================
/s/  Douglas Newhouse                                  /s/  Stanley Rich
--------------------------                             ------------------------
Douglas Newhouse                                       Stanley Rich

================================================================================
/s/  Nicholas Orfanidis                                /s/  Thomas McIntyre
--------------------------                             ------------------------
Nicholas Orfanidis                                     Thomas McIntyre

================================================================================
/s/  Ken Jones                                         Richard T. du Moulin
---------------
Ken Jones                                              and Mark Filanowski
                                                       as trustees under the
                                                       Trust Agreement dated
                                                       September 12, 1997
                                                       between the Company and
                                                       the Trustees


                                                   By:/s/ Richard T. du Moulin
                                                    ---------------------------
                                                          Richard T. du Moulin

                                                       By:/s/  Mark Filanowski
                                                       -----------------------
                                                                Mark Filanowski
================================================================================